Exhibit 99.3

EXECUTION VERSION

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Double asterisks in brackets denote omissions.

CAS9-II LICENSE AGREEMENT

by and between

THE BROAD INSTITUTE, INC.

and

EDITAS MEDICINE, INC.

December 16, 2016

Broad ID: OLC2016087

i

	5.3	Records	61
	5.4	Late Payments	62
	5.5	Payment Method	63
	5.6	Withholding and Similar Taxes	63
6.	PATENT FILING, PROSECUTION AND MAINTENANCE.		63
	6.1	Control	63
	6.2	Common Interest	65
	6.3	Expenses	65
	6.4	Abandonment	65
	6.5	Large Entity Designation	66
	6.6	Marking	66
	6.7	CREATE Act	66
7.	ENFORCEMENT OF PATENT RIGHTS.		66
	7.1	Notice	66
	7.2	Suit by Company	67
	7.3	Suit by Broad	68
	7.4	Own Counsel	68
	7.5	Cooperation	69
	7.6	Patent Validity Challenge	69
8.	WARRANTIES; LIMITATION OF LIABILITY.		69
	8.1	Compliance with Law	69
	8.2	Stewardship	70
	8.3	Environmental Impact	70
	8.4	Representations, Warranties and Covenants	70
	8.5	Disclaimer	71
	8.6	Limitation of Liability	71
9.	INDEMNIFICATION AND INSURANCE.		72
	9.1	Indemnification	72
	9.2	Insurance	73
10.	TERM AND TERMINATION.		74
	10.1	Term	74
	10.2	Termination	74
	10.3	Effect of Termination	75
	10.4	Survival	77

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11.	MISCELLANEOUS.		78
	11.1	Confidentiality	78
	11.2	Use of Name	80
	11.3	Press Release	80
	11.4	No Security Interest	81
	11.5	Entire Agreement	81
	11.6	Notices	81
	11.7	Dispute Resolution	82
	11.8	Governing Law and Jurisdiction	82
	11.9	Binding Effect	82
	11.10	Headings	82
	11.11	Counterparts	82
	11.12	Amendment; Waiver	82
	11.13	No Agency or Partnership	83
	11.14	Assignment and Successors	83
	11.15	Force Majeure	83
	11.16	Interpretation	83
	11.17	Severability	83

List of Exhibits:
Exhibit 1.19
Exhibit 1.72
Exhibit 1.118
Exhibit 1.136
Exhibit 1.150
Exhibit 2.6
Exhibit 3.1
Exhibit 3.2
Exhibit 4.8.4.10

iii

CAS9-II LICENSE AGREEMENT

This Cas9-II License Agreement (this “Agreement”) is entered into as of this 16th day of December, 2016 (the “Effective Date”), by and between the Broad Institute, Inc., a non-profit Massachusetts corporation, with a principal office at 415 Main Street, Cambridge, MA 02142 (“Broad”) and Editas Medicine, Inc., a Delaware corporation, with a principal office at 11 Hurley Street, Cambridge, Massachusetts 02141 (“Company”). Company and Broad are referred to herein as a “Party” and together, the “Parties.”

WHEREAS, the technology claimed in the Patent Rights (as defined below) was discovered by researchers at the Institutions (as defined below);

WHEREAS, Broad, the Massachusetts Institute of Technology (“MIT”, a not-for-profit Massachusetts Corporation with a principal place of business at 77 Massachusetts Avenue, Cambridge, Massachusetts 02139), President and Fellows of Harvard College (“Harvard”, an educational and charitable corporation existing under the laws and the constitution of the Commonwealth of Massachusetts, having a place of business at Smith Campus Center, Suite 727, 1350 Massachusetts Avenue, Cambridge, Massachusetts 02138) and/or the University of Iowa Research Foundation (“Iowa,” a not-for-profit corporation existing under the laws of the State of Iowa, having a place of business at 112 N. Capitol Street, 6 Gilmore Hall, Iowa City, IA 52242) are co-owners of certain of the Patent Rights set forth on Exhibit 1.136;

WHEREAS, (i) pursuant to that certain Operating Agreement by and among Broad, MIT and Harvard, dated July 1, 2009, MIT and Harvard have authorized Broad to act as their sole and exclusive agent for the purposes of licensing their interest in the co-owned Patent Rights, and MIT and Harvard have authorized Broad to enter into this Agreement on their behalf with respect to such Patent Rights and (ii) pursuant to that certain Joint Invention Administration Agreement by and between Broad, MIT and Iowa dated December 9, 2014, as amended August 19, 2016, MIT and Iowa have authorized Broad to act as their sole and exclusive agent for the purposes of licensing their interest in the co-owned Patent Rights and MIT and Iowa have authorized Broad to enter into this Agreement on their behalf with respect to such Patent Rights;

WHEREAS, Company wishes to obtain an exclusive license in the Field under Institutions’ interest in the Group A Patent Rights and a non-exclusive license under Institutions’ interest in the Group B Patent Rights;

WHEREAS, the Institutions desire to have products based on the inventions described in the Patent Rights developed and commercialized to benefit the public; and

WHEREAS, Company has represented to Broad, in order to induce Broad to enter into this Agreement, that Company shall commit itself to the development and commercialization of such products so that public utilization shall result.

NOW, THEREFORE, the Parties hereto, intending to be legally bound, hereby agree as follows:

1.DEFINITIONS.

Whenever used in this Agreement with an initial capital letter, the terms defined in this Article 1, whether used in the singular or the plural, shall have the meanings specified below.

1.1.“Abandoned Patent Rights” has the meaning set forth in Section 6.4.1.

1.2.“Achieved Milestone” has the meaning set forth in Section 4.4.1.1.

1.3.“Acquisition Value” means, with respect to a Company Sale, the sum of the Upfront Acquisition Value and the Trailing Acquisition Value. For the purpose of determining Upfront Acquisition Value or Trailing Acquisition Value, the valuation of any securities or other non-cash assets paid as consideration with respect to a Company Sale shall be determined by reference to the operative transaction agreement(s) for such Company Sale, provided that, if no such valuation is readily determinable from such operative transaction agreement(s), then:

(i)for securities primarily listed and quoted for trading on New York Stock Exchange, the NYSE Amex Equities (formerly the American Stock Exchange), the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or other securities exchange, the per share value shall be deemed to be the average of the closing prices of such securities on such exchange or market, as applicable, over the [**]-day period ending [**] days prior to the Company Sale Date;

(ii)for securities primarily listed and quoted for trading on the OTC Bulletin Board or equivalent, the per share value shall be deemed to be the average of the closing bid prices over the [**]-day period ending [**] days prior to the Company Sale Date;

(iii)for all other securities or for assets other than securities or cash, the value shall be determined in good faith by mutual agreement of Broad and Company (or Company’s acquirer or successor entity, as applicable).  If the parties are not able to agree in good faith on such value within [**] days after payment of such securities or property, then such dispute will be handled pursuant to Section 11.7 of the Agreement.

1.4.“Additional National Stage Filings” has the meaning set forth in Section 6.1.4.

1.5.“Affiliate” means, as to any Person, any other Person that controls, is controlled by, or is under common control with, such Person. For purposes of this definition only, “control” and, with correlative meanings, the terms “controlled by” and “under common control with” means the possession, directly or indirectly, of the power to direct the management or policies of an organization or entity, whether through the ownership of voting securities or by contract relating to voting rights or corporate governance, or otherwise. Without limiting the foregoing, control shall be presumed to exist when a Person (a) owns or directly controls more than fifty percent (50%) of the voting securities or other ownership interest of another Person or (b) possesses, directly or indirectly, the power to elect or appoint more than fifty percent (50%) of the members of the governing body of the other Person.

1.6.“Ag Product” means any product comprising a plant, plant tissue, plant cell, plant part or plant seed, including any organism in the microbiome used in association with such plant, plant tissue, plant cell, plant part or plant seed, that is used for agricultural purposes.

1.7.“Ag Regulatory Authority” means the applicable regulatory agency in a jurisdiction charged under the applicable legislation with regulating or providing approval for the commercialization of seeds, grains, plants or agricultural products in such country, including the United States Environmental Protection Agency, United States Department of Agriculture, or any successor agency, and any foreign governmental equivalent.

1.8.“Agreement” has the meaning set forth in the Preamble.

1.9.“Applicable Law” means (a) with respect to a given jurisdiction, all applicable laws, rules and regulations (including any rules, regulations, guidelines or other requirements of any regulatory authorities) that may be in effect from time to time in such jurisdiction, and (b) with respect to any jurisdiction that does not have laws, rules or regulations that govern genetically modified organisms (including genetically modified crops), all applicable laws, rules and regulations (including any rules, regulations, guidelines or other requirements of any regulatory authorities) of the United States federal government that may be in effect from time to time to the extent applicable to genetically modified organisms (including genetically modified crops).

1.10.“Asset Sale” means the sale, lease, assignment, transfer, exclusive license or other disposition of all or substantially all of the assets of Company to one or more entities that are not wholly owned subsidiaries of Company.

1.11.“Average Market Capitalization” means the result of (i) the sum of the Market Capitalizations on each Trading Day during a specified period of time divided by (ii) the number of Trading Days during such specified period of time.

1.12.“Bankruptcy Event” means, with respect to any Person, any of the following:

(a)     such Person shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of, or taking possession by, any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

(b)     an involuntary case or other proceeding shall be commenced against such Person seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against such Person under the federal bankruptcy laws as now or hereafter in effect; or

(c)     a receiver or trustee shall be appointed with respect to such Person or all or substantially all of the assets of such Person.

1.13.“Bona Fide Proposal” means a proposal by a Proposing Party for the research, development and commercialization of a Proposed Product. A Bona Fide Proposal shall include, at a minimum, (a) a research, development and commercialization plan (including Development Milestones) for a Proposed Product, which must be commercially reasonable and reasonably satisfactory to Broad, including evidence that the Proposing Party has, or reasonably expects to have, access to any intellectual property (other than the intellectual property that would be the subject of any Proposed Product License), that would be necessary to research, develop and commercialize such product and has, or reasonably expects to have, funding available to advance such plan, and (b) evidence that the Proposing Party has commenced, or would commence within [**] days after the date of a Proposed Product License, research, development or commercialization of such product under such plan.

1.14.“Breach Inventions” has the meaning set forth in Section 2.7.3.

1.15.“Broad” has the meaning set forth in the Preamble.

1.16.“Broad Confidential Information” has the meaning set forth in Section 11.1.1.

1.17.“Broad Information” has the meaning set forth in Section 1.19.

1.18.“Broad Materials” has the meaning set forth in Section 1.19.

1.19.“Broad Technology Transfer Materials” means (a) the protocols, data and other information listed under paragraph (A) in Exhibit 1.19, as may be amended upon the prior written approval of Company and Broad, such approval to be provided in Company’s and Broad’s sole discretion (“Broad Information”), and (b) the material listed under paragraph (B) in Exhibit 1.19, as may be amended upon the prior written approval of Company and Broad, such approval to be in Company’s and such Broad’s sole discretion, and any progeny, derivatives, analogs and modifications of such material made by or on behalf of Company or its Affiliates or any of their Sublicensees or subcontractors (“Broad Materials”).

1.20.“Buy-In” has the meaning set forth in Section 4.8.4.11.

1.21.“Buy-In Price” has the meaning set forth in Section 4.8.4.11.

1.22.“Calendar Quarter” means each of the periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31 during the Term.

1.23.“Calendar Year” means any twelve (12) month period commencing on January 1.

1.24.“Cas9 Agreements” means the Cas9-I Agreement and this Agreement; “Cas9 Agreement” means either of the Cas9-I Agreement or this Agreement.

1.25.“Cas9-I Agreement” means that certain Amended and Restated Cas9-I License Agreement by and between, on the one hand, President and Fellows of Harvard College and Broad and, on the other hand, Company, which was entered into on October 29, 2014, and was amended and restated as of the Effective Date, and as may be further amended from time to time in accordance with the terms thereof.

1.26.“Challenging Party” means any Person that brings, assumes or participates in or that knowingly, willfully or recklessly assists in bringing a Patent Challenge.

1.27.“Change of Control” means, with respect to Company, (a) a merger or consolidation of Company with a Third Party which results in the voting securities of Company outstanding immediately prior thereto ceasing to represent at least fifty percent (50%) of the combined voting power of the surviving entity immediately after such merger or consolidation, (b) a transaction or series of related transactions in which a Third Party, together with its Affiliates, becomes the owner of fifty percent (50%) or more of the combined voting power of Company’s outstanding securities other than through issuances by Company of securities of Company in a bona fide financing transaction or series of related bona fide financing transactions, or (c) the sale or other transfer to a Third Party of all or substantially all of Company’s assets or all or substantially all of Company’s business to which this Agreement relates.

1.28.“Change of Control Multiplier” has the meaning set forth in Section 4.4.2.4.

1.29.“Claims” has the meaning set forth in Section 9.1.1.

1.30.“Clinical Study” means any clinical study that meets the requirements of a Phase I Clinical Study, Phase II Clinical Study or Phase III Clinical Study.

1.31.“Closing Price” means, with respect to a particular date, the last reported sales price on (i) such date if such date is a Trading Day, or (ii) if such date is not a Trading Day, the most recent date prior to such date that is a Trading Day.

1.32.“Co-Exclusive Target” means any Excluded Target other than [**].

1.33.“Collaboration Agreement” means a license, collaboration, co-development or joint venture agreement between Company and any Third Party.

1.34.“Collaboration Period” has the meaning set forth in Section 2.6.5.5.

1.35.“Collaboration Plan” has the meaning set forth in Section 2.6.3.2(b), as may be amended in accordance therewith.

1.36.“Combined Net Sales” means the aggregate Net Sales of all (i) Licensed Products and (ii) Enabled Products (in each case (i) and (ii), as defined in the applicable License) under any License.

1.37.“Committed Funding” means, with respect to a Target-Based Collaboration, the total amount of funding that has been contractually committed by the Target-Based Collaborator under such Target-Based Collaboration for further research and development by Company on products directed to Gene Targets selected for research and development under such Target-Based Collaboration; provided that, and so long as, such funding is expended in a commercially reasonable manner to advance such research and development on such products.

1.38.“Common Stock” means the common stock, par value $0.0001 per share, of Company.

1.39.“Company” has the meaning set forth in the Preamble.

1.40.“Company Confidential Information” has the meaning set forth in Section 11.1.1.

1.41.“Company Patents” has the meaning set forth in Section 1.135.

1.42.“Company Sale” means (i) an Asset Sale to one or more Person(s) in a single transaction or series of related transactions, (ii) a Merger or (iii) an acquisition of at least [**] percent ([**]%) of Company’s shares by a Person or by a Group in a single transaction or a series of related transactions. Notwithstanding anything to the contrary, (a) any Person that controls, is controlled by, or is under common control with, Company shall not be a “Person” for the purpose of this definition, (b) any Group that is solely comprised of Persons that control, are controlled by, or are under common control with, Company shall not be a “Group” for the purpose of this definition, and (c) for the purpose of this definition only, “control” and, with correlative meanings, the terms “controlled by” and “under common control with” means the (1) ownership or control of more than fifty percent (50%) of the voting securities or other ownership interest of another Person or (2) the possession, directly or indirectly, of the power to elect or appoint more than fifty percent (50%) of the members of the governing body of the other Person.

1.43.“Company Sale Date” means the date of closing of a Company Sale.

1.44.“Company Sale Success Payment” means the amount equal to the sum of all Success Payments that (i) correspond to Value Triggers that are lower than or equal to the Company Sale Value Trigger and (ii) are unpaid as of the day immediately prior to the Company Sale Date. By way of example, if Company has only paid the first two Success Payments to Broad as of the day immediately prior to the Company Sale Date, and the Company Sale Value Trigger is [**] dollars ($[**]), then the Company Sale Success Payment shall be [**] dollars ($[**]).

1.45.“Company Sale Value Trigger” means the highest Value Trigger that is lower than or equal to the Upfront

Acquisition Value. By way of example, if the Upfront Acquisition Value is [**] dollars ($[**]), then the Company Sale Value Trigger is [**] dollars ($[**]).

1.46.“Confidential Information” has the meaning set forth in Section 11.1.1.

1.47.“Covered” means, with respect to a given product, process, method or service, that a Valid Claim would (absent a license thereunder or ownership thereof) be infringed by the making, using, selling, offering for sale, importation or other exploitation of such product, process, method or service. With respect to a claim of a pending patent application, “infringed” refers to activity that would infringe or be covered by such Valid Claim if it were contained in an issued patent. Cognates of the word “Covered” shall have correlative meanings.

1.48.“Cpf1 Agreement” means that certain Cpf1 License Agreement by and between Broad and Company, entered into as of the Effective Date and as may be amended from time to time in accordance with the terms thereof.

1.49.“CRISPR Technology” means an enzymatically active or inactive Cas9 or Cpf1 endonuclease combined with a nucleic acid moiety that preferentially binds to a specified DNA sequence and targets the endonuclease to the DNA sequence, where either the endonuclease or nucleic acid moiety can be engineered and/or linked to an effector moiety.

1.50.“Cross-License” means a license agreement on commercially reasonable terms and conditions under which a Listed Company grants to Company a worldwide, sublicensable, license under any patent rights assigned to, or licensed (with a right to grant sublicenses) by, such Listed Company from academic or non-profit institutions, which patent rights (i) claim gene therapy, editing (including modifying) of Genetic Material or targeting of Genetic Material (including targeting of Genetic Material to modify associated chromatin but excluding any patent rights that claim a specific element of Genetic Material as a target for the prevention or treatment of human disease), (ii) claim CRISPR/Cas9 or TALE technology and (iii) are necessary for Company to make, have made, use, have used, sell, offer for sale, have sold, export and import Licensed Products in the Field.

1.51.“Current Development Demonstration” has the meaning set forth in Section 2.6.2.

1.52.“Current Plan” has the meaning set forth in Section 2.6.2, as may be amended in accordance therewith.

1.53.“Deadline Date” has the meaning set forth in Section 4.8.4.11.

1.54.“Deductions” means, with respect to a Company Sale, any amounts that are deducted from the gross proceeds, and thereby reduce the amount paid to the holders of capital stock of Company, including, without limitation: (i) amounts paid to investment bankers, accountants or attorneys in connection with the transaction, (ii) severance or change of control payments made to employees or directors of Company, (iii) payments made to a Third Party to pay off indebtedness, (iv) liquidation preference payments or (v) amounts placed into escrow or a similar holdback.

1.55.“Developing Country” means any country identified as a Low-income or Lower-middle-income economy in the World Bank “Country and Lending Groups” classification.

1.56.“Development Milestones” means, with respect to a given product, the diligence milestones for the development and commercialization of such product.

1.57.“Development Plan” means the plan for the development and commercialization of Licensed Products attached hereto as Exhibit 3.2, as such plan may be adjusted from time to time pursuant to Section 3.2.

1.58.“Direct License” has the meaning set forth in Section 10.3.1.2.

1.59.“Dispute” has the meaning set forth in Section 11.7.

1.60.“Documentation and Approvals” has the meaning set forth in Section 10.3.4.2.

1.61.“Effective Date” has the meaning set forth in the Preamble.

1.62.“Enabled Product” means any product that is a Group A Enabled Product or a Group B Enabled Product.

1.63.“Enabled Service” means any process, method or service that is a Group A Enabled Service or a Group B Enabled Service.

1.64.“Enrolled” means that a human research subject has met the initial screening criteria for inclusion in a clinical study and has been deemed eligible to participate in such clinical study, all as provided in the applicable clinical study protocol(s) and statistical analysis plan(s). For clarity, human research subjects that have been screened for inclusion in a clinical study and deemed ineligible based on the results of screening shall not be deemed to be “Enrolled” for the purposes of this Agreement.

1.65.“Enterprise Value” means, with respect to an entity, the equity value of such entity as determined in a Valuation Analysis.

1.66.“Environmental Impact” means any release, spill, emission, leaking, injection, outcross, deposit, disposal, discharge, dispersal, leaching or migration of material (including any hazardous material, plant, plant part, plant cell, plant tissue or plant seed) into the atmosphere, soil, surface water, groundwater, sewer system or property.

1.67.“ETS” has the meaning set forth in Section 8.2.

1.68.“E.U.” means the European Union including the United Kingdom, regardless of its membership in the European Union.

1.69.“E.U. Major Market Countries” means the United Kingdom (regardless of its membership in the European Union), Germany, Italy, France and Spain.

1.70.“Event” means each instance of modification, activation, suppression, editing, deletion, transgenic introduction, or other alteration of a specific Gene Target within an Ag Product.

1.71.“Exchange Act” means the United States Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.72.“Excluded Targets” means the targets set forth in Exhibit 1.72.

1.73.“Executive Officers” has the meaning set forth in Section 11.7.

1.74.“FDA” means the United States Food and Drug Administration.

1.75.“Field” means the prevention or treatment of human disease (i) using gene therapy, (ii) using editing (including modifying) of Genetic Material or (iii) using targeting of Genetic Material (including targeting of Genetic Material to modify associated chromatin), either (a) ex vivo for subsequent administration to a human, in the case of the foregoing clause (ii) or (iii) of a product so edited or targeted, or (b) in vivo, by a product administered to a human, in the case of the foregoing clause (ii) or (iii) of a product that so edits or targets; provided that, (I) the Field does not include the prevention or treatment of human disease using a small or large molecule that (A) was identified or discovered using technology Covered by the Patent Rights, (B) is Covered by (x) a Valid Claim of the Patent Rights Covering the identifying or discovering of small or large molecules, and/or (y) a product-by-process or similar Valid Claim of the Patent Rights directed to a small or large molecule so identified or discovered, and (C) is not Covered by any other Valid Claim of the Patent Rights; (II) the Field does not include (A) modifying animals or animal cells for the creation, making, having made, use, sale, offer for sale, having sold, exportation and importation of organs suitable for xenotransplantation into humans or (B) research and development, and commercialization and other use or exploitation, of products or services in the field of Livestock Applications; (III) the Field does not include production or processing of small or large molecules, including for the prevention or treatment of human disease, that are made using technology Covered by the Patent Rights, unless such small or large molecules (xx) are used for (1) gene therapy, (2) editing (including modifying) of Genetic Material or (3) targeting of Genetic Material (including targeting of Genetic Material to modify associated chromatin), in the case of (2) and (3) to the extent such editing or targeting is achieved through the use of CRISPR Technology or TALE Technology (other than through the making of such small or large molecules) and in each case (1), (2) and (3) as set forth in clauses (a) and (b) above, and (yy) are not otherwise excluded from this definition of Field; (IV) the Field does not include Ag Products; and (V) the Field does not include any products, including without limitation any Ag Product or any product in the field of Livestock Applications, that provide nutritional benefits, unless such products (aa) are regulated by a Regulatory Authority as a drug or biologic pursuant to Section 505 of the United States Federal Food, Drug, and Cosmetic Act of 1938, as amended, Section 351 of the United States Public Health Service Act of 1944, as amended, or any successor laws, or equivalent laws or regulations in jurisdictions outside the United States and (bb) are otherwise included in this definition of Field.

1.76.“Field Trial” means a field trial conducted by or on behalf of Company, an Affiliate of Company or a Sublicensee which evaluates whether an Ag Product confers or improves the Trait of interest compared to the same or closely related products that do not contain the applicable Event and which occurs after initial laboratory studies of such Ag Product.

1.77.“First Commercial Sale” means the date of the first sale by Company, its Affiliate or a Sublicensee of a Licensed Product, Licensed Service, Enabled Product or Enabled Service to a Third Party following receipt of Regulatory Approval in the country in which such Licensed Product, Licensed Service, Enabled Product or Enabled Service is sold, excluding, however, any sale or other distribution for use in a clinical study, charitable purposes or compassionate use or similar limited purposes.

1.78.“FMV of Common Stock” means (a) if Company’s shares of Common Stock are Public Securities as of the applicable determination date, the Closing Price, or (b) if Company’s shares of Common Stock are not Public Securities as of the applicable determination date, the value determined by dividing (1) the Enterprise Value as determined in the most recent Valuation Analysis prior to such date by (2) the total number of issued and outstanding shares of Common Stock (assuming conversion of all outstanding stock other than common stock into common stock).

1.79.“Form S-3 Date” means the first date on which Company is eligible to register a primary offering of its securities pursuant to a registration statement on Form S-3 filed with the United States Securities and Exchange Commission under the Securities Act.

1.80.“Gatekeeper” has the meaning set forth in Section 2.6.5.1.

1.81.“Gatekeeper Inquiry” has the meaning set forth in Section 2.6.5.4.

1.82.“Gatekeeper Inquiry Date” has the meaning set forth in Section 2.6.5.4.

1.83.“Gatekeeper Non-Performance Notice” has the meaning set forth in Section 2.6.5.4.

1.84.“Gatekeeper Notice” has the meaning set forth in Section 2.6.5.4.

1.85.“Gatekeeper Selection Notice” has the meaning set forth in Section 2.6.5.1.

1.86.“Gene Target” means any human or non-human gene target, including any Genetic Material therein and coding, non-coding and regulatory regions thereof.

1.87.“Genetic Material” means all DNA (including without limitation DNA in and outside chromosomes) and RNA.

1.88.“Group” means two or more Persons acting as a partnership, limited partnership, syndicate or other group for the purposes of acquiring, holding, voting or disposing of the securities of a company.

1.89.“Group A Enabled Product” means any product, other than a Group A Licensed Product, which is or incorporates, or which is made, identified, discovered, developed, optimized, characterized, selected, derived from or determined to have utility, in whole or in part, by the use or modification of, (a) any Group A Patent Rights or any technology or invention covered thereby, (b) any Group A Licensed Product, (c) any progeny, modification or derivative of a Group A Licensed Product, or (d) any living or nonliving cell, organism, microorganism (including viruses), plant, plant tissue or plant seed made or modified through use of a Group A Licensed Product or technology covered by the Group A Patent Rights, or any progeny, clone, modification or derivative of such living or nonliving cell, organism, microorganism (including viruses), plant, plant tissue or plant seed; provided, however, that the term “Group A Enabled Product” shall not include any large or small molecule that (i) was identified or discovered using Broad Technology Transfer Materials, a Licensed Product or technology Covered by the Patent Rights and (ii) does not otherwise meet the definition of Group A Enabled Product (i.e., it is identified or discovered using the Broad Technology Transfer Materials, a Licensed Product or technology covered by the Patent Group A Rights but otherwise is not, or does not incorporate, or is not made, developed, optimized, characterized, selected, derived from or determined to have utility, in whole or in part, by the use or modification of the Broad Technology Transfer Materials, a Group A Licensed Product or technology covered by the Group A Patent Rights in a way that would cause it to be included in the definition of Group A Enabled Product).

1.90.“Group A Enabled Service” means any process, method or service, other than a Group A Licensed Service, which uses, incorporates, is based upon or is derived from (a) any Group A Patent Rights or any technology or invention covered thereby, or (b) a Group A Licensed Product or Group A Enabled Product.

1.91.“Group A Licensed Product” means, on a country-by-country basis, any product the making, using, selling, offering for sale, exporting or importing of which product in the country in question is Covered by at least one Valid Claim of the Group A Patent Rights in that country.  If, during the Royalty Term for a given Group A Licensed Product, such Group A Licensed Product is no longer Covered by at least one such Valid Claim in a country, then such Group A Licensed Product shall be deemed a Group A Enabled Product in such country from that time forward for the purposes of calculating Milestone Payments under Section 4.4 and Royalties under Section 4.5, unless and until such product is again Covered by at least one Valid Claim of the Group A Patent Rights, at which time such product shall again be deemed a Group A Licensed Product for such purposes.

1.92.“Group A Licensed Service” means, on a country-by-country basis, any process, method or service (a) that is performed or provided using a Group A Licensed Product or (b) that does not fall within the definition of clause (a) but the performing or providing of which process, method or service in the country in question is Covered by at least one Valid Claim of the Group A Patent Rights. If, during the Royalty Term for a Group A Licensed Service that falls under the foregoing clause (b), such Group A Licensed Service is no longer Covered by at least one such Valid Claim in a country, then such Group A Licensed Service shall be deemed a Group A Enabled Service in such country from that time forward for the purposes of calculating Milestone Payments under Section 4.4 and Royalties under Section 4.5, unless and until such service is again Covered by at least one Valid Claim of the Group A Patent Rights, at which time such service shall again be deemed a Group A Licensed Service for such purposes.

1.93.“Group A Patent Rights” means the patents and patent applications that are listed on the attached Exhibit 1.136 under the heading “Group A Patent Rights” and any and all divisionals, continuations, continuations-in-part (only to the extent of claims that are entitled to the priority date of and directed specifically to the subject matter claimed in the applications listed on the attached Exhibit 1.136 under the heading “Group A Patent Rights”), substitutes, counterparts and foreign equivalents thereof filed in any country, and any patents issuing thereon (but in the case of patents issuing on continuations-in-part applications, only to the claims thereof that are entitled to the priority date of and directed specifically to the subject matter claimed in the applications listed on the attached Exhibit 1.136 under the heading “Group A Patent Rights”) and any reissues, reexaminations or extensions thereof;  provided, however, that Group A Patent Rights shall exclude any and all foreign equivalents in [**] related to any patent or patent application denoted with a “+” symbol on the attached Exhibit 1.136 under the heading “Group A Patent Rights”.

1.94.“Group B Enabled Product” means any product, other than a Licensed Product or a Group A Enabled Product, which is or incorporates, or which is made, identified, discovered, developed, optimized, characterized, selected, derived from or determined to have utility, in whole or in part, by the use or modification of, (a) any Group B Patent Rights or any technology or invention covered thereby, (b) any Group B Licensed Product, (c) any progeny, modification or derivative of a Group B Licensed Product, or (d) any living or nonliving cell, organism, microorganism (including viruses), plant, plant tissue or plant seed made or modified through use of a Group B Licensed Product or technology covered by the Group B Patent Rights, or any progeny, clone, modification or derivative of such living or nonliving cell, organism, microorganism (including viruses), plant, plant tissue or plant seed; provided, however, that the term “Group B Enabled Product” shall not include any large or small molecule that (i) was identified or discovered using Broad Technology Transfer Materials, a Licensed Product or technology Covered by the Patent Rights and (ii) does not otherwise meet the definition of Group B Enabled Product (i.e., it is identified or discovered using the Broad Technology Transfer Materials, a Licensed Product or technology covered by the Patent Group B Rights but otherwise is not, or does not incorporate, or is not made, developed, optimized, characterized, selected, derived from or determined to have utility, in whole or in part, by the use or modification of the Broad Technology Transfer Materials, a Group B Licensed Product or technology covered by the Group B Patent Rights in a way that would cause it to be included in the definition of Group B Enabled Product).

1.95.“Group B Enabled Service” means any process, method or service, other than a Licensed Service or Group A Enabled Service, which uses, incorporates, is based upon or is derived from (a) any Group B Patent Rights or any technology or invention covered thereby, or (b) a Group B Licensed Product or Group B Enabled Product.

1.96.“Group B Licensed Product” means, on a country-by-country basis, any product that (a) is not a Group A Licensed Product or a Group A Enabled Product and (b) the making, using, selling, offering for sale, exporting or importing of which product in the country in question is Covered by at least one Valid Claim of the Patent Rights in that country.  If, during the Royalty Term for a given Group B Licensed Product, such Group B Licensed Product is no longer Covered by at least one such Valid Claim in a country, then such Group B Licensed

Product shall be deemed a Group B Enabled Product in such country from that time forward for the purposes of calculating Milestone Payments under Section 4.4 and Royalties under Section 4.5, unless and until such product is again Covered by at least one Valid Claim of the Patent Rights (other than the Group A Patent Rights), at which time such product shall again be deemed a Group B Licensed Product for such purposes.

1.97.“Group B Licensed Service” means, on a country-by-country basis, any process, method or service (a) that is not a Group A Licensed Service or a Group A Enabled Service and (b) (i) that is performed or provided using a Group B Licensed Product or (ii) that does not fall within the definition of clause (b)(i) but the performing or providing of which process, method or service in the country in question is Covered by at least one Valid Claim of the Patent Rights. If, during the Royalty Term for a Group B Licensed Service that falls under the foregoing clause (b)(ii), such Group B Licensed Service is no longer Covered by at least one such Valid Claim in a country, then such Group B Licensed Service shall be deemed a Group B Enabled Service in such country from that time forward for the purposes of calculating Milestone Payments under Section 4.4 and Royalties under Section 4.5, unless and until such service is again Covered by at least one Valid Claim of the Patent Rights (other than the Group A Patent Rights), at which time such service shall again be deemed a Group B Licensed Service for such purposes.

1.98.“Group B Patent Rights” means the patents and patent applications that are listed on the attached Exhibit 1.136 under the heading “Group B Patent Rights” and any and all divisionals, continuations, continuations-in-part (only to the extent of claims that are entitled to the priority date of and directed specifically to the subject matter claimed in the applications listed on the attached Exhibit 1.136 under the heading “Group B Patent Rights”), substitutes, counterparts and foreign equivalents thereof filed in any country, and any patents issuing thereon (but in the case of patents issuing on continuations-in-part applications, only to the claims thereof that are entitled to the priority date of and directed specifically to the subject matter claimed in the applications listed on the attached Exhibit 1.136 under the heading “Group B Patent Rights”) and any reissues, reexaminations or extensions thereof; provided, however, that Group B Patent Rights shall exclude any and all foreign equivalents in [**] related to any patent or patent application denoted with a “+” symbol on the attached Exhibit 1.136 under the heading “Group B Patent Rights”.

1.99.“Harvard” has the meaning set forth in the Recitals.

1.100.“Inclusive Innovation Model Revisions” has the meaning set forth in Section 2.6.

1.101.“IND” means an FDA Investigational New Drug application, or equivalent application or submission for approval to conduct human clinical investigations filed with or submitted to a Regulatory Authority in conformance with the requirements of such Regulatory Authority.

1.102.“Indemnitees” has the meaning set forth in Section 9.1.1.

1.103.“Indemnitor” has the meaning set forth in Section 9.1.1.

1.104.“Ineligible Sublicensees” has the meaning set forth in Section 10.3.1.2.

1.105.“Infringement” has the meaning set forth in Section 7.2.

1.106.“Installment” has the meaning set forth in Section 4.8.4.2.

1.107.“Institution” means each of Broad, Harvard, MIT and Iowa individually, and “Institutions” means Broad, Harvard, MIT and Iowa, collectively.

1.108.“Institution Names” has the meaning set forth in Section 11.2.

1.109.“Internal Development Plan” has the meaning set forth in Section 2.6.3.1(b), as may be amended in accordance therewith.

1.110.“Invoicing Entity” has the meaning set forth in Section 1.129.

1.111.“Iowa” has the meaning set forth in the Recitals.

1.112.“Issuance Date” means the date of issuance of any Promissory Note or any Note Shares.

1.113.“License Issue Fee” has the meaning set forth in Section 4.2.

1.114.“Licensed Product” means any product that is a Group A Licensed Product or a Group B Licensed Product.

1.115.“Licensed Service” means any process, method or service that is a Group A Licensed Service or a Group B Licensed Service.

1.116.“Licenses” means (a) this Agreement, (b) the Cas9-I Agreement and (c) the Cpf1 Agreement; “License” means any of the licenses set forth in (a), (b) or (c) of the definition of Licenses.

1.117.“List of Countries” has the meaning set forth in Section 6.1.4.

1.118.“Listed Company” means the Persons set forth on Exhibit 1.118 hereto, as such exhibit may be amended from time to time upon mutual written agreement of the Parties.

1.119.“Litigation Expenses” has the meaning set forth in Section 7.2.2.

1.120.“Livestock Applications” means (a) the modification or alteration of livestock, or of any products, cells or materials derived from livestock, or the use or provision of any processes, methods or services using livestock, or the use of any products, cells or materials derived from livestock, for the purposes of (i) affecting the fitness of such livestock, including affecting their ability to survive or reproduce, (ii) creating, expressing, transmitting, conferring, improving, or imparting a Trait of interest in such livestock, or (iii) bioproduction or bioprocessing, or (b) the use, production, alteration or modification of exotic animals, or of any products, cells, tissues or materials derived from exotic animals (including biomaterials derived from such exotic animals) in or for consumer goods or products. For the purposes of this definition, (A) “livestock” means (1) cattle, sheep, goats, buffalo, llamas, camels, swine, poultry and fowl (including egg-producing poultry and fowl), dogs, cats and equine animals, (2) animals used for food or in the production of food, (3) animals ordinarily raised or used on the farm or for home use, consumption, or profit, and (4) fish used for food, and (B) “exotic animals” means snakes, alligators, elephants, camels and other exotic animals but specifically excludes all rodents. Notwithstanding anything in this definition or elsewhere in this Agreement to the contrary, Livestock Applications does not include (i) the use of any animal or animal cell in preclinical research or (ii) the treatment of animal disease.

1.121.“Market Capitalization” means, with respect to a particular Trading Day, the closing price per share of Common Stock on such Trading Day multiplied by the number of shares of Common Stock outstanding as set forth [**] or (b) [**], in each case (a) and (b) [**] on or prior to such Trading Day. In the event that Common Stock are not Public Securities, Market Capitalization shall mean with respect to a particular Trading Day, the Enterprise Value of Company and any Affiliate(s) to which Company has materially contributed or transferred assets, as determined in the most recent Valuation Analysis prior to such date.

1.122.“Maturity Date” has the meaning set forth in Section 4.8.4.2(a).

1.123.“Merger” means any merger or consolidation of Company with or into another Person where the pre-merger or pre-consolidation, as the case may be, stockholders of Company (or, in the event that there is a related tender offer for Company's shares prior to the merger or consolidation by a Person or a Group that is a party to such merger or consolidation, the stockholders of Company immediately prior to the commencement of such related tender offer) do not own, immediately after such merger or consolidation, as the case may be, a majority of the total voting power represented by the outstanding voting securities of the surviving entity.

1.124.“Milestone Event” means any milestone event indicated in Section 4.4.1 or 4.4.2.

1.125.“Milestone Explanation” has the meaning set forth in Section 3.4.

1.126.“Milestone Payment” means any milestone payment indicated in Section 4.4.1,  4.4.2 or 4.4.3 corresponding to any Milestone Event.

1.127.“Milestone Plan” has the meaning set forth in Section 3.4.

1.128.“MIT” has the meaning set forth in the Recitals.

1.129.“Net Sales” means the gross amount billed or invoiced by or on behalf of Company, its Affiliates, Sublicensees and any Affiliates of such Sublicensees (in each case, the “Invoicing Entity”) or if not billed or invoiced the gross amount received by the Invoicing Entity, on sales, leases, uses or other transfers of Licensed Products, Licensed Services, Enabled Products or Enabled Services, less the following to the extent applicable with respect to such sales, leases or other transfers and not previously deducted from the gross invoice price:

(a) customary trade, quantity or cash discounts to the extent actually allowed and taken; (b) amounts actually repaid or credited by reason of rejection, return or recall of any previously sold, leased or otherwise transferred Licensed Products, Licensed Services, Enabled Products or Enabled Services; (c) rebates granted or given; (d) allowances for non-collectible receivables; (e) customer freight charges that are paid by or on behalf of the Invoicing Entity; and (f) to the extent separately stated on purchase orders, invoices or other documents of sale, any sales, value added or similar taxes, custom duties or other similar governmental charges levied directly on the production, sale, transportation, delivery or use of a Licensed Product or Enabled Product that are paid by or on behalf of the Invoicing Entity, but not including any tax levied with respect to income; provided that:

(a)      in no event shall the aggregate amount of all deductions made pursuant to clauses (d) and (e) above in any Calendar Quarter exceed [**] percent ([**]%) of Net Sales in such Calendar Quarter;

(b)      Net Sales shall not include (a) sales or other transfers of any Licensed Product, Licensed Service, Enabled Product or Enabled Service used for clinical trials or other research, or (b) donations for charity or compassionate use for which an Invoicing Entity does not receive consideration;

(c)      in any transfers of Licensed Products, Licensed Services, Enabled Products or Enabled Services between an Invoicing Entity and an Affiliate or Sublicensee of such Invoicing Entity not for the purpose of resale by such Affiliate or Sublicensee, Net Sales shall be equal to the fair market value of the Licensed Products, Licensed Services, Enabled Products or Enabled Services so transferred, assuming an arm’s length transaction made in the ordinary course of business;

(d)      in the event that (i) an Invoicing Entity receives non-cash consideration for any Licensed Products, Licensed Services, Enabled Products or Enabled Services, (ii) an Invoicing Entity sells Licensed Products, Licensed Services, Enabled Products or Enabled Services in a transaction not at arm’s length with a non-Affiliate of an Invoicing Entity, or (iii) any Licensed Product, Licensed Service, Enabled Product or Enabled Service is sold by an Invoicing Entity at a discounted price that is substantially lower than the customary prices charged by such Invoicing Entity, Net Sales shall be calculated based on the fair market value of such consideration or transaction, assuming an arm’s length transaction made in the ordinary course of business, provided that, if a Licensed Product, Licensed Service, Enabled Product or Enabled Service is sold under circumstances in which the discounted price is the result of market forces and not a quid pro quo for value other than the monetary consideration charged in such sale of Licensed Product, Licensed Service, Enabled Product or Enabled Service, such discounted price shall be deemed to be a customary price;

(e)      with respect to any provision hereof requiring a calculation of fair market value, assuming an arm’s length transaction made in the ordinary course of business, Invoicing Entity may use the average price of the relevant Licensed Product, Licensed Service, Enabled Product or Enabled Service sold for cash during the relevant period in the relevant country; and

(f)      sales of Licensed Products, Licensed Services, Enabled Products or Enabled Services by an Invoicing Entity to its Affiliate or a Sublicensee for resale by such Affiliate or Sublicensee shall not be deemed Net Sales. Instead, Net Sales shall be determined based on the gross amount billed or invoiced by such Affiliate or Sublicensee upon resale of such Licensed Products, Licensed Services, Enabled Products or Enabled Services to any third party that is not an Affiliate or Sublicensee of the Invoicing Entity.

1.130.“Non-Exclusive Purpose” means (i) any of the purposes set forth in Section 2.1.2(a) – (i) except for research purposes within the Field, and (ii) any other purpose outside of the Field.

1.131.“Noteholder” and “Noteholders” have the meaning set forth in Section 4.8.4.1.

1.132.“Note Shares” has the meaning set forth in Section 4.8.4.3.

1.133.“Other IP” has the meaning set forth in Section 7.2.

1.134.“Party” and “Parties” have the meaning set forth in the Preamble.

1.135.“Patent Challenge” means any direct or indirect dispute or challenge, or any knowing, willful, or reckless assistance in the dispute or challenge, of the validity, patentability, scope, priority, construction, non-infringement, inventorship, ownership or enforceability of any Patent Right or any claim thereof, or opposition or assistance in the opposition of the grant of any letters patent within the Patent Rights, in any legal or administrative proceedings, including in a court of law, before the United States Patent and Trademark Office or other agency or tribunal in any jurisdiction, or in arbitration including, without limitation, by reexamination, inter partes review, opposition, interference, post-grant review, nullity proceeding, preissuance submission, third party submission, derivation proceeding or declaratory judgment action; provided, however, that the term Patent Challenge shall not include (i) Company or its Affiliates being an essential party in any patent interference proceeding before the United States Patent and Trademark Office, which interference Company or its Affiliates acts in good faith to try to settle, or (ii) Company, due to its status as an exclusive licensee of patent rights other than the Patent Rights, being named by the licensor of such patent rights as a real party in interest in such an interference, so long as Company either abstains from participation in, or acts in good faith to settle, the interference. For clarity, a Patent Challenge shall not include arguments made by Company that (a) distinguish the inventions claimed in patents or patent applications owned or controlled by Company (“Company Patents”) from those claimed in the Patent Rights but (b) do not disparage the Patent Rights or raise any issue of Patent Rights’ compliance with or sufficiency under applicable patent laws, regulations or administrative rules, in each case (i) in the ordinary course of ex parte prosecution of the Company Patents or (ii) in inter partes proceedings before the United States Patent and Trademark Office or other agency or tribunal in any jurisdiction (excluding interferences or derivation proceedings), or in arbitration, wherein the Company Patents have been challenged.

1.136.“Patent Rights” means the Group A Patent Rights and the Group B Patent Rights.

1.137.“Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other similar entity or organization, including a government or political subdivision, department or agency of a government.

1.138.“Phase I Clinical Study” means, as to a specific Licensed Product, a study of such product in humans designed to satisfy the requirements of 21 C.F.R. § 312.21(a), as amended from time to time, or the corresponding regulation in jurisdictions other than the United States.

1.139.“Phase II Ag Trial” means the second phase of Field Trials for an Ag Product which is designed to test for the occurrence of a statistically significant level of desired Trait performance.

1.140.“Phase II Clinical Study” means (a) a preliminary efficacy and safety human clinical study in any country conducted to evaluate a drug for a particular indication or indications in patients with the disease or condition under study, where at least one of the primary endpoints of such study is an efficacy endpoint, or (b) any human clinical study that satisfies the requirements of 21 C.F.R. § 312.21(b) in the United States.

1.141.“Phase III Clinical Study” means (a) a human clinical study in any country, whether controlled or uncontrolled, that is performed to obtain Regulatory Approval of a drug after preliminary evidence suggesting effectiveness of the drug under evaluation has been obtained, and intended to confirm with statistical significance the efficacy and safety of a drug, to evaluate the overall benefit-risk relationship of the drug and to provide an adequate basis for physician labeling, or (b) a human clinical study that satisfies the requirements of 21 C.F.R. § 312.21(c) in the United States.

1.142.“Post-Company Sale Milestone” has the meaning set forth in Section 4.8.2.

1.143.“Post-Company Sale Milestone Date” has the meaning set forth in Section 4.8.2.

1.144.“Post-Company Sale Milestone Payment” has the meaning set forth in Section 4.8.2.

1.145.“Potential Target” has the meaning set forth in Section 2.6.5.2.

1.146.“Potential Target Period” has the meaning set forth in 2.6.5.2.

1.147.“Pre-Existing Sublicense” means any Sublicense (as defined in any License) between Company and a Sublicensee (as defined in any License) (a) that is executed prior to the date of the first to occur of a Company Sale or Change of Control and (b) that is not executed or amended by Company in order to avoid the application of the payment provisions of Section 4.8.2.

1.148.“Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed on and quoted for trading, which, as of the Effective Date, is the NASDAQ Global Select Market.

1.149.“Process” has the meaning set forth in Section 2.6.6. Cognates of the word “Process” shall have correlative meanings.

1.150.“Promissory Note” means a promissory note in the form attached hereto as Exhibit 1.150.

1.151.“Proposed Gatekeeper Notice” has the meaning set forth in Section 2.6.5.1.

1.152.“Proposed Product” has the meaning set forth in Section 2.6.1.

1.153.“Proposed Product Collaboration Partner” has the meaning set forth in Section 2.6.3.2(a).

1.154.“Proposed Product Extension Period” has the meaning set forth in Section 2.6.6.

1.155.“Proposed Product License” has the meaning set forth in Section 2.6.4.

1.156.“Proposed Product Notice” has the meaning set forth in Section 2.6.1.

1.157.“Proposed Product Notice Date” has the meaning set forth in Section 2.6.1.

1.158.“Proposed Product Option” has the meaning set forth in Section 2.6.2.

1.159.“Proposing Party” has the meaning set forth in Section 2.6.1.

1.160.“Prosecution” means the preparation, filing, prosecution, issuance and maintenance of the Patent Rights, including continuations, continuations-in-part, divisionals, extensions, reexaminations, inter partes review, reissues, supplemental examination, appeals, interferences, derivation proceedings, oppositions, all other proceedings before the United States Patent and Trademark Office (including the Patent Trial and Appeal Board) and foreign patent offices, and any judicial or other appeals of the foregoing. Cognates of the word “Prosecution” have their correlative meanings.

1.161.“Public Securities” means securities that are listed on a national securities exchange registered under the Exchange Act or if not listed on a national securities exchange registered under the Exchange Act, quoted on NASDAQ, OTCQB or other similar quotation system.

1.162.“Record Retention Period” has the meaning set forth in Section 5.3.

1.163.“Regulatory Approval” means, with respect to a particular product or service, receipt of all regulatory clearances or approvals (which in the case of the E.U. may be through the centralized procedure) required in the jurisdiction in question for the sale of the applicable product or service in such jurisdiction, including receipt of pricing approval, if any, legally required for such sale.

1.164.“Regulatory Authority” means any applicable government regulatory authority involved in granting clearances or approvals for the manufacturing and marketing of a Licensed Product, Licensed Service, Enabled Product or Enabled Service, including, in the United States, the FDA.

1.165.“Remaining Payment” means, with respect to a particular date, an amount equal to (i) [**] dollars ($[**]) minus (ii) the sum of all Success Payments and Post-Company Sale Milestone Payments that have been paid or are due and payable to Broad as of such date.

1.166.“Replacement Product” has the meaning set forth in Section 4.4.4.

1.167.“Resale Registration Statement” means a registration statement on Form S-1 or Form S-3 filed by Company with the Securities and Exchange Commission under the Securities Act [**].

1.168.“Royalties” has the meaning set forth in Section 4.5.1.

1.169.“Royalty Term” means, on a country-by-country and product/service-by-product/service basis, the period commencing on the Effective Date and ending on the later of:  (a) the expiration of the last Valid Claim within the Patent Rights Covering the Licensed Product or Licensed Service or (b) the tenth (10th) anniversary of the date of the First Commercial Sale of the Licensed Product, Licensed Service, Enabled Product or Enabled Service; provided that, for any Enabled Product or Enabled Service that was a Licensed Product or Licensed Service, the date of the First Commercial Sale in clause (b) shall be deemed to be the earlier of (i) the date of First Commercial Sale of the Enabled Product or Enabled Service that was a Licensed Product or Licensed Service and (ii) the date of the First Commercial Sale of the Licensed Product or Licensed Service that became such Enabled Product or Enabled Service.

1.170.“Rule 144” has the meaning set forth in Section 4.8.4.10.

1.171.“Schedule 1 Product” means a Group A Licensed Product or a Group A Enabled Product, in each case for the prevention or treatment of human disease for which the incidence is fewer than [**] patients or prevalence is fewer than [**] patients in the U.S., or which Broad and Company otherwise agree in writing shall be considered a Schedule 1 Product based on their review and assessment of the available information.

1.172.“Schedule 2 Product” means a Group A Licensed Product or a Group A Enabled Product, in each case for the prevention or treatment of human disease for which the prevalence is [**] patients or greater in the U.S.

1.173.“Section 409A” means Section 409A of the United States Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

1.174.“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.175.“Selected Target” has the meaning set forth in Section 2.6.5.2.

1.176.“Selection Date” has the meaning set forth in Section 2.6.5.2.

1.177.“Single Ag Product” means all Ag Products that are Licensed Products or Enabled Products and that contain the same Event and no other Event, or contain the same combination of Events and no other Events, without regard to formulation, together with all clones, progeny and lines of such Ag Product.

1.178.“Single Schedule 1 Product” means all Schedule 1 Products that contain the same active ingredient and no other active ingredient, or contain the same combination of active ingredients and no other active ingredient, without regard to formulation or dosage.

1.179.“Single Schedule 2 Product” means all Schedule 2 Products that contain the same active ingredient and no other active ingredient, or contain the same combination of active ingredients and no other active ingredient, without regard to formulation or dosage.

1.180.“Skipped Milestone” has the meaning set forth in Section 4.4.1.1.

1.181.“Sterile Seed” means any plant, plant part, plant cell, plant tissue or plant seed that has been researched, created, identified, developed or modified so as to not produce viable offspring seeds.

1.182.“Sublicense” means an agreement (other than an assignment of this Agreement in compliance with Section 11.14) in which Company (a) grants or otherwise transfers any of the rights licensed to Company hereunder or rights relating to Licensed Products, Licensed Services, Enabled Products or Enabled Services, (b) agrees not to assert such rights or to sue, prevent or seek a legal remedy for the practice of same, or (c) is under an obligation to grant, assign or transfer any such rights or non-assertion, or to forbear from granting or transferring such rights, to any other Person, including by means of an option. Agreements expressly considered Sublicenses include (i) licenses, option agreements, “lock up” agreements, right of first refusal agreements, non-assertion agreements, covenants not to sue, distribution agreements that grant or otherwise transfer any rights licensed to Company hereunder, or similar agreements, and (ii) agreements that grant or otherwise transfer rights licensed to Company under this Agreement along with rights owned by the Company or granted to the Company by a Third Party, but excluded from this definition of “Sublicense” is an assignment of this Agreement in compliance with Section 11.14. For the avoidance of doubt, if a Sublicense is entered into pursuant to an option or similar agreement that is also a Sublicense, then the date of execution of the Sublicense shall be the execution date of the option or similar agreement, not the date of the exercise of the option or similar agreement.

1.183.“Sublicense Income” means all consideration received by Company or its Affiliates for a Sublicense such as license or distribution fees, milestone or option payments, or license maintenance fees, including any consideration received by Company under a Sublicense, but excluding equity investments at fair market value, loans, funding or reimbursement for costs of future research, development, process development and manufacture by the Company, reimbursement for patent expenses at their out-of-pocket cost, and royalties on net sales of Licensed Products, Licensed Services, Enabled Products or Enabled Services (provided, however, that with respect to Sublicenses in the field of agriculture, royalties on Net Sales of Licensed Products, Licensed Services, Enabled Products or Enabled Services made by Sublicensees of Company shall be included in the definition of Sublicense Income).  In the event that non-cash consideration is received as Sublicense Income, Sublicense Income shall be calculated based on the fair market value of such non-cash consideration.  For clarity, a license of intellectual property rights that are necessary for Company to make, have made use, have used, sell, offer for sale, have sold, export and import Licensed Products, Licensed Services, Enabled Product or Enabled Services, such as a license to intellectual property rights under a Cross-License, shall not be deemed non-cash consideration.

1.184.“Sublicensee” means any Third Party of Company to which Company has granted a Sublicense.

1.185.“Success Payment” has the meaning set forth in Section 4.8.1.2.

1.186.“Suit” has the meaning set forth in Section 11.8.

1.187.“TALE Technology” means a Transcription Activator-Like Effector (TALE) protein DNA binding domain that preferentially binds a specified DNA sequence, and which may also be linked to an effector moiety.

1.188.“Target-Based Collaboration” has the meaning set forth in Section 2.6.5.

1.189.“Target-Based Collaborator” has the meaning set forth in Section 2.6.5.

1.190.“Target List” has the meaning set forth in Section 2.6.5.4.

1.191.“Temporary Extension” has the meaning set forth in Section 10.3.1.2.

1.192.“Term” means the term of this Agreement as set forth in Section 10.1.

1.193.“Third Party” means any Person that is not (a) an Institution, (b) Company or (c) an Affiliate of Company.

1.194.“TPPP” has the meaning set forth in Section 2.6.

1.195.“Trading Day” means (i) a day on which the Common Stock is listed or quoted and traded on its Principal Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported in the “pink sheets” by Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices). In the event that Common Stock are not Public Securities, Trading Day shall mean a business day in Cambridge, Massachusetts.

1.196.“Trading Market” means whichever of the New York Stock Exchange, the NYSE Amex Equities (formerly the American Stock Exchange), the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or the OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

1.197.“Trailing Acquisition Value” means with respect to a Company Sale, the amount equal to [**] after the Company Sale Date, with such amount grossed up [**] taken, including without limitation [**].

1.198.“Trailing Value Receipt Date” means the date of receipt by Company or its stockholders of Trailing Acquisition Value.

1.199.“Trait” means any biochemical, physiological, physical or other attribute or phenotype of a cell, plant or plant component, or animal or animal component.

1.200.“Transfer Agent” has the meaning set forth in Section 4.8.4.10.

1.201.“Trigger Date” means [**].

1.202.“Trigger Date Value Trigger” has the meaning set forth in Section 1.201.

1.203.“Unauthorized” means not permitted by the applicable Ag Regulatory Authority or not otherwise permitted by Applicable Law.

1.204.“Upfront Acquisition Value” means, with respect to a Company Sale, the amount equal to [**] in a Company Sale, with such amount grossed up [**].

1.205.“Valid Claim” means: (a) a claim of an issued and unexpired patent within the Patent Rights that has not been (i) held permanently revoked, unenforceable, unpatentable or invalid by a decision of a court or governmental body of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, (ii) disclaimed or rendered unenforceable through disclaimer or otherwise, or (iii) abandoned, or (b) a pending claim of a pending patent application within the Patent Rights, which claim has not been pending for more than [**] years from the first substantive office action with respect to the pending claim and has not been abandoned or finally rejected without the possibility of appeal or refiling or without such appeal having been taken or refiling having been made within the applicable time periods. Notwithstanding the foregoing, (i) the [**] year pendency period set forth in clause (b) above shall only apply if, after [**] years of prosecution on the merits of a given application, Company notifies Broad in writing that it does not believe that Broad should continue to prosecute such application and Broad continues to do so at its discretion, and (ii) if the prosecution of a given application is interrupted and/or delayed (A) by a patent office or (B) due to a Patent Challenge or a patent office proceeding such as an interference, appeal or opposition, then in each case (A) and (B) the pendency of such Patent Challenge or proceeding(s) shall not be included in the [**] year time period set forth above.  The invalidity of a particular claim in one or more countries shall not invalidate such claim in any remaining countries.  For the avoidance of doubt, a pending claim of a patent application filed pursuant to the Patent Cooperation Treaty shall be considered pending in all designated jurisdictions.

1.206.“Valuation Analysis” means, with respect to an entity, a valuation analysis of such entity conducted by an independent valuation expert for purposes of compliance with Section 409A and approved by the Board of Directors (or equivalent body) of such entity in good faith.  In the event that the Common Stock cease to be Public Securities during the Term and prior to the earlier of (a) a Company Sale and (b) the payment by Company of all Success Payments that may become due hereunder, Company shall commission such a valuation analysis of Company and any Affiliate(s) to which Company has materially contributed or transferred assets no less frequently than once every six (6) months.

1.207.“Value Trigger” means each amount shown in the column labeled “Value Trigger” in Section 4.8.1.2.

2.LICENSE.

2.1      License Grants.

2.1.1      Exclusive License Grant.  Subject to Section 2.2 and the other terms and conditions of this Agreement, Broad, on behalf of itself and each of the other Institutions, hereby grants to Company an exclusive, worldwide, royalty-bearing license, sublicensable solely in accordance with Section 2.5 below, under the Institutions’ interests in the Group A Patent Rights, solely to make, have made, use, have used, sell, offer for sale, have sold, export and import Group A Licensed Products, solely for use in the Field, except that (a) the license granted under this Section 2.1.1 is non-exclusive with respect to the Excluded Targets, (b) the license granted under this Section 2.1.1 excludes (i) the field of modifying animals or animal cells for the creation, making, having made, use, sale, offer for sale, having sold, exportation and importation of organs suitable for xenotransplantation into humans and (ii) research and development, and commercialization and other use or exploitation, of products or services in the field of Livestock Applications and (c) the license granted under this Section 2.1.1 excludes (w) human germline modification, including intentionally modifying the DNA of human embryos or human reproductive cells, (x) the stimulation of biased inheritance of particular genes or traits within a population of plants or animals, (y) any use or application for or related to the research, development, manufacturing or commercialization of Sterile Seeds, including any plant, plant part, plant cell, plant tissue or plant seed that incorporates Sterile Seeds and (z) the modification of the tobacco plant (including any plant part, plant cell, plant tissue or plant seed), except for modifications that (I) are related to the use of the tobacco plant as a manufacturing system or as a model system for research purposes but (II) are not related to any use or application in the cultivation, growth, manufacture, exportation or production of any tobacco product.  For the avoidance of doubt, the exclusive license under this Section 2.1.1 does not include a license for Licensed Services (a non-exclusive license for which is granted under Section 2.1.2 hereof).

2.1.2      Non-Exclusive License Grant.   Subject to Section 2.2 and the other terms and conditions of this Agreement, Broad, on behalf of itself and each of the other Institutions, hereby grants to Company a non-exclusive, worldwide, royalty-bearing license, sublicensable solely in accordance with Section 2.5 below, under the Institutions’ interest in the Group A Patent Rights, the Group B Patent Rights and the Broad Information, for all purposes, including without limitation (a) for internal research and development purposes, (b) for research, development and commercialization of research products and research tools, (c) for research, development and commercialization of bioprocess products, (d) for research, development and commercialization of Enabled Products and Enabled Services, (e) for research, development and commercialization of Ag Products, (f) for treatment of animal disease, (g) to perform or provide Licensed Services and Enabled Services, (h) for research, development and commercialization of diagnostic products, and (i) for research, development and commercialization of products for the treatment and prevention of human disease outside the Field; provided,  however, that notwithstanding the foregoing, the license granted under this Section 2.1.2 excludes (i) human germline modification, including intentionally modifying the DNA of human embryos or human reproductive cells, (ii) the stimulation of biased inheritance of particular genes or traits within a population of plants or animals, (iii) any use or application for or related to the research, development, manufacturing or commercialization of Sterile Seeds, including any plant, plant part, plant cell, plant tissue or plant seed that incorporates Sterile Seeds and (iv) the modification of the tobacco plant (including any plant part, plant cell, plant tissue or plant seed), except for modifications that (I) are related to the use of the tobacco plant as a manufacturing system or as a model system for research purposes but (II) are not related to any use or application in the cultivation, growth, manufacture, exportation or production of any tobacco product.

2.2      Reservation of Rights.  Notwithstanding anything herein to the contrary:

2.2.1      Government and Non-Profit Rights.  Notwithstanding anything to the contrary herein, any and all licenses and other rights granted under this Agreement are limited by and subject to (a) any rights or obligations of the Institutions and United States government under 35 U.S.C. §§ 200-212 and 37 CFR Part 401 et seq.; any right granted in this Agreement greater than that permitted under 35 U.S.C. §§ 200-212 and 37 CFR Part 401 et seq. shall be subject to modification as may be required to conform to the provisions of those statutes and regulations, and (b) Institutions’ reservation of the right, for Institutions and other academic, government and non-profit entities, to make, use and practice the Patent Rights for research, teaching, or educational purposes.

2.2.2      Research Reservation.  Notwithstanding anything to the contrary herein, in addition to the reservation of rights under Section 2.2.1, the exclusive license granted to Company in the Field under Section 2.1.1 of this Agreement is subject to Institutions’ reservation of the right, for each of them and any Third Party (including non-profit and for-profit entities, subject to Section 2.2.4), to research, develop, make, have made, use, offer for sale, sell, have sold, import or otherwise exploit the Patent Rights and Licensed Products as research products or research tools, or for research purposes, in the Field. Without otherwise limiting or expanding the foregoing, for the purposes of this Section 2.2.2, “research purposes” shall not be interpreted to include the administration of Licensed Products into humans.

2.2.3      Additional Terms Regarding Retained Rights.  With respect to the non-exclusive rights retained by Broad to Excluded Targets as provided in Section 2.1.1(a), Broad agrees that it shall not grant a license under the Group A Patent Rights in the Field (other than a license pursuant to Broad’s rights under Section 2.2.1 or Section 2.2.2) to more than one Third Party at a time with respect to any Co-Exclusive Target; provided that any such license to a Third Party may grant such Third Party a right to sublicense the licensed Patent Rights through multiple tiers. With respect to each license granted by Broad that is subject to the limitation set forth in this Section 2.2.3, Broad shall (a) endeavor in good faith to provide Company with written notice of Broad’s intention to grant such license at least [**] business days prior to the execution of such license and (b) provide Company with written notice of such license not more than [**] business days after the grant of such license. Each notice under the foregoing clause (b) shall identify the licensee and the applicable Co-Exclusive Target by name and shall describe the geographic scope of such license. Each notice described in this Section 2.2.3 shall be Broad Confidential Information.

2.2.4      Listed Companies.  Notwithstanding anything in Section 2.2.2 to the contrary, any license granted by Broad under the Patent Rights to a Listed Company must be in compliance with (a) Section 2.2.4.1, with respect to licenses under the Patent Rights for research purposes within the Field, and (b) Section 2.2.4.2, with respect to licenses under the Patent Rights for a Non-Exclusive Purpose.

2.2.4.1      Licenses for Research Purposes within the Field.  In the event that a Listed Company seeks a license under the Patent Rights from Broad for research purposes within the Field, Broad shall refer such Listed Company to Company and shall notify Company of such referral.  If such Listed Company then seeks a Sublicense from Company of its licenses under the Patent Rights for research purposes in the Field, Company agrees to (a) negotiate in good faith the terms of such Sublicense under which Listed Company would receive a sublicense for research purposes within the Field on commercially reasonable terms and (b) report to Broad from time to time on the status and terms of such negotiation.  If after a period of [**] months after the date such Listed Company first contacted Company to obtain such Sublicense, Company and such Listed Company have not entered into a mutually acceptable Cross-License, then Company shall so notify Broad.  If at any time during such [**] month period, such Listed Company informs Company that such Listed Company is not interested in such a Sublicense from Company, Company shall so notify Broad, Company shall have no further obligation to negotiate with such Listed Company and Broad shall not grant any license under the Patent Rights for research purposes within the Field to such Listed Company.  If such Listed Company has acted in good faith in connection with and throughout such negotiations with Company, which shall require, without limiting the generality of the foregoing, that such Listed Company has made a good faith offer to grant to Company a Cross-License, Broad may grant to such Listed Company a license under the Patent Rights for research purposes in the Field if Broad secures for Company a Cross-License.  Nothing in this Section 2.2.4.1 shall be construed as (A) limiting the ability of any Listed Company to (i) purchase Licensed Products that are research tools or research products from any Third Party that is making and selling such research tools or research products pursuant to a license from Broad or (ii) use Licensed Products so purchased for research purposes or Non-Exclusive Purposes, or (B) limiting the right or ability of Broad to grant licenses to Third Parties other than a Listed Company to make or sell Licensed Products that are research tools or research products, or imposing any obligations or limitations on Broad with respect thereto.

2.2.4.2      Licenses for Non-Exclusive Purpose(s).  In the event that a Listed Company seeks a license under the Patent Rights from Broad for any Non-Exclusive Purpose, Broad shall refer such Listed Company to Company and shall notify Company of such referral.  Company shall have an initial period of [**] months after the date such Listed Company first contacted Company to obtain such Sublicense to negotiate in good faith to enter into a Sublicense under which Listed Company would receive a sublicense under the Patent Rights for the Non-Exclusive Purpose(s) initially sought by such Listed Company from Broad (or such lesser scope of Non-Exclusive Purpose(s) as may have been identified by such Listed Company in writing to Company) on commercially reasonable terms and Company would receive a Cross-License from such Listed Company, during which time Broad shall not grant a license under the Patent Rights for the Non-Exclusive Purpose(s) sought by such Listed Company, which [**] month period may be extended one time by an additional [**] month period if, upon expiration of such initial [**] month period, Company and Listed Company are in active negotiations and Company reasonably believes that a Cross-License is likely to be executed within such additional [**] month period.  If after such initial [**] month period (as may be extended one time for an additional [**] months in accordance with the foregoing sentence), Company and such Listed Company have not entered into either a Cross-License or a Sublicense, Broad shall have the right to grant a license under the Patent Rights for the Non-Exclusive Purpose(s) last sought by such Listed Company from Company. Nothing in this Section 2.2.4.2 shall be construed as (A) limiting the ability of any Listed Company to (i) purchase Licensed Products that are research tools or research products from any Third Party that is making and selling such research tools or research products pursuant to a license from Broad or (ii) use Licensed Products so purchased for research purposes or Non-Exclusive Purposes, or (B) limiting the right or ability of Broad to grant licenses to Third Parties other than a Listed Company to make or sell Licensed Products that are research tools or research products, or imposing any obligations or limitations on Broad with respect thereto.

2.3      Affiliates.  The licenses granted to Company under Section 2.1 include the right to have some or all of Company’s rights or obligations under this Agreement exercised or performed by one or more of Company’s Affiliates on Company’s behalf; provided, however, that:

2.3.1      Company shall notify Broad in writing [**] days in advance of any Affiliate exercising or performing any of Company’s rights or obligations under this Agreement;

2.3.2      prior to any Affiliate exercising or performing any of Company’s rights or obligations under this Agreement, such Affiliate shall agree in writing with Company to be bound by the terms and conditions of this Agreement as if it were Company hereunder, including specific written agreement (a) to indemnify, defend and hold Indemnitees harmless, and carry insurance, under the same terms as Article 9 of this Agreement, and (b) that the Institutions are express third party beneficiaries of such writing;

2.3.3      no such Affiliate shall be entitled to grant, directly or indirectly, to any Person any right of whatever nature under, or with respect to, or permitting any use or exploitation of, any of the Patent Rights or the Broad Technology Transfer Materials, including any right to develop, manufacture, market or sell Licensed Products or to perform Licensed Services;

2.3.4      any act or omission by an Affiliate of Company shall be deemed an act or omission by Company hereunder, and Company shall be responsible for each of its Affiliates complying with all obligations of Company under this Agreement (including without limitation all restrictions placed on Company herein);

2.3.5      any assumption of rights or obligations by Affiliates of Company under this Agreement shall not relieve Company of any of its obligations under this Agreement; and

2.3.6      without the prior written consent of Broad, Company’s Affiliates shall not have any rights to use any Broad Materials.

2.4      Right to Subcontract.  If Company desires to exercise any of the rights or obligations that Company may have under this Agreement by subcontracting the exercise or performance of all or any portion of such rights and obligations on Company’s behalf, Company shall be entitled to do so, provided that (a) such contract service providers obtain no rights in or to Patent Rights or the Broad Technology Transfer Materials, (b) any subcontract granted or entered into by Company as contemplated by this Section 2.4 of the exercise or performance of all or any portion of the rights or obligations that Company may have under this Agreement shall not relieve Company from any of its obligations under this Agreement, (c) any act or omission by a subcontractor of Company shall be deemed an act or omission by Company hereunder, and (d) Company shall be responsible for each of its subcontractors complying with all obligations of Company under this Agreement (including without limitation all restrictions placed on Company herein); provided that any subcontract or other agreement that, in whole or in part, grants or otherwise transfers any of the rights licensed to Company hereunder, or otherwise falls under the definition of a Sublicense, shall be deemed a Sublicense and not a subcontract hereunder and shall be subject to all restrictions and requirements applicable to Sublicenses under this Agreement.

2.5      Sublicenses.

2.5.1      Sublicense Rights.  Company shall be entitled to sublicense the rights granted to it under Section 2.1 hereof to Third Parties subject to the terms of this Section 2.5.

2.5.2      Sublicense Agreements.  Company shall ensure that any Sublicense shall be on terms and conditions in compliance with, and not inconsistent with, the terms of this Agreement. Notwithstanding any Sublicense, Company shall remain primarily liable to Broad for all of Company’s duties and obligations contained in this Agreement, and any act or omission of a Sublicensee which would be a breach of this Agreement if performed by Company shall be deemed to be a breach by Company of this Agreement.  Any Sublicenses granted by Company shall not include the right to grant any further Sublicenses (other than to Affiliates of the Sublicensee and other than as may be agreed in writing by Broad, in each case subject to all restrictions on the granting of Sublicenses herein). Subject to the provisions of Section 10.3.1.2 hereof, all Sublicenses shall automatically terminate effective upon termination of this Agreement unless otherwise agreed in writing by Broad or as provided in Section 10.3.1.2.

Company shall furnish Broad with a fully-executed, unredacted copy of any Sublicense agreement, promptly upon execution of such Sublicense; provided that Company may redact from such copy (a) the identity of a Gene Target selected for research, development or commercialization under the Sublicense and (b) other proprietary non-public technical information of Company or the applicable Sublicensee. Notwithstanding the foregoing, Company shall not redact any information reasonably necessary for Broad to evaluate and confirm compliance of such Sublicense with the terms and conditions of this Agreement.  Broad shall use such copies solely for the purpose of monitoring Company’s and its Sublicensees’ compliance with their obligations, and enforcing Broad’s rights, under this Agreement. Any Sublicense shall require a written agreement, which shall be subject and subordinate to the terms and conditions of this Agreement, and shall contain, among other things, the following:

2.5.2.1      all provisions necessary to ensure Company’s ability to perform its obligations under this Agreement;

2.5.2.2      a section requiring Sublicensee to indemnify, defend and hold Indemnitees harmless, and carry insurance, under the same terms set forth in Article 9 of this Agreement;

2.5.2.3      a statement that Broad is an intended third party beneficiary of such Sublicense for the purpose of enforcing all patent challenge, indemnification, and insurance provisions of such Sublicense and enforcing the right to terminate such Sublicense for breach of the patent challenge, indemnification and insurance provisions of such Sublicense; and a statement that each other Institution is an intended third party beneficiary of such Sublicense for the purpose of enforcing such Institution’s rights, including indemnification and insurance provisions, under this Agreement;

2.5.2.4      a provision stating that in the event Sublicensee directly or indirectly brings, assumes, or participates in, or knowingly, willfully or recklessly assists in bringing, a Patent Challenge then Company shall be entitled to terminate the Sublicense;

2.5.2.5      a provision specifying that, in the event of termination of the licenses set forth in Sections 2.1 in whole or in part (e.g., as to one license or the other, or termination in a particular country), any existing Sublicense agreement shall terminate to the same extent of such terminated license, subject to Sublicensee’s right to receive a Direct License from Broad in accordance with Section 10.3.1.2 hereof;

2.5.2.6      a provision prohibiting the Sublicensee from sublicensing its rights under such Sublicense agreement (other than to Affiliates of the Sublicensee and other than may be agreed in writing by Broad, in each case subject to all restrictions on the granting of Sublicenses herein);

2.5.2.7      a provision requiring Sublicensee to comply with Section 8.1 (Compliance with Law) and Section 11.2 (Use of Name) of this Agreement; and

2.5.2.8      a provision prohibiting the Sublicensee from assigning the Sublicense agreement without the prior written consent of Broad, except that Sublicensee may assign the Sublicense agreement without such prior written consent to the same extent Company may assign this Agreement under Section 11.14.

2.6      Third Party Proposed Products.   The process specified in this Section 2.6 (such process, the “TPPP”) shall be in effect until the date that is two years after the Effective Date. Broad and Company have agreed to a process to replace the TPPP that shall go into effect upon the date that is two years after the Effective Date. Upon the date that is two years after the Effective Date: (a) the following provisions of this Agreement shall be deleted in their entirety:  Section 1.35 (Collaboration Plan), Section 1.52 (Current Plan) and Section 1.109 (Internal Development Plan); (b) the capitalized terms defined in Part I of Exhibit 2.6 shall be added to Article I (Definitions) of the Agreement; (c) without limiting clause (b), the definitions of “Collaboration Plan” in Section 1.35 (Collaboration Plan), “Gatekeeper Selection Notice” in Section 1.85 (Gatekeeper Selection Notice) and “Proposed Gatekeeper Notice” in Section 1.151 (Proposed Gatekeeper Notice) shall be deleted and replaced with and superseded by the definitions of “Collaboration Plan,” “Gatekeeper Selection Notice” and “Proposed Gatekeeper Notice” in Part I of Exhibit 2.6, respectively; and (d) this Section 2.6 of this Agreement shall be deleted in its entirety and replaced with and superseded by the language in Part II of Exhibit 2.6((a) through (d) collectively, the “Inclusive Innovation Model Revisions”); provided, however, that notwithstanding the foregoing, TPPP (and any definitions set forth in Article I and used in TPPP) shall continue to apply without the Inclusive Innovation Model Revisions for any Proposed Product Notice (as defined in Section 2.6.1 below) or Proposed Product License (as defined in Section 2.6.4 below) for which the Proposed Product Notice Date (as defined in Section 2.6.1 below) is earlier than the date that is two years after the Effective Date. Capitalized terms used in Exhibit 2.6 and not otherwise defined therein shall have meanings given to them in the main body of this Agreement.

2.6.1      Notice of Proposed Product. If a Third Party (“Proposing Party”) identifies a potential Group A Licensed Product in the Field that is directed to a particular Gene Target (“Proposed Product”) and makes a Bona Fide Proposal to Broad for the development and commercialization of such Proposed Product, then Broad may (after inquiry regarding the availability of such Gene Target with the Gatekeeper in accordance with Section 2.6.5.4) give written notice thereof to Company (such notice, “Proposed Product Notice,” the date of such notice, the “Proposed Product Notice Date”), which Proposed Product Notice shall include the identity of the applicable Gene Target to which the Proposed Product is directed. Broad shall not be required to include in any Proposed Product Notice any information, other than the identity of such applicable Gene Target, that is subject to restrictions of confidentiality. For the avoidance of doubt, for the purposes of this Section 2.6, (a) with respect to cellular products (e.g., a cell used as a product for the purposes of cell therapy), a product directed to a Gene Target may be a cellular product that includes a modification of the Gene Target, and (b) “directed to a Gene Target” includes targeting of Genetic Material to modify associated chromatin.

2.6.2      Current Company Products. If the Proposed Product is directed to a Gene Target for which the Company, directly or through any of its Affiliates or Sublicensees, is not researching, developing and/or commercializing a product in the Field, then the Company shall have the option to either internally pursue the Proposed Product or enter into a Collaboration

Agreement with respect to the Proposed Product, in accordance with Section 2.6.3 below (each, a “Proposed Product Option”); provided, however that (a) if the Proposed Product is directed to a Gene Target that has been selected as a Selected Target under a Target-Based Collaboration, then the provisions of Section 2.6.5 shall apply, and (b) if Company demonstrates (in accordance with the following sentence) that Company, directly or through any of its Affiliates or Sublicensees, is currently researching, developing and/or commercializing a product directed to the Gene Target of the Proposed Product, then Company shall not be required to elect a Proposed Product Option, Broad shall have no right to grant a Proposed Product License and the provisions of Section 2.6.3 do not apply.  Demonstration that the Company (directly or through any of its Affiliates or Sublicensees) is currently researching, developing and/or commercializing a product directed to the Gene Target of the Proposed Product shall require Company to (A) within [**] days of the Proposed Product Notice Date, (i) provide Broad with the Company’s or its applicable Affiliate’s or Sublicensee’s research, development and/or commercialization plan (including Development Milestones) for the product directed to the Gene Target to which the applicable Proposed Product is directed (“Current Plan”), which Current Plan must be commercially reasonable and reasonably satisfactory to Broad, and shall include evidence that the Company or its applicable Affiliate or Sublicensee has, or reasonably expects to have, access to any intellectual property (other than any intellectual property owned or controlled by the Proposing Party) that would be necessary to research, develop and commercialize such product and has, or reasonably expects to have, funding available to advance such Current Plan, and (ii) provide Broad with evidence that the Company, or its applicable Affiliate or Sublicensee, has commenced research, development and/or commercialization of such product under such Current Plan, (B) continue to use commercially reasonable efforts, itself or through its applicable Affiliate or Sublicensee, to implement such Current Plan, and (C) provide a written report to Broad describing progress under the Current Plan at least [**] until First Commercial Sale of such product (A through C, a “Current Development Demonstration”).  Broad shall notify Company whether the Current Plan is reasonably satisfactory to Broad within [**] days of Broad’s receipt of such plan, which time period may be extended by an additional [**] days to address questions or concerns of Broad. Company may, on [**] basis concurrently with the delivery of each [**] diligence report to be provided by Company to Broad under Section 3.3 hereof, make such commercially reasonable adjustments to the applicable Current Plan as necessary to improve Company’s ability to meet its research, development and/or commercialization obligations under such Current Plan; provided that such adjustments shall be subject to review and approval by Broad, such approval not to be unreasonably withheld, conditioned or delayed.

2.6.3      Proposed Product Options.  If Company does not timely provide a Current Development Demonstration with respect to a particular Proposed Product Notice, then Company shall have the option to either internally pursue the Proposed Product or enter into a Collaboration Agreement with respect to the Proposed Product in accordance with Sections 2.6.3.1 and 2.6.3.2 as follows:

2.6.3.1      Internal Development and Commercialization. If Company elects to internally pursue the Proposed Product, then Company shall be required to do both of the following:

(a)      Within [**] months of the Proposed Product Notice Date, indicate in writing to Broad that the Company, either directly or through an Affiliate or Sublicensee, is interested in pursuing research, development and commercialization of a product directed to the Gene Target of the Proposed Product; and

(b)      Within [**] months of the Proposed Product Notice Date (a) prepare, or have prepared, a commercially reasonable research, development and commercialization plan (including Development Milestones) (an “Internal Development Plan”) for the product directed to the Gene Target of the Proposed Product, such plan being reasonably satisfactory to Broad, including evidence that the Company or its applicable Affiliate or Sublicensee has, or reasonably expects to have, access to any intellectual property (other than any intellectual property owned or controlled by the Proposing Party) that would be necessary to develop and commercialize such product and has, or reasonably expects to have, funding available to advance such Internal Development Plan and (b) commence research and/or development activities for such product pursuant to such Internal Development Plan. Thereafter the Company or its applicable Affiliate or Sublicensee must (i) continue to use commercially reasonable efforts to implement such Internal Development Plan for such product and (ii) provide a written report to Broad describing progress under such Internal Development Plan at least [**] until First Commercial Sale of such product.  Broad shall notify Company whether the Internal Development Plan is satisfactory to Broad within [**] days of Broad’s receipt of such plan, which time period may be extended by an additional [**] days to address questions or concerns of Broad.  Company may, on [**] basis concurrently with the delivery of each [**] diligence report to be provided by Company to Broad under Section 3.3 hereof, make such commercially reasonable adjustments to the applicable Internal Development Plan as necessary to improve Company’s ability to meet its research, development and/or commercialization obligations under such Internal Development Plan; provided that such adjustments shall be subject to review and approval by Broad, such approval not to be unreasonably withheld, conditioned or delayed.

2.6.3.2     Collaboration. Alternatively, if Company elects not to pursue the Proposed Product internally, but instead elects to enter into a Collaboration Agreement with respect to the Proposed Product, then Company shall do both of the following:

(a)      Within [**] months of the Proposed Product Notice Date, indicate in writing to Broad that the Company, directly or through any of its

Affiliates or Sublicensees, is interested in entering into a Collaboration Agreement to research, develop and commercialize a product directed to the Gene Target of the Proposed Product with a Third Party (either the Proposing Party or another Third Party) (a “Proposed Product Collaboration Partner”); and

(b)      Within [**] months after the Proposed Product Notice Date, Company or its applicable Affiliate or Sublicensee, shall enter into such a Collaboration Agreement and the Company, its applicable Affiliate or Sublicensee, or the Proposed Product Collaboration Partner shall commence research and development activities for a product directed to the Gene Target of the Proposed Product, pursuant to a commercially reasonable research, development and commercialization plan (including Development Milestones) (a “Collaboration Plan”) that is reasonably satisfactory to Broad which Collaboration Plan shall include evidence that the Company, its applicable Affiliate or Sublicensee, or the Proposed Product Collaboration Partner have, or reasonably expect to have, (A) access to any intellectual property (other than any intellectual property owned or controlled by the Proposing Party if Proposing Party is not the Proposed Product Collaboration Partner) that would be necessary to develop or commercialize a product directed to the Gene Target of the Proposed Product under such Collaboration Plan and (B) funding available to advance such product under such Collaboration Plan.  Thereafter the Company, its applicable Affiliate or Sublicensee, or the Proposed Product Collaboration Partner, must (i) continue to use commercially reasonable efforts to implement such Collaboration Plan for such product and (ii) provide a written report to Broad describing progress under such Collaboration Plan at least [**] until First Commercial Sale of such product. Broad shall notify Company whether the Collaboration Plan is satisfactory to Broad within [**] days of Broad’s receipt of such plan, which time period may be extended by an additional [**] days to address questions or concerns of Broad. Company may, on [**] basis concurrently with the delivery of each [**] diligence report to be provided by Company to Broad under Section 3.3 hereof, make such commercially reasonable adjustments to the applicable Collaboration Plan as necessary to improve Company’s ability to meet its research, development and/or commercialization obligations under such Collaboration Plan; provided that such adjustments shall be subject to review and approval by Broad, such approval not to be unreasonably withheld, conditioned or delayed.

2.6.4      Proposed Product License. If Company fails to satisfy the requirements of Section 2.6.3 above within the time periods set forth therein (as such time periods may be extended in accordance with Section 2.6.6 hereof), or if at any time thereafter Company otherwise fails to use commercially reasonable efforts to implement any Current Plan, Internal Development Plan or Collaboration Plan then in effect, then Broad shall be entitled to grant, at its sole option, an exclusive or non-exclusive license under the Patent Rights of this Agreement or the Patent Rights (as defined in the Cas9-I Agreement) of the Cas9-I Agreement to the Proposing Party to develop and commercialize the Proposed Product (“Proposed Product License”). Such Proposed Product License shall be on a Gene Target by Gene Target basis and not for gene families, pathways, or disease fields. Any exclusive Proposed Product License granted by Broad to the Proposing Party shall (i) be on milestone and royalty terms that taken as a whole are no more favorable to the Proposing Party than those provided to Company pursuant to Sections 4.4 and 4.5 hereof, and (ii) require the Proposing Party to use commercially reasonable efforts to implement the research, development and commercialization plan provided as part of the Bona Fide Proposal. Notwithstanding the foregoing, if Broad has granted a Proposing Party or any other Third Party a non-exclusive license under a Group B Patent Right with respect to such Gene Target in the Field (other than a non-exclusive license granted under Section 2.2.1 or Section 2.2.2 and to the extent such license has not expired or terminated), then Company will retain non-exclusive rights under such Group B Patent Right with respect to such Gene Target, subject to the terms and conditions of this Agreement.

2.6.5      Target-Based Collaborations. Company shall not be required to provide a Current Development Demonstration in accordance with Section 2.6.2 hereof, or elect a Proposed Product Option in accordance with Section 2.6.3 hereof, and Broad shall have no right to grant a Proposed Product License, for Proposed Products directed to certain Gene Targets that have been selected for research, development and commercialization pursuant to a Collaboration Agreement between Company or its Affiliates and any Third Party (such Collaboration Agreement, a “Target-Based Collaboration,” such Third Party, a “Target-Based Collaborator”), in accordance with, and subject to, the following terms and conditions:

2.6.5.1      Gatekeeper.  Company shall provide Broad by written notice (the “Proposed Gatekeeper Notice”) with a list of at least [**] independent attorneys registered to practice before the United States Patent and Trademark Office of whom neither Company nor Broad is a client, who are experienced in intellectual property matters in the biopharmaceutical industry and who are able to take on an obligation of confidentiality to both Parties.  Within [**] days after the date of the Proposed Gatekeeper Notice, Broad shall select by written notice to Company (the “Gatekeeper Selection Notice”) one of the individuals named in the Proposed Gatekeeper Notice.  Such individual selected by Broad shall be the “Gatekeeper.”  If Broad does not select such individual in a Gatekeeper Selection Notice within such [**] day period, then the individual selected by Company from among the individuals named in the Proposed Gatekeeper Notice and identified by Company in writing to Broad shall be the Gatekeeper.  The Gatekeeper shall be bound by confidentiality obligations to both Parties.  In the event a Gatekeeper is no longer able or willing to serve in such role, the Parties shall appoint a new Gatekeeper by again following the procedures set forth in this Section 2.6.5.1.

2.6.5.2      Selected Target List. A Gene Target that has been selected for research, development and/or commercialization pursuant to a Target-Based Collaboration

Agreement may be added by Company, on a Target-Based Collaboration-by-Target-Based Collaboration basis, at the time of execution of such Target-Based Collaboration or at any time within [**] years thereafter, up to that number of Gene Targets specified in Section 2.6.5.3, to a list of Gene Targets (“Target List”) maintained by the Gatekeeper.  The compensation, costs and expenses for the Gatekeeper shall be incurred and paid solely by Company. A Gene Target that is included on the Target List shall be deemed a “Selected Target” for the purposes of this Section 2.6.5 and only those Gene Targets that are included on the Target List shall be deemed Selected Targets for the purposes of this Section 2.6.5. For the avoidance of doubt, a specific target sequence or cleavage site within a gene shall not by itself constitute a Selected Target.  Except as noted below with respect to Potential Targets, the effective date of addition of any Selected Target to the Target List (“Selection Date”) shall be [**] business days prior to the date on which the Gatekeeper receives written notice from Company that a given Selected Target is to be added to the Target List. Except as noted below in connection with Potential Targets, a Gene Target shall be deemed a Selected Target for a period of [**] years from the Selection Date for such Gene Target.  In addition to the foregoing, Company may add to the Target List the Gene Targets that are the subject of a bona fide offer for Committed Funding from a prospective Target-Based Collaborator in connection with active discussions at any time and from time to time between Company and such Target-Based Collaborator regarding a potential Target-Based Collaboration(s) (collectively, the “Potential Targets”).  A Potential Target that is included on the Target List, or that was included on the Target List (as defined in the Cas9-I Agreement)  under the Cas9-I Agreement, shall be deemed a “Selected Target” for the purposes of this Section 2.6.5 during the Potential Target Period (as defined below), and the date on which the Gatekeeper receives written notice from Company that a given Potential Target is to be added to the Target List shall be deemed the “Selection Date” for such Potential Target. The number of Potential Targets that Company may add to the Target List in connection with any such active discussions with a Third Party shall not exceed the number of Selected Targets as Company would be eligible to add to the Target List if Company and such Third Party entered into such Target-Based Collaboration, as determined based on a bona fide offer for Committed Funding by such prospective Target-Based Collaborator in connection with such active discussions.  Company shall clearly identify in its notice to the Gatekeeper those Gene Targets that are Potential Targets.  Company shall notify the Gatekeeper promptly if any Selected Target that is a Potential Target should be removed from the Target List because Company determines that the circumstances of the discussions with the relevant Third Party have changed and that such Potential Target is no longer the subject of bona fide discussions with a Third Party, in which case such Potential Target shall be deemed not to have been nominated as a Potential Target or Selected Target for the purposes of this Section 2.6.5.  A Selected Target that is a Potential Target shall remain a Potential Target, a Selected Target and on the Target List for [**] months (the “Potential Target Period”) from the Selection Date for such Potential Target, subject to up to one (1) extension of an additional [**] months by Company upon notice to the Gatekeeper if Company determines in good faith that such Potential Target remains the subject of bona fide discussions between Company and the relevant Third Party regarding a Target-Based Collaboration at the time of such extension notice.  The Gatekeeper shall notify Broad that Company has extended the period of time that a Potential Target shall remain on the Target List.  Such notice shall not identify the Potential Target by name nor include any other identifiable information but shall include a unique identifier for such Potential Target which shall enable Broad to track and monitor the status of such Potential Target.  The purpose of such notice is to permit Broad to initiate communications with Company and to monitor compliance by Company with the terms of this Agreement. If Company enters into a Target-Based Collaboration with respect to a Potential Target, Company shall notify the Gatekeeper within [**] business days thereof, and such Potential Target shall remain a Selected Target and the Selection Date for such Selected Target shall remain the date on which the Gatekeeper received written notice from Company that such Potential Target was to be added to the Target List. If a Potential Target was removed from the Target List prior to execution of the applicable Target-Based Collaboration and that Potential Target was the subject of a Gatekeeper Notice during the Potential Target Period for such Potential Target, then Gatekeeper shall notify Broad that Company has removed such Potential Target from the Target List and Broad shall be entitled to inform the applicable Proposing Party that such Potential Target may be available for a renewed Bona Fide Proposal and Broad may provide a Proposed Product Notice on behalf of such Proposing Party in accordance with Section 2.6.1, in which event the provisions of Sections 2.6.1 - 2.6.4 shall apply to such Proposed Product Notice. The Gatekeeper shall notify Company within [**] if any Gene Target that Company notifies Gatekeeper to add to the Target List is already at the time of such notice the subject of a Gatekeeper Inquiry having a Gatekeeper Inquiry Date more than [**] business days prior to such notice from Company.  No Gene Target shall become a Selected Target and be added to the Target List if such Gene Target is the subject of a Gatekeeper Inquiry having a Gatekeeper Inquiry Date more than [**] business days prior to the time Company notifies the Gatekeeper that Company is designating such Gene Target for inclusion on the Target List.

2.6.5.3      Permitted Number of Selected Targets. The number of Gene Targets that may be selected as Selected Targets for a given Target-Based Collaboration is dependent on the amount of Committed Funding under the Target-Based Collaboration, in accordance with the following provisions of this Section 2.6.5.3. On a Target-Based Collaboration-by-Target-Based Collaboration basis, Company may select as Selected Targets up to that number of Gene Targets that is proportionate to the total amount of Committed Funding under a given Target-Based Collaboration at a rate of no less than [**] dollars ($[**]) per Selected Target. By way of example, (a) if the Committed Funding under the Target-Based Collaboration is [**] dollars ($[**]), Company may add up to [**] Gene Targets to the Target List for that Target-Based Collaboration, which Gene Targets shall be deemed Selected Targets, and (b) if the Committed Funding under the Target-Based Collaboration is [**] ($[**]), Company may add up to [**] Gene Targets to the Target List for that Target-Based Collaboration, in each case which Gene Targets shall be deemed Selected Targets. If at any point during the Collaboration Period, there is a reduction in the levels of Committed Funding under a given Target-Based Collaboration, Company shall notify Broad of such reduction and the Target List for such Target-Based Collaboration shall be adjusted accordingly to reflect such reduction in Committed Funding.   Promptly after the date of execution of any Target-Based Collaboration under which Selected Targets are to be selected, Company shall notify Broad and the Gatekeeper thereof, and shall include in such notice the amount of Committed Funding under such Target-Based Collaboration.

2.6.5.4      Gatekeeper Inquiry. For any Proposed Product for which a Bona Fide Proposal has been provided to Broad, prior to providing a Proposed Product Notice with respect to such Proposed Product to Company in accordance with Section 2.6.1,  Broad shall inquire of the Gatekeeper in writing whether or not the Gene Target to which the applicable Proposed Product is directed is a Selected Target (such inquiry, the “Gatekeeper Inquiry,” the date of such inquiry, the “Gatekeeper Inquiry Date”); provided that, if no Gatekeeper is appointed at such time, then Broad may provide a Proposed Product Notice directly to Company under Section 2.6.1 without the requirement of submitting a Gatekeeper Inquiry and the provisions of Section 2.6.5 shall not apply.  The Gatekeeper shall, within the period beginning on the [**] business day and ending on the [**] business day following Broad’s request, notify Broad in writing whether or not such Gene Target is a Selected Target (such notice, the “Gatekeeper Notice”).  The Gatekeeper Notice shall note if a Selected Target is a Potential Target.  If such Gene Target is a Selected Target, the Gatekeeper Notice shall include the Selection Date for such Selected Target, and the provisions of Section 2.6.5.5 and 2.6.5.6 shall apply.  If such Gene Target is not a Selected Target, then Broad may provide Company with a Proposed Product Notice with respect to the Proposed Product that is directed to the applicable Gene Target and the provisions of Sections 2.6.2 - 2.6.4 shall apply. If the Gatekeeper does not timely provide a Gatekeeper Notice to Broad, then Broad may notify Company in writing thereof (“Gatekeeper Non-Performance Notice”) and Company may notify the Gatekeeper of such non-performance. If Broad does not receive a Gatekeeper Notice within [**] business days of the date of the Gatekeeper Non-Performance Notice, then Broad may provide a Proposed Product Notice directly to Company under Section 2.6.1 and the provisions of Section 2.6.5 shall not apply.  Gatekeeper shall not disclose the existence or nature of a Gatekeeper Inquiry to Company until after the [**] business day following such Gatekeeper Inquiry, at which time Gatekeeper shall notify Company of each Gene Target that is the subject of such Gatekeeper Inquiry. Broad shall not disclose to any Third Party whether a Gene Target is a Selected Target or otherwise is under research, development and/or commercialization by Company or its Affiliate or Sublicensee; provided, however, that for any Selected Target that is the subject of a Gatekeeper Inquiry during the Collaboration Period for such Selected Target, Broad shall be entitled to inform the Proposing Party that provided the Bona Fide Proposal for the Proposed Product directed at the applicable Selected Target of the date on which such Gene Target that is a Selected Target may become available for a renewed Bona Fide Proposal, such date to correspond with the expiration of the Collaboration Period for the applicable Selected Target.  If such Proposing Party provides such renewed Bona Fide Proposal, and Broad provides to Company a corresponding Proposed Product Notice based on such Bona Fide Proposal, then the provisions of Section 2.6.5.5(b) shall apply to such Proposed Product Notice.

2.6.5.5      Time-Limited Preclusion of March-In for Selected Targets.

(a)      For a period of [**] from the Selection Date (the “Collaboration Period”), Company shall not be required to provide a Current Development Demonstration in accordance with Section 2.6.2 hereof, or elect a Proposed Product Option in accordance with Section 2.6.3 hereof, and Broad shall have no right to grant a Proposed Product License, for any Proposed Product directed to a Selected Target, provided that the Selection Date for such Selected Target is within [**] from the execution date of the Target-Based Collaboration under which the Selected Target has been selected.

(b)      Upon expiration of the Collaboration Period for a given Selected Target, if Broad provides Company with a Proposed Product Notice for a Proposed

Product directed to such Selected Target, Company shall be required to provide to Broad a Current Development Demonstration for such Proposed Product. If Company fails to provide a Current Development Demonstration for such Proposed Product, then Broad shall be entitled to grant the Proposing Party a Proposed Product License for such Proposed Product.

2.6.5.6      Other Limitations on Selected Targets.

(a)      Once a given Gene Target has been selected as a Selected Target under a given Target-Based Collaboration, such Gene Target may not be selected as a Selected Target under any other Target-Based Collaboration if such Gene Target has been the subject of a Gatekeeper Inquiry.  The foregoing provision shall not apply to a Potential Target that was removed from the Target List prior to the execution of the Target-Based Collaboration under which such Potential Target was selected.

(b)      The Collaboration Period shall apply in lieu of, and not in addition to, the [**]-month periods set forth in Section 2.6.3.  Once a given Gene Target has been selected as a Selected Target under a given Target-Based Collaboration, the Proposed Product Option shall not apply to Proposed Products directed to such Gene Target.

(c)      Selected Targets may be dropped from the Target List upon notice by Company to Gatekeeper; provided that, once a Selected Target has been dropped from the Target List for a given Target-Based Collaboration (other than a Selected Target that is a Potential Target at the time it is dropped), it may not again be selected to the Target List for such Target-Based Collaboration.

2.6.6      Processing of Proposed Products. Company shall not be required to simultaneously prepare or carry-out an Internal Development Plan or Collaboration Plan under Section 2.6.3 (to “Process”) for more than [**] Proposed Products in accordance with the timing requirements set forth in Section 2.6.3 at any one time. If Broad provides a Proposed Product Notice for which Company fails to make a Current Development Demonstration, and Company is currently Processing [**] other Proposed Products on the Proposed Product Notice Date for the Proposed Product that is the subject of such Proposed Product Notice, then the time periods set forth in Section 2.6.3 for Processing of any such additional Proposed Product Notice by Company shall each be extended by a period equal to the result of multiplying (a) [**] months times (b) (i) [**] if the number of Proposed Products being Processed by Company on the relevant Proposed Product Notice Date is more than [**] and less than or equal to [**], (ii) [**] if the number of Proposed Products being Processed by Company on the relevant Proposed Product Notice Date is more than [**] and less than or equal to [**], (iii) [**] if the number of Proposed Products being Processed by Company on the relevant Proposed Product Notice Date is more than [**] and less than or equal to  [**], and (iv) [**] if the number of Proposed Products being Processed by Company on the relevant Proposed Product Notice Date is more than [**] (“Proposed Product Extension Period”).  During such Proposed Product Extension Period for a given Proposed Product, Broad shall not be permitted to grant a Proposed Product License to such Proposed Product.  If the number of Proposed Products being Processed by Company on the relevant Proposed Product Notice Date is more than [**], Company shall have no obligation to Process additional Proposed Products until the number of Proposed Products being Processed by

Company is fewer than [**], and the Proposed Product Extension Period shall be extended until, and shall be recalculated at, such time.

2.6.7      Listed Companies. Broad may not grant a Proposed Product License under this Agreement to any Listed Company.

2.6.8      Group B Patent Rights. For the avoidance of doubt, nothing in this Section 2.6 limits Broad’s ability to grant non-exclusive licenses under the Group B Patent Rights for any products or services.

2.7Technology Transfer.

2.7.1      Transfer and Use.  Within [**] days of the Effective Date, Broad shall deliver to Company the Broad Materials. Company shall reimburse Broad for the reasonable cost of providing the Broad Materials including costs incurred in the production and shipment of such materials. Broad hereby grants Company the non-exclusive right to use the Broad Materials solely for purposes of researching, developing or commercializing Licensed Products, Licensed Services, Enabled Products and Enabled Services in accordance with the terms and conditions of this Agreement and otherwise for any purpose in conjunction with the exercise by the Company of its rights under the licenses granted to Company pursuant to Section 2.1.  Company may sublicense its rights to use the Broad Materials in connection with any Sublicense and may subcontract its rights to use the Broad Materials in connection with any subcontract of other rights pursuant to Section 2.4.  Unless Broad otherwise gives express written consent, Company shall not (a) use the Broad Materials for any purpose other than for the foregoing purposes or (b) use the Broad Materials for testing in, treatment of, or any administration to, humans. Upon termination of this Agreement, at the request of Broad, Company shall either return all quantities of such Broad Materials in its possession or control to Broad or else destroy such Broad Materials and immediately certify such destruction to Broad in writing.  Company shall cause its employees and agents to comply with its obligations under this Section 2.7.

2.7.2      Structure / Identity.  Notwithstanding anything in this Agreement to the contrary, Broad shall not be obligated to disclose at any time the structure or composition of the Broad Materials.  Company acknowledges that the Broad Materials are experimental in nature and Company shall comply with all Applicable Law applicable to the handling and use of the Broad Materials.

2.7.3      Ownership of Breach Inventions.  In the event that Company uses or permits any use of the Broad Materials for a purpose or in a manner in breach of Section 2.7.1, the results of such unauthorized use, and any discoveries or inventions which arise from any such use, whether patentable or not, shall belong solely and exclusively to Broad (and/or MIT, if applicable) (“Breach Inventions”).  Company shall and hereby does assign to Broad (and/or MIT, if applicable) all of its right, title and interest in and to all such Breach Inventions.  Company shall cooperate with Broad (and/or MIT, if applicable) to execute and deliver any and all documents that Broad (and/or MIT, if applicable) deems reasonably necessary to perfect and enforce its rights hereunder to such Breach Inventions. Prior to the effectuation of such assignment, Company shall and hereby does grant to Broad (and/or MIT, if applicable) an exclusive, worldwide, perpetual, fully-paid up, royalty-free, irrevocable license (with the right to grant sublicenses) to make, use, sell, have made, have sold, offer for sale, and import such Breach Inventions and otherwise exploit all intellectual property rights therein.

2.8U.S. Manufacturing.  Company agrees that any Licensed Products used or sold in the United States that are subject to 35 U.S.C. §§ 201-211 and the regulations promulgated thereunder, as amended, or any successor statutes or regulations shall, to the extent required by law, be manufactured substantially in the United States.

2.9No Other Grant of Rights.  Except as expressly provided herein, nothing in this Agreement shall be construed to confer any ownership interest, license or other rights upon Company or its Affiliates or Sublicensees by implication, estoppel or otherwise as to any technology, intellectual property rights, products or biological materials of Broad or MIT, or any other entity, regardless of whether such technology, intellectual property rights, products or biological materials are dominant, subordinate or otherwise related to any Patent Rights.

2.10Additional Limitations on Exercise of License Rights.

2.10.1      Germline Modification. Company will not use the Patent Rights or the Broad Information for human germline modification, including intentionally modifying the DNA of human embryos or human reproductive cells.

2.10.2      Gene-Drive Applications. Company will not use the Patent Rights or the Broad Information for the stimulation of biased inheritance of particular genes or traits within a population of plants or animals.

2.10.3      Sterile Seeds. Company will not use the Patent Rights or the Broad Information for any use or application for or related to the research, development, manufacturing or commercialization of Sterile Seeds, including any plant, plant part, plant cell, plant tissue or plant seed that incorporates Sterile Seeds.

2.10.4      Tobacco. Company will not use the Patent Rights or the Broad Information for modifying the tobacco plant (including any plant part, plant cell, plant tissue or plant seed), except for modifications that (a) are related to the use of the tobacco plant as a manufacturing system or as a model system for research purposes but (b) are not related to any use or application in the cultivation, growth, manufacture, exportation or production of any tobacco product.

3.DEVELOPMENT AND COMMERCIALIZATION.

3.1Diligence; Development Milestones.  Company shall use commercially reasonable efforts and shall cause its Affiliates and Sublicensees to use commercially reasonable efforts: (a) to research and develop Group A Licensed Products within the Field; (b) to introduce Group A Licensed Products within the Field into the commercial market; and (c) to market Group A Licensed Products within the Field following such introduction into the market and make such Group A Licensed Products reasonably available to the public. In addition, Company, by itself or through its Affiliates or Sublicensees, shall achieve each of the Development Milestones within the time periods specified in Exhibit 3.1.  In order for Company to satisfy a given Development Milestone, at least one Valid Claim of at least one Patent Right must Cover a Group A Licensed Product that achieves such Development Milestone.  If at least one Valid Claim of at least one Patent Right does not Cover a Group A Licensed Product that achieves the applicable Development Milestone, then Company shall be deemed not to have achieved such Development Milestone.

3.2Development Plan; Adjustments.  The Development Plan for the development and commercialization of Group A Licensed Products, Group A Licensed Services, Group A Enabled Products and Group A Enabled Services is attached hereto as Exhibit 3.2. Company shall be entitled, from time to time, to make such commercially reasonable adjustments to the Development Plan as Company believes, in its good faith judgment, are needed in order to improve Company’s ability to meet the Development Milestones in Exhibit 3.1.

3.3Reporting.  Within [**] days after the end of each Calendar Year, Company shall furnish Broad with:

3.3.1      a written report summarizing its, its Affiliates’ and its Sublicensees’ efforts during the prior year to develop and commercialize Group A Licensed Products within the Field, including:  (a) research and development activities, including information regarding specific Group A Licensed Products and Group A Enabled Products in development and their therapeutic applications; (b) status of applications for Regulatory Approvals; (c) commercialization efforts; and (d) marketing efforts; which report must contain a sufficient level of detail for Broad to assess whether Company is in compliance with its obligations under Article 3 and a discussion of intended efforts for the then-current year. Together with each report prepared and provided under this Section 3.3.1, Company shall provide Broad with a copy of the then-current Development Plan which shall include sufficient detail to enable Broad to assess what Group A Licensed Products and Group A Enabled Products are in development and the status of such development; and

3.3.2      a brief written report summarizing its, its Affiliates’ and its Sublicensees’ efforts during the prior year to develop and commercialize Group A Licensed Products outside of the Field, Group A Enabled Products, Group A Licensed Services and Group A Enabled Services.

3.4Failure to Meet Development Milestone; Opportunity to Cure.  If Company believes that, despite using commercially reasonable efforts, it will not achieve a Development Milestone, it may notify Broad in writing in advance of the relevant deadline.  Company shall include with such notice (a) a reasonable explanation of the reasons for such failure (lack of finances or development preference for a non-Licensed Product shall not constitute reasonable basis for such failure) (“Milestone Explanation”) and (b) a reasonable, detailed, written plan for promptly achieving a reasonable extended and/or amended milestone (“Milestone Plan”).  If Company so notifies

Broad, but fails to provide Broad with both a Milestone Explanation and Milestone Plan, then Company shall have an additional [**] days or until the original deadline of the relevant Development Milestone, whichever is later, to meet such milestone.  Company’s failure to do so shall constitute a material breach of this Agreement and Broad shall have the right to terminate this Agreement upon written notice to Company.  If Company so notifies Broad and provides Broad with a Milestone Explanation and Milestone Plan, both of which are reasonably acceptable to Broad, then Exhibit 3.1 shall be amended automatically to incorporate the extended and/or amended milestone set forth in the Milestone Plan.  If Company so notifies Broad and provides Broad with a Milestone Explanation and Milestone Plan, but the Milestone Explanation is not reasonably acceptable to Broad (e.g., Company asserts lack of finances or development preference for a non-Licensed Product), then Broad shall notify Company that the Milestone Explanation is not acceptable and explain to Company why the Milestone Plan is not acceptable and Company shall have an additional [**] days or until the original deadline of the relevant Development Milestone, whichever is later, to meet such milestone.  Company’s failure to do so shall constitute a material breach of this Agreement, and Broad shall have the right to terminate this Agreement upon written notice to Company.  If Company so notifies Broad and provides Broad with a Milestone Explanation and Milestone Plan, but the Milestone Plan is not reasonably acceptable to Broad, then Broad shall notify Company that the Milestone Plan is not reasonably acceptable, explain to Company why the Milestone Plan is not reasonably acceptable and shall provide Company with suggestions for a reasonably acceptable Milestone Plan.  Company shall have one opportunity to provide Broad with a Milestone Plan reasonably acceptable to Broad within [**] days of the notice from Broad described in the previous sentence, during which time Broad agrees to work with Company in its effort to develop a reasonably acceptable Milestone Plan.  If, within such [**] days, Company provides Broad with a Milestone Plan reasonably acceptable to Broad, then Exhibit 3.1 shall be amended automatically to incorporate the extended and/or amended milestone set forth in the Milestone Plan.  If, within such [**] days, Company fails to provide a Milestone Plan reasonably acceptable to Broad, then Company shall have an additional [**] days or until the original deadline of the relevant Development Milestone, whichever is later, to meet such milestone.  Company’s failure to do so shall constitute a material breach of this Agreement and Broad shall have the right to terminate this Agreement upon written notice to Company.  For clarity, if Company fails to achieve a Development Milestone and does not avail itself of the procedure set forth in this Section 3.4, then Broad may treat such failure as a material breach and terminate this Agreement upon written notice to Company. Disputes arising under this Section 3.4 shall not be subject to resolution by the Executive Officers under Section 11.7.

4.CONSIDERATION FOR GRANT OF LICENSE.

4.1[Reserved]

4.2License Issue Fee.

Company shall pay to Broad a non-refundable license fee (“License Issue Fee”) of [**] dollars ($[**]), due and payable within [**] days after the Effective Date.

4.3Annual License Maintenance Fee.  Company shall pay to Broad an annual license maintenance fee of [**] dollars ($[**]) on the first anniversary of the Effective Date and on each anniversary of the Effective Date thereafter during the Term.

4.4Milestone Payments.

4.4.1Schedule 1 Products.

4.4.1.1      Milestone Payments for Schedule 1 Products.  Company shall pay to Broad the Milestone Payments set forth in this Section 4.4.1.1 with respect to each Single Schedule 1 Product to achieve each Milestone Event, regardless of whether such Milestone Event is achieved by Company, an Affiliate of Company or a Sublicensee:

Milestone Event	Milestone Payment in Dollars
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]

[**].

Company shall notify Broad in writing within [**] days following the achievement of each Milestone Event described in Section 4.4.1.1, and shall make the appropriate Milestone Payment within [**] days after the achievement of such Milestone Event.  Each Milestone Payment is payable only once for each Single Schedule 1 Product.  The Milestone Events set forth in Section 4.4.1 are intended to be successive; if a Single Schedule 1 Product is not required to undergo the event associated with a particular Milestone Event for a Single Schedule 1 Product (“Skipped Milestone”), such Skipped Milestone shall be deemed to have been achieved upon the achievement by such Single Schedule 1 Product of the next successive Milestone Event (“Achieved Milestone”); provided that the Milestone Events based on [**]  shall not be deemed to be successive with each other (i.e., if the Milestone Event for [**]  occurs prior to the Milestone Event for [**], the Milestone Event for [**] shall not be deemed a Skipped Milestone).  Payment for any Skipped Milestone that is owed in accordance with the provisions of this Section 4.4.1.1 shall be due within [**] days after the achievement of the Achieved Milestone.

4.4.1.2      Sales Milestones for Schedule 1 Products.  Company shall pay to Broad, within [**] days of the end of the Calendar Year in which the following sales Milestone Events are first achieved, the following Milestone Payments with respect to each Single Schedule 1 Product to achieve each sales Milestone Event, regardless of whether such Milestone Event is achieved by Company, an Affiliate of Company or a Sublicensee, or a combination thereof:

Milestone Event	Milestone Payment in Dollars
$[**] dollars in aggregate Net Sales	[**]
$[**] dollars in aggregate Net Sales	[**]

4.4.1.3      Adjustment for Enabled Products.  The Milestone Payments set forth in Section 4.4.1.1 or 4.4.1.2 above for Single Schedule 1 Products shall be reduced by [**]% for any Single Schedule 1 Product that is an Enabled Product.

4.4.2Schedule 2 Products.

4.4.2.1      Milestone Payments for Schedule 2 Products.  Company shall pay to Broad the Milestone Payments set forth in this Section 4.4.2.1 with respect to each Single Schedule 2 Product to achieve each Milestone Event, regardless of whether such Milestone Event is achieved by Company, an Affiliate of Company or a Sublicensee:

Milestone Event	Milestone Payment in Dollars
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]

*  Milestone Events subject to Change of Control Multiplier in accordance with Section 4.4.2.

[**].

Company shall notify Broad in writing within [**] days following the achievement of each Milestone Event described in Section 4.4.2.1, and shall make the appropriate Milestone Payment within [**] days after the achievement of such Milestone Event.  Each Milestone Payment is payable only once for each Single Schedule 2 Product.  The Milestone Events set forth in Section 4.4.2.1 are intended to be successive; if a Skipped Milestone occurs with a particular Milestone Event for a Single Schedule 2 Product, such Skipped Milestone shall be deemed to have been achieved upon the achievement by such Single Schedule 2 Product of the next successive Milestone Event; provided that the Milestone Events based on [**] shall not be deemed to be successive with each other (i.e., if the Milestone Event for [**]occurs prior to the Milestone Event for [**], the Milestone Event for [**] shall not be deemed a Skipped

Milestone).  Payment for any Skipped Milestone that is owed in accordance with the provisions of this Section 4.4.2.1 shall be due within [**] days after the achievement of the Achieved Milestone.

4.4.2.2      Sales Milestones.  Company shall pay to Broad, within [**] days of the end of the Calendar Year in which the following sales Milestone Events are first achieved, the following Milestone Payments with respect to each Single Schedule 2 Product to achieve each sales Milestone Event, regardless of whether such Milestone Event is achieved by Company, an Affiliate of Company or a Sublicensee, or a combination thereof:

Milestone Event	Milestone Payment in Dollars
$[**] dollars in aggregate Net Sales	[**]
$[**] dollars in aggregate Net Sales	[**]

4.4.2.3      Adjustment for Enabled Products.  The Milestone Payments set forth in Section 4.4.2.1 or 4.4.2.2 above for Single Schedule 2 Products shall be reduced by [**]% for any Single Schedule 2 Product that is an Enabled Product.

4.4.2.4      Change of Control Multiplier. In the event that a Change of Control of Company occurs at any time during the Term, the Milestone Payments for those Milestone Events designated by an asterisk (*) in Section 4.4.2.1 that have not yet been paid by Company shall be increased by [**] percent ([**]%) (“Change of Control Multiplier”) of the Milestone Payments set forth in Section 4.4.2.1.

4.4.2.5      Milestone Payments for Schedule 1 Products and Schedule 2 Products.  In the event that a Licensed Product or Enabled Product is both a Schedule 1 Product and a Schedule 2 Product, then Company shall pay the applicable Milestone Payment based on whether the achievement of each Milestone Event first occurred with respect to development, regulatory approval or sales of a Licensed Product or Enabled Product as a Single Schedule 1 Product or Single Schedule 2 Product, with simultaneous achievement being deemed to have first occurred with respect to a Licensed Product or Enabled Product as a Single Schedule 2 Product.  If achievement of a Milestone Event first occurs with respect to development, regulatory approval or sales of a Licensed Product or Enabled Product as a Single Schedule 1 Product, Company shall pay the difference between the applicable Milestone Payment for a Single Schedule 2 Product and the applicable Milestone Payment for a Single Schedule 1 Product if such Licensed Product or Enabled Product thereafter achieves such Milestone Event with respect to development, regulatory approval or sales as a Single Schedule 2 Product.  If achievement of a Milestone Event first occurs with respect to development, regulatory approval or sales of a Licensed Product or Enabled Product as a Single Schedule 2 Product, no additional Milestone Payments shall be due if such Licensed Product or Enabled Product thereafter achieves such Milestone Event with respect to development, regulatory approval or sales as a Single Schedule 1 Product.  For clarity, under no circumstances shall Company pay Milestone Payments for a

Licensed Product or Enabled Product that are more than the Milestone Payments set forth for a Single Schedule 2 Product.

4.4.3      Agricultural Products.

4.4.3.1      Company shall pay Broad the Milestone Payments set forth in this Section 4.4.3.1 with respect to each Single Ag Product to achieve each Milestone Event, regardless of whether such Milestone Event is achieved by Company, an Affiliate of Company or a Sublicensee:

Milestone Event	Milestone Payment in Dollars
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]

[**].

Company shall notify Broad in writing within [**] days following the achievement of each Milestone Event described in Section 4.4.3.1, and shall make the appropriate Milestone Payment within [**] days after the achievement of such Milestone Event. Each Milestone Payment is payable only once for each Single Ag Product. The Milestone Events set forth in Section 4.4.3.1 are intended to be successive; if a Skipped Milestone occurs with a particular Milestone Event for a Single Ag Product, such Skipped Milestone shall be deemed to have been achieved upon the achievement by such Single Ag Product of the next successive Milestone Event.  Payment for any Skipped Milestone that is owed in accordance with the provisions of this Section 4.4.3.1 shall be due within [**] days after the achievement of the Achieved Milestone.

4.4.4      Replacement Products.  If (A) development of a Licensed Product (other than an Ag Product) is terminated after any Milestone Payment set forth in Section 4.4.1.1 or 4.4.2.1, as applicable, has been made with respect to such Licensed Product and (B) another Licensed Product is selected to replace the terminated Licensed Product and the selected Licensed Product is for the same, substantially similar or closely related indication and targets the same Gene Target as the terminated Licensed Product (“Replacement Product”), then there shall be no payment due upon achievement of the same milestone by such Replacement Product for which Broad already received a Milestone Payment for the original Licensed Product.

4.5Royalties.

4.5.1      Royalty Rates.  Company shall pay to Broad running royalties (“Royalties”) on Net Sales of Licensed Products, Licensed Services, Enabled Products and Enabled Services during the applicable Royalty Term at the applicable royalty rate set forth below within [**] days following the last day of the Calendar Quarter in which such Royalty accrues. The Parties acknowledge that Royalties shall be determined on a product/service-by-product/service, and country-by-country basis.  If the manufacture, use, performance or sale of any Licensed Product is Covered by more than one Valid Claim of the Patent Rights, multiple Royalties shall not be due as a result of being so Covered.

4.5.1.1      Royalty Rates for Group A Licensed Products and Group A Licensed Services (adjusted for Group B Licensed Products and Group B Licensed Services as set forth in Section 4.5.1.3)

Category of product or service	Royalty Rate
Licensed Product [**]	[**]% of Net Sales by Company, its Affiliates, and Sublicensees
Licensed Product [**]	[**]% of Net Sales by Company, its Affiliates, and Sublicensees
Licensed Product [**]	[**]% of Net Sales by Company, its Affiliates, and Sublicensees
Licensed Service**	[**]% of Net Sales by Company, its Affiliates, and Sublicensees

** [**].

For clarity, upon expiration of the last Valid Claim within the Patent Rights Covering the applicable Licensed Product or the Licensed Service above, such Licensed Product or Licensed Service shall be deemed an Enabled Product or Enabled Service for which the Royalty rates set forth in Section 4.5.1.2 shall apply for the remainder of the Royalty Term.

4.5.1.2      Royalty Rates for Group A Enabled Products and Group A Enabled Services (adjusted for Group B Enabled Products and Group B Enabled Services as set forth in Section 4.5.1.3)

Category of Enabled Product	Royalty Rate
Enabled Product [**]	[**]% of Net Sales by Company, its Affiliates, and Sublicensees
Enabled Product [**]	[**]% of Net Sales by Company, its Affiliates, and Sublicensees
Enabled Product [**]	[**]% of Net Sales by Company, its Affiliates, and Sublicensees
Enabled Service**	[**]% of Net Sales by Company, its Affiliates, and Sublicensees

** [**].

4.5.1.3      Adjustment for Group B Patent Right Products. The applicable royalty rate set forth in Section 4.5.1.1 shall be reduced by [**] percent ([**]%) for each Group B Licensed Product or Group B Licensed Service. The applicable royalty rate set forth in Section 4.5.1.2 shall be reduced by [**] percent ([**]%) for each Group B Enabled Product or Group B Enabled Service. If during a Calendar Quarter, a Licensed Product, Licensed Service, Enabled Product or Enabled Service is a Group B Licensed Product, Group B Licensed Service, Group B Enabled Product or Group B Enabled Service (as applicable) for only a part of the Calendar Quarter, then the royalty rate adjustment set forth in this Section 4.5.1.3 shall be applied on a pro rata basis based on the part of such Calendar Quarter during which such Licensed Product, Licensed Service, Enabled Product or Enabled Service (as applicable) is a Group B Licensed Product, Group B Licensed Service, Group B Enabled Product or Group B Enabled Service (as applicable).

4.5.2Royalty Offset.

4.5.2.1      On a product-by-product basis, with respect to a Licensed Product or an Enabled Product (each as defined in a Cas9 Agreement or the Cpf1 Agreement), if Company is required to pay Royalties (as defined in a Cas9 Agreement or the Cpf1 Agreement, as applicable) under (i) one or both of the Cas9 Agreements and (ii) the Cpf1 Agreement, then Company shall be entitled to credit [**] percent ([**]%) of the Royalties (as defined in the Cpf1 Agreement) payable under the Cpf1 Agreement prior to the application of any royalty offset set forth in the Cpf1 Agreement against the aggregate of the Royalties (as defined in the applicable Cas9 Agreement) payable under (a) Section 4.5.1 and (b) the Cas9-I Agreement, provided that such credit shall be applied to this Agreement and the Cas9-I Agreement on a pro rata basis based on the amount of Royalties (as defined in the applicable Cas9 Agreement) payable under each applicable agreement. As a condition of the offset in this Section 4.5.2.1, in the event that Company takes a credit against Royalties payable under this Agreement pursuant to this Section 4.5.2.1, then in the royalty reports due to Broad under Section 5.1.1 at the time such credit is taken, Company shall include a calculation of the credit taken and, with the first such royalty report on which such credit is taken, the basis for Company’s determination of such credit.

4.5.2.2      On a product-by-product basis, if Company is legally required by a future court order, settlement agreement, contract, or other legally binding written commitment to make payments to a Third Party of running royalties on net sales of Licensed Products or Enabled Products for a license under or the use of patent rights held by such Third Party that Cover such Licensed Products or Enabled Products and that are necessary for the commercialization of such Licensed Products or Enabled Products, then Company shall be entitled to credit up to [**] percent ([**]%) of such running royalties actually paid by Company to such Third Party against the Royalties payable under this Agreement, provided that if such running royalties are also creditable against payments under the Cpf1 Agreement or the Cas9-I Agreement, then such credit shall be applied to this Agreement and the Cpf1 Agreement and Cas9-I Agreement (as applicable) on a pro rata basis based on the amount of Royalties (as defined in this Agreement, the Cpf1 Agreement or the Cas9-I Agreement, as applicable) payable under each applicable agreement.  For clarity, the aggregate amount credited under the preceding sentence shall in no event exceed [**] percent ([**]%) of the applicable running royalties actually paid by Company to the applicable Third Party. As a condition of the offset in this Section 4.5.2.2, Company shall use commercially reasonable efforts to include a provision in any agreement with such Third Party executed after the Effective Date requiring that payment of royalties by Company to such Third Parties must be offset as a result of Royalties payable under this Agreement by at least the same percentage of net sales as Institutions have offset against their Royalties pursuant to this Section 4.5.2.2. In the event Company determines that the use of such Third Party patent rights is necessary for the commercialization of Licensed Products or Enabled Products, and takes a credit against Royalties payable under this Agreement, then in the royalty reports due to Broad under Section 5.1.1 at the time such credit is taken, Company shall include a calculation of the credit taken and, with the first such royalty report on which such credit is taken, the basis for Company’s determination of commercial necessity.

4.5.2.3      Notwithstanding anything to the contrary herein (a) on a product-by-product basis, in no event shall payments to Broad under this Agreement be reduced pursuant to this Section 4.5.1.3 such that Broad receives less than [**] percent ([**]%) of the applicable rate set forth in Section 4.5.1 and (b) any amounts that are not offset during a reporting period shall not be creditable against payments arising in subsequent reporting periods.

4.5.3      Patent Challenge.  In the event that Company or any of its agents, Affiliates or Sublicensees is or becomes a Challenging Party, then (a) Company shall provide Broad with at least [**] days’ notice prior to taking any such action, (b) Company shall pay all reasonable costs, fees and expenses associated with such Patent Challenge that are incurred by Institutions and their trustees, managers, officers, agents, employees, faculty, affiliated investigators, personnel, and staff, including reasonable attorneys’ fees and all reasonable costs associated with administrative, judicial or other proceedings, within [**] days after receiving an invoice from Broad for same; (c) the exclusive licenses granted in this Agreement may, as of the date of initiation of said challenge or opposition, upon notice by Broad to Company, be converted by Broad at its option into a non-exclusive license for the remainder of the Term, and in such event Institutions shall have the right to grant licenses under the Patent Rights to any Person, subject to the then-existing non-exclusive license provided herein; (d) any fees, royalties, milestones or revenues payable to Broad under Sections 4.2 through 4.5 shall double in amount if and when any Patent Right survives the Patent Challenge such that it remains valid in whole or in part; and (e) at any time after the Patent Challenge is brought, Broad may, at its option, terminate this Agreement according to Section 10.2; provided that if any of subsections (a) through (e) are held invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect any of the other said subsections.  Notwithstanding any provision of this Agreement to the contrary, Company shall not have the right to assume or participate in the defense, settlement or other disposition of such Patent Challenge through its status as licensee under this Agreement, but shall pay associated costs, fees and expenses as provided in this Section 4.5.3.  The Parties agree that any challenge or opposition to a Patent Right by Company may be detrimental to Institutions, and that the above provisions shall constitute reasonable liquidated damages to reasonably compensate Institutions for any loss they may incur as a result of Company taking such action.

4.6Sublicense Income. This Section 4.6 applies solely to Sublicense Income that is not also “Sublicense Income” as defined in the Cas9-I Agreement.  Company shall pay to Broad a percentage of Sublicense Income within [**] days following the last day of the Calendar Quarter in which such Sublicense Income is received by Company, in accordance with the rates set forth in the following Sections 4.6.1 and 4.6.2.  For the avoidance of doubt, in the event any Sublicense transfers rights granted or transferred by Broad under this Agreement along with rights owned by the Company or granted to the Company by a Third Party, Company shall pay to Broad the following percentages of all Sublicense Income received by Company or its Affiliates under such Sublicense without deduction from or apportionment of any part of such consideration.  Company agrees that all rights relevant to making, using, selling, offering to sell or importing particular Licensed Products, Licensed Services, Enabled Products or Enabled Services shall be included in or deemed to be included in the same Sublicense under which the rights granted or otherwise transferred to Company hereunder are granted with respect to such Licensed Products, Licensed Services, Enabled Products or Enabled Services for the purpose of calculating Sublicense Income.

4.6.1Products and Services for the Prevention or Treatment of Human Disease. For Sublicenses related to Licensed Products, Licensed Services, Enabled Products or Enabled Services for the treatment and prevention of human disease, Company shall pay to Broad, within [**] days following the last day of the Calendar Quarter in which such Sublicense Income is received by Company:

4.6.1.1       [**] percent ([**]%) of Sublicense Income received with respect to a Sublicense executed prior to the date on which the Company has [**];

4.6.1.2       [**] percent ([**]%) of Sublicense Income received with respect to a Sublicense executed on or after the date on which the Company has [**];

4.6.1.3       [**] percent ([**]%) of Sublicense Income received with respect to a Sublicense executed on or after the date on which the [**].

4.6.2All Other Products. For Sublicenses related to Licensed Products, Licensed Services, Enabled Products or Enabled Services that are [**], Company shall pay to Broad, within [**] days following the last day of the Calendar Quarter in which such Sublicense

Income is received by Company, [**] percent ([**]%) of Sublicense Income received with respect to such Sublicenses.

4.7Complex Consideration.  Company acknowledges and agrees that the Parties have chosen to apply set royalty rates and milestone payments to the rights granted under this Agreement for Company’s convenience in calculating and paying royalties and milestones.  In doing so, Company acknowledges and agrees that certain royalty rates and milestones payments chosen incorporate discounts reflecting that certain products and services may not be Covered by the Valid Claims of the Patent Rights but may be based upon, derived from or use the Patent Rights or other licensed intellectual property rights, so that Company, unless explicitly provided otherwise in this Agreement, shall not be entitled to a reduction in the royalty rate or milestone payment, even if it does not at all times need or use a license to specific Patent Rights, until the end of the Royalty Term for such product or service.

4.8Additional Consideration.

4.8.1      Success Payments.

4.8.1.1      Notice.  Company shall notify Broad of any payment payable to Broad under this Section 4.8.1 no later than [**] days after the applicable Trigger Date or Post-Company Sale Milestone Date.  Such notice shall include the date of such Trigger Date or Post-Company Sale Milestone Date and (a) in the case of a Trigger Date that is not a Company Sale Date or a Trailing Value Receipt Date, a determination of the Average Market Capitalization as of such Trigger Date, (b) in the case of a Trigger Date that is a Company Sale Date or a Trailing Value Receipt Date, the Upfront Acquisition Value and Trailing Acquisition Value received, as applicable or (c) in the case of a Post-Company Sale Milestone Date, the applicable Post-Company Sale Milestone and Post-Company Sale Milestone Payment.

4.8.1.2      Achievement of Value Triggers.  Following a Trigger Date that is not a Company Sale Date or a Trailing Value Receipt Date, Company shall pay to Broad the lesser of (a) the Remaining Payment as of such Trigger Date or (b) the payment indicated in the column labeled “Success Payment” (each such payment, a “Success Payment”) opposite the Trigger Date Value Trigger associated with such Trigger Date:

Value Trigger	Success Payment (in Dollars)
[**]	[**]
[**]	[**]
[**]	[**]
$9 billion	[**]

*These Success Payments only apply if a Group A Licensed Product Covered by a Valid Claim of the Group A Patent Rights or if a “Licensed Product” “Covered” by a “Valid Claim” of the “Patent Rights,” in each case that is or was being developed by or on behalf of Company or its Affiliate or Sublicensee (as defined in either Cas9 Agreement), is or has been the subject of a Clinical Study in connection with such development.  For purposes of this paragraph, defined terms within quotation marks shall have the meanings ascribed to them in the Cas9-I Agreement.

For the avoidance of doubt, each Success Payment shall become due and payable under this Agreement, if at all, a maximum of one (1) time.  For the further avoidance of doubt, more than one Success Payment may become due and payable based on the Average Market Capitalization determined on any single Trigger Date.  By way of example under the immediately preceding sentence, if the Average Market Capitalization on the first Trigger Date is nine billion dollars ($9,000,000,000), then Company shall pay to Broad aggregate Success Payments equal to thirty million dollars ($30,000,000).

4.8.2      Post-Company Sale Payments.   Notwithstanding anything to the contrary herein, if Company undergoes a Company Sale, then (a) Broad shall receive the applicable Company Sale Success Payment no later [**], (b) no later than [**] days after any Trailing Value Receipt Date on which the applicable Acquisition Value is greater than or equal to a Value Trigger that corresponds to a Success Payment that previously has not become due and payable, Broad shall receive such unpaid Success Payment and (c) no Success Payments shall become due hereunder on the basis of Average Market Capitalization equaling or exceeding a Value Trigger.  No later than [**] days after the achievement of a (i) Company Sale or a Change of Control that is not a Company Sale and (ii) the applicable milestone in the column labeled “Post-Company Sale Milestone” below (each such milestone, a “Post-Company Sale Milestone,” and each such date of achievement a “Post-Company Sale Milestone Date”), Broad shall receive the payment indicated opposite the applicable “Post-Company Sale Milestone” in the column labeled “Post-Company Sale Milestone Payment” (each such payment, a “Post-Company Sale Milestone Payment”):

Post-Company Sale Milestone	Post-Company Sale Milestone Payment
[**]	[**]% of the Remaining Payment as of the applicable Post-Company Sale Milestone Date
[**]	[**]% of the Remaining Payment as of the applicable Post-Company Sale Milestone Date
[**]	[**]% of the Remaining Payment as of the applicable Post-Company Sale Milestone Date
[**]	[**]% of the Remaining Payment as of the applicable Post-Company Sale Milestone Date
[**]	[**]% of the Remaining Payment as of the applicable Post-Company Sale Milestone Date
[**]	The Remaining Payment as of the applicable Post-Company Sale Milestone Date

[**].

For the avoidance of doubt, each Post-Company Sale Milestone Payment shall become due and payable under this Agreement, if at all, a maximum of one (1) time.  For the further avoidance of doubt, more than one Post-Company Sale Milestone Payment may become due and payable on any single Post-Company Sale Milestone Date.  By way of example under the immediately preceding sentence, if all Post-Company Sale Milestones are achieved on a single Post-Company Sale Milestone Date, then Company shall pay to Broad aggregate Post-Company Sale Milestone Payments equal to the Remaining Payment as of such Post-Company Sale Milestone Date.  With respect to any (i) Company Sale or (ii) Asset Sale to an Affiliate of Company, Company shall cause the acquirer, successor, assignee or licensee of Company or of Company’s assets, as applicable, to assume Company’s obligations hereunder.

4.8.3      Manner and Timing of Payment of Success Payments and Post-Company Sale Milestone Payments.  Subject to Section 4.8.3.1, any Success Payment provided herein that is payable with respect to a Trigger Date and that is not paid in connection with a Company Sale pursuant to Section 4.8.2, shall be paid by Company by issuance of Promissory Notes in the aggregate principal amount of such Success Payment, which Promissory Notes shall be issued to Broad no later than [**] days after the applicable Trigger Date.

4.8.3.1      In the event the Company is able [**] to issue shares of Common Stock [**] in full or partial satisfaction of a Success Payment, the Company may, upon notice to Broad, issue such shares of Common Stock [**] no later than [**] days after the applicable Trigger Date to satisfy the obligation to pay such Success Payment (or any portion thereof) in lieu of the issuance of a Promissory Note. If the Company does not pay the entire Success Payment with the issuance of such shares of Common Stock in accordance with this Section 4.8.3.1, it shall issue a Promissory Note for the value of such Success Payment minus the value of the shares of Common Stock issued pursuant to this Section 4.8.3.1 in partial satisfaction of such Success Payment. The dollar value of any shares of Common Stock issued pursuant to this Section 4.8.3.1 shall equal the product of (x) the number of shares of Common Stock issued multiplied by (y) [**].

4.8.3.2      Notwithstanding the foregoing, any Success Payment or Post-Company Sale Milestone Payment provided herein that is payable pursuant to Section 4.8.2 must be paid solely in cash.

4.8.4      Issuance and Payment of Notes.

4.8.4.1      Designation of Recipient of Notes. Company shall issue any Promissory Notes (and any Note Shares issuable in payment thereof in accordance with Section 4.8.4.3) to Broad in the names of Broad or its designees, Harvard or Harvard’s designee and MIT or MIT’s designee, which may be Omega Cambridge SPV L.P., upon instruction by Broad and in accordance with such instructions. The instructions contemplated by the foregoing sentence must be provided to Company by Broad within [**] days after the applicable Trigger Date.  In the event such instructions are not received within [**] days after the applicable Trigger Date, Company shall issue the Promissory Notes (and any Note Shares issuable in payment thereof in accordance with Section 4.8.4.3) to Broad. Broad and any of its designees pursuant to this Section 4.8.4.1 that receives a Promissory Note is individually referred to as a “Noteholder” and collectively as the “Noteholders.”

4.8.4.2      Installments; Interest; Prepayment; Transfer.

(a)Company shall pay the principal and any accrued interest under any Promissory Note in one or more installments (each an “Installment”) over the period beginning on the Issuance Date of such Promissory Note and ending (a) upon the later of (i) one (1) year following the Effective Date and (ii) one hundred and fifty (150) days following such Issuance Date, for Promissory Notes issued prior to [**], or (b) one hundred and fifty (150) days following such Issuance Date, for Promissory Notes issued on or after [**] (each such end date, the “Maturity Date” for such Promissory Note).

(b)The principal amount under each Promissory Note shall accrue interest from the Issuance Date of such Promissory Note at the rate of four and eight-tenths percent (4.8%). Company may prepay any Promissory Note at any time, upon at least [**] business days’ prior notice to the Noteholder of such Promissory Note, by paying to such Noteholder an amount in cash equal to any principal and accrued interest remaining unpaid under such Promissory Note, with interest calculated to the business day immediately prior to such payment.  Promissory Notes are not transferable.  Interest on the Promissory Notes shall be computed on the basis of a year of 365 days for the actual number of days elapsed.

4.8.4.3      Payment of Note with Shares.  Company may elect to pay all or a portion of any outstanding Promissory Note by conversion of principal and accrued interest thereunder to shares of Common Stock [**] (“Note Shares”) in accordance with this Section 4.8.4.3 provided that such Note Shares are covered by [**].  Company shall notify Broad of its election with regard to the payment of a Promissory Note with Note Shares at least [**] days prior to the issuance of any such Note Shares.  If Company elects to pay all or a portion of any Promissory Note by issuing Note Shares, then Company shall issue a number of Note Shares equal to the quotient determined by dividing a dollar value equal to all or a portion of the outstanding principal plus accrued interest on such Promissory Note by [**].  Following such payment, Company shall promptly notify the Noteholder of the applicable Promissory Note of the number and dollar value of the Note Shares that are [**] that shall be considered payment of the applicable Promissory Note and that shall be considered payment of interest accrued on the principal amount of such Promissory Note, and the principal amount of such Promissory Note remaining unpaid and the unpaid accrued interest on such Promissory Note. All expenses related [**] of the Note Shares shall be borne by Company.

4.8.4.4      The principal amount and accrued interest of the applicable Promissory Note remaining unpaid by Company immediately after the Noteholders’ receipt of any given Note Shares pursuant to Section 4.8.4.3 shall equal the original principal amount and accrued interest of the Promissory Note remaining unpaid by Company with respect to such Promissory Note immediately prior to the date of receipt of such Note Shares less the product of (a) the number of such Note Shares received by Noteholders that the Company has notified the Noteholder of such Promissory Note shall be considered payment of the principal or accrued interest, as applicable, on such Promissory Note times (b) [**].  For purposes of calculating interest on the principal amount of the Promissory Note remaining unpaid, each payment of a portion of the principal amount of such Promissory Note shall be deemed to have occurred on the Trading Day immediately prior to the date of receipt by Noteholders of Note Shares that Company has notified the Noteholder are considered payment of the principal amount of such Promissory Note. If any principal amount of any Promissory Note or accrued interest remains unpaid under a Promissory Note on the applicable Maturity Date of such Promissory Note as determined under Section 4.8.4.2, then Company shall pay all such remaining principal and accrued interest within [**] business days after such Maturity Date by paying cash to the Noteholder of such Promissory Note in an amount equal to such unpaid amounts, with interest calculated to such Maturity Date.

4.8.4.5      Notwithstanding anything to the contrary herein, despite any election by Company to pay a Promissory Note in Note Shares, Company may substitute cash in lieu of Note Shares at any time prior to issuance of such Note Shares to the Noteholders hereunder. Further notwithstanding anything to the contrary herein, if Company undergoes a Company Sale or a Change of Control that is not a Company Sale, then Company (a) shall not issue any Promissory Note following the date of such Company Sale or Change of Control, (b) shall pay all payments that are due and payable under Section 4.8.1, but with respect to which Company has not issued a Promissory Note as of the date of such Company Sale or Change of Control, in cash and (c) shall pay the remaining principal and accrued interest (which interest shall accrue until the date of payment under this clause (c)) under all existing Promissory Notes in cash within [**] days following the date of such Company Sale or Change of Control. Further notwithstanding anything to the contrary herein, if following the date of a Change of Control that is not a Company Sale (A) a Post-Company Sale Milestone Date occurs within [**] months following a Trigger Date or (B) a Trigger Date occurs within [**] months following a Post-Company Sale Milestone Date, then in each case (A) and (B), the later of the two dates, as applicable, shall be deemed to have occurred on the date that is [**] months after the earlier of the two dates, as applicable, solely for the purpose of determining the timing of payments under Section 4.8.

4.8.4.6       [**].  Notwithstanding the foregoing, [**], the Company shall [**] to the Company [**] referred to in this Agreement. [**] to the Company [**] to the Company [**].

4.8.4.7      Representations and Warranties by Company.  Company hereby represents and warrants to Broad that any Note Shares, when issued pursuant to the terms hereof and of the Promissory Notes, shall, upon such issuance, be duly authorized, validly issued, fully paid and nonassessable, and be [**].

4.8.4.8      Representations and Warranties by Broad.  Broad hereby represents and warrants to Company that as of the Effective Date and as of any Issuance Date:

(a)Broad is acquiring the Promissory Notes for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof;

(b)Broad acknowledges that the Promissory Notes and any Note Shares are not, and shall not be, registered under the Securities Act (provided that the resale of any such Note Shares shall be [**]), or any state securities laws, and that the Promissory Notes may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable; and

(c)Broad has had an opportunity to discuss Company’s business, management, financial affairs and the terms and conditions of the offering of the Promissory Notes and any Note Shares with Company’s management and has had an opportunity to review Company’s facilities.

(d)Broad has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Company.  Broad acknowledges receipt of copies of Company’s filings pursuant to the Exchange Act.

(e)Broad represents that it is an accredited investor (as that term is defined in Rule 501 of Regulation D under the Securities Act).

In the case of any issuance of Promissory Notes and any Note Shares to any designee of Broad, Company’s obligation to issue such Promissory Notes and any Note Shares shall be conditioned on a receipt of a letter from such Person making the foregoing representations and warranties (with such Person’s name substituted for Broad therein) as of the date of issuance of such Promissory Note, and, for clarity, notwithstanding anything to the contrary herein, Company shall have no obligation to issue any Promissory Notes or any Note Shares to any designee of Broad unless and until receipt of such a letter from such applicable Person.

4.8.4.9      If Company issues any Note Shares, the certificate(s) (or DTC account(s), if applicable) representing such Note Shares will contain the following legend until such time as such Note Shares are registered by Company under the Securities Act:

“The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred or otherwise disposed of in the absence of an effective registration statement under such Act or an opinion of counsel satisfactory to the corporation to the effect that such registration is not required.”

4.8.4.10      The legend set forth in Section 4.8.4.9 shall be removed and the Company shall issue a certificate or book-entry statement without such legend or any other legend to the holder of the applicable Note Shares upon which it is stamped or issue to such Noteholder by electronic delivery at the applicable balance account at the DTC, if (a) such Note Shares are registered for resale under the Securities Act (provided that, if the Noteholder is selling pursuant to the effective Resale Registration Statement, the Noteholder agrees to only sell such Note Shares during such time that such registration statement is effective and not withdrawn or suspended, and only as permitted by such registration statement), (b) such Note Shares are sold or transferred pursuant to Rule 144 under the Securities Act (“Rule 144”) (if the transferor is not an Affiliate of the Company), or (c) such Note Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such securities and without volume or manner-of-sale restrictions. Following the earlier of (i) the receipt of a certificate in the form attached hereto as Exhibit 4.8.4.10 from a Noteholder including the statements described in (a) above or (ii) Rule 144 becoming available for the resale of Note Shares, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such securities and without volume or manner-of-sale restrictions, the Company shall cause its counsel to issue to the Company’s transfer agent (the “Transfer Agent”) the legal opinion referred to in the legend set forth in Section 4.8.4.9. Any fees associated with the issuance of such opinion or the removal of such legend shall be borne by the Company. Following such time as a legend is no longer required for certain Note Shares, the Company will no later than [**] Trading Days following the delivery by a Noteholder to the Transfer Agent (with notice to the Company) of (i) a legended certificate representing Note Shares (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer) or (ii) other applicable evidence of ownership (together with such documentation reasonably required by the Transfer Agent), deliver or cause to be delivered to such Noteholder a certificate or book-entry statement representing such Note Shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in Section 4.8.4.

4.8.4.11      If the Company shall fail to issue to a Noteholder unlegended certificates or book-entry statements within [**] Trading Days of receipt of all documents necessary for the removal of the legend set forth above (the “Deadline Date”), then, in addition to all other remedies available to such Noteholder, if on or after the Trading Day immediately following the Deadline Date, such Noteholder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the

Noteholder of shares of Common Stock that such Noteholder anticipated receiving from the Company without any restrictive legend (a “Buy-In”), then the Company shall, within [**] after such Noteholder’s request and in such Noteholder’s sole discretion, either (i) pay cash to the Noteholder in an amount equal to such Noteholder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate or book-entry statement (and to issue such shares of Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to such Noteholder a certificate(s) or book-entry statement representing such shares of Common Stock and pay cash to the Noteholder in an amount equal to the excess (if any) of the Buy-In Price over the product of (x) such number of shares of Common Stock, times (y) [**].

4.8.4.12      In no event shall Company issue to the Noteholders shares of Common Stock (i) if and to the extent that such issuance would result in a change of control (within the meaning of NASDAQ Listing Rule 5635(b), as amended from time to time), or (ii) if  and to the extent such issuance would result in the issuance of more than 19.9% of the Common Stock, for the purposes of the NASDAQ Listing Rule 5635(d)(1), as amended from time to time.

4.9Non-Circumvention.  Company shall not undertake any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action for the purpose of avoiding the observance or performance of its payment obligations under Section 4.8.1 and any related definitions.

5.REPORTS; PAYMENTS; RECORDS.

5.1Reports and Payments.

5.1.1      Reports.  Within [**] days after the conclusion of each Calendar Quarter commencing with the first Calendar Quarter in which Net Sales are generated or Sublicense Income is received, Company shall deliver to Broad a report containing the following information (in each instance, with a product/service-by-product/service and country-by-country breakdown and, in the case of the requirement under Section 5.1.1(c), to the extent such itemized listing of allowable deductions is available from Sublicensees under the terms of the relevant Sublicenses):

(a)the number of units of Licensed Products, Licensed Services, Enabled Products and Enabled Services sold, leased, performed or otherwise transferred, by Invoicing Entities for the applicable Calendar Quarter;

(b)the gross amount billed or invoiced for Licensed Products, Licensed Services, Enabled Products and Enabled Services sold, leased, performed or otherwise transferred by Invoicing Entities during the applicable Calendar Quarter;

(c)a calculation of Net Sales for the applicable Calendar Quarter, including an itemized listing of allowable deductions;

(d)a reasonably detailed accounting of all Sublicense Income received during applicable Calendar Quarter;

(e)the total amount payable to Broad in dollars on Net Sales and Sublicense Income for the applicable Calendar Quarter, together with the exchange rates used for conversion; and

(f)a list of [**] the Licensed Products and Licensed Services.

Company shall use reasonable efforts to include in each Sublicense a provision requiring the Sublicensee to provide the information required under this Section 5.1.1.

Each such report shall be certified on behalf of Company as true, correct and complete in all material respects with respect to the information required under Sections 5.1.1(a) through (f), and with respect to the information provided under Section 5.1.1(e), Company shall certify that based solely on its commercially reasonable efforts to determine such information, Company believes such information is true, correct and complete in all material respects.  If no amounts are due to Broad for a particular Calendar Quarter, the report shall so state.

5.2Payment Currency.  All payments due under this Agreement shall be paid in United States dollars.  Conversion of foreign currency to United States dollars shall be made as of the last working day of the applicable Calendar Quarter at the applicable conversion rate existing in the United States (as reported in the Wall Street Journal) or, solely with respect to Sublicensees, at another commercially reasonable, publicly available, applicable conversion rate as may be provided in a Sublicense.  Such payments shall be without deduction of exchange, collection or other charges.

5.3Records.  Company shall maintain, and shall cause its Affiliates and Sublicensees to maintain, complete and accurate records of Licensed Products, Licensed Services, Enabled Products and Enabled Services that are made, used, sold, performed, leased or transferred under this Agreement, any amounts payable to Broad in relation to such Licensed Products, Licensed Services, Enabled Products or Enabled Services, and all Sublicense Income received by Company and its Affiliates, which records shall contain sufficient information to permit Broad to confirm the accuracy of any reports or notifications delivered under Section 5.1.  Company, its Affiliates and/or its Sublicensees, as applicable, shall retain such records relating to a given Calendar Year for at least [**] years after the conclusion of that Calendar Year (the “Record Retention Period”).

5.3.1      Audit of Company and Affiliates.  During the Record Retention Period, Broad shall have the right, at its expense, to cause an independent, certified public accountant (or, in the event of a non-financial audit, other appropriate auditor) chosen by Broad and reasonably acceptable to Company to inspect such records of Company and its Affiliates during normal business hours for the purposes of verifying the accuracy of any reports and payments delivered under this Agreement and Company’s compliance with the terms hereof.  Such accountant or other auditor, as applicable, shall not disclose to Broad any information other than information relating to the accuracy of reports and payments delivered under this Agreement.  The Parties shall reconcile any underpayment or overpayment within [**] days after the accountant delivers the results of the audit.  If any audit performed under this Section 5.3.1 reveals an underpayment in excess of [**] percent ([**]%) in any Calendar Year, Company shall reimburse Broad for all amounts incurred in connection with such audit.  Broad may exercise its rights under this Section 5.3.1 [**] per audited entity, [**] and only with reasonable prior notice to the audited entity.

5.3.2      Audit of Sublicensees.  During the Record Retention Period, Broad shall have the right, at its expense, to require Company to make available to an independent, certified public accountant (or, in the event of a non-financial audit, other appropriate auditor) chosen by Broad and reasonably acceptable to Company, during normal business hours, such information as Company has in its possession with respect to reports and payments from Sublicensees for the purposes of verifying the accuracy of any reports and payments delivered under this Agreement and Company’s compliance with the terms hereof.  If such information as Company has in its possession is not sufficient for such purposes, Broad shall have the right, at its expense, to cause Company to exercise its right under a Sublicense to cause an independent, certified public accountant (or, in the event of a non-financial audit, other appropriate auditor) chosen by Broad and reasonably acceptable to Company to inspect such records of Sublicensee during normal business hours for the purposes of verifying the accuracy of any reports and payments delivered under this Agreement and Company’s compliance with the terms hereof.  Such accountant or other auditor, as applicable, shall not disclose to Broad any information other than information relating to the accuracy of reports and payments delivered under this Agreement and then only to the extent such accountant or other auditor may disclose such information to Company under the terms of the relevant Sublicense.  If Company does not have the right to conduct an audit of such Sublicensee for the relevant Calendar Year, Company and Broad shall meet and use reasonable efforts to agree on an appropriate course of action.  The Parties shall reconcile any underpayment or overpayment within [**] days after the accountant delivers the results of the audit.  If any audit performed under this Section 5.3.2 reveals an underpayment to Broad in excess of [**] percent ([**]%) in any Calendar Year, Company shall reimburse Broad for all amounts incurred in connection with such audit.  Broad may exercise its rights under this Section on 5.3.2 [**] per Sublicensee, [**] and only with reasonable prior notice to Company and any audited Sublicensee.

5.4Late Payments.  Any payments by Company other than payments in the form of Promissory Notes (which are governed by Section 4.8.4) that are not paid on or before the date such payments are due under this Agreement shall bear interest at the lower of (a) [**] percent ([**]%) per month and (b) the maximum rate allowed by law.  Interest shall accrue beginning on the first day following the due date for payment and shall be compounded quarterly.  Payment of such interest by Company shall not limit, in any way, Broad’s right to exercise any other remedies Broad may have as a consequence of the lateness of any payment.

5.5Payment Method.  Each payment due to Broad under this Agreement shall be paid by check or wire transfer of funds to an account(s) in accordance with written instructions provided by Broad.  If made by wire transfer, such payments shall be marked so as to refer to this Agreement.

5.6Withholding and Similar Taxes.  All amounts to be paid to Broad pursuant to this Agreement shall be without deduction of exchange, collection, or other charges, and, specifically, without deduction of withholding or similar taxes imposed on Company or other government imposed fees or taxes imposed on Company, except as permitted in the definition of Net Sales.

6.PATENT FILING, PROSECUTION AND MAINTENANCE.

6.1Control.

6.1.1      Broad shall be responsible for the Prosecution of the Patent Rights. Subject to Sections 6.1.2 through 6.1.4,  Broad shall:  (a) choose patent counsel; (b) instruct such patent counsel to furnish the Company with copies of all correspondence relating to the Patent Rights received from and sent to the United States Patent and Trademark Office (USPTO) and any other patent office, as well as copies of all proposed responses to such correspondence received from any patent office in time for Company to review and comment on such response; (c) supply Company with a copy of the application as filed, together with notice of its filing date and serial number; (d) supply Company with a draft copy of any proposed preliminary amendment to be filed subsequent to the filing of a non-provisional application within the Patent Right, on the express condition that Company will not propose any claim amendment or new claim that it believes, or has reason to believe, would result in the addition of any new inventor(s) to the application in question; and (e) keep Company advised of the status of actual patent filings related to the Patent Rights. Broad shall give Company the opportunity to provide comments on and make requests of Broad concerning the Prosecution of the Group A Patent Rights, and shall consider such comments and requests in good faith; however, final decision-making authority with respect to the Prosecution of the Patent Rights shall vest in Broad.  For the avoidance of doubt, Company’s right to review and comment shall not include the right to review draft patent applications prior to filing.

6.1.2      Broad shall provide notice to Company in the event Prosecution of the Patent Rights involves an interference or derivation proceeding.  Upon declaration of any such interference or initiation of any such derivation proceeding, Company’s rights under Section 6.1.1, including the right to receive correspondence to or from a patent office and the right to review draft responses, shall be suspended with respect to the Patent Rights involved in the interference or derivation proceeding.  Notwithstanding the foregoing, any such interference or derivation proceeding is considered Prosecution of the Patent Rights and Company remains responsible for Broad’s expenses in connection with such Prosecution, including costs and expenses associated with settlement or attempts to settle the interference.  Notwithstanding the foregoing, if Company does not have an interest, such as by ownership, license or option, in opposing patents or applications involved in the interference or derivation proceeding, Broad shall enter into a common interest agreement to facilitate the sharing of the materials set forth in Section 6.1.1(b) with the Company.

6.1.3      Notwithstanding the foregoing, if Company or any of its agents, Affiliates or Sublicensees is or becomes a Challenging Party, then Company’s rights to participate in Prosecution under Section 6.1.1, including the right to receive correspondence to or from a patent office and the right to review draft responses, shall be suspended during the pendency of the relevant Patent Challenge with respect both to the Patent Rights that are the subject of the Patent Challenge and to any related Patent Rights.

6.1.4      No later than [**] days prior to the deadline for entering into the national/regional phase with respect to any PCT application included in the Group A Patent Rights, Company shall provide Broad with a list of countries in which Company would like Broad to file the patent application (each, a “List of Countries”).  Broad shall consider each List of Countries in good faith and, except as provided below in this Section 6.1.4, shall file national/regional phase applications in all countries on each List of Countries.  Notwithstanding anything to the contrary contained in this Agreement, and without intending to limit any of Broad’s rights hereunder, Broad expressly reserves the right (i) to decline to initiate Prosecution of any of the Patent Rights the Prosecution of which is controlled by Broad in a Developing Country(ies) (excluding Brazil, China and India) included on a List of Countries or (ii) to initiate, and in its discretion, continue Prosecution of any of the Patent Rights the Prosecution of which is controlled by Broad in a Developing Country(ies) (excluding Brazil, China and India) whether or not included on a List of Countries at Broad’s expense, provided that Broad provides Company with [**] days’ advance notice of its intention to take the action described in the foregoing clause (i) or (ii), provides Company an opportunity for Company to meet with Broad to discuss, and reasonably considers Company’s comments regarding such intention.  Broad shall thereafter notify Company of the taking of any action described in the foregoing clause (i) or (ii) at least [**] days before the taking of such action.  If Broad takes the action described in clause (ii) of the immediately preceding sentence, then Broad expressly reserves the right, upon notice to Company, either (A) to remove the applicable Group A Patent Right in such Developing Country(ies) from the scope of the exclusive license granted pursuant to Section 2.1.1, effective upon such notice, without affecting the scope of the non-exclusive license granted pursuant to Section 2.1.2, or (B) treat the applicable Group A Patent Right as an Abandoned Patent Right, in which case under this clause (B) all licenses granted to the Company under such Patent Right in such Developing Country(ies) shall terminate upon such notice; whereupon Broad shall be free, without further notice or obligation to Company, to grant non-exclusive (in the event Broad proceeds under the preceding clause (A)) or non-exclusive or exclusive (in the event Broad proceeds under the preceding clause (B)) rights in and to such Group A Patent Right to Third Parties for all purposes within such Developing Country(ies).  Further, Broad may, in its sole discretion, file additional national/regional phase applications (the “Additional National Stage Filings”) in countries not included on a List of Countries provided by Company, and all expenses, including translation fees associated with Prosecution of such Additional National Stage Filings shall be expenses associated with Prosecution under this Agreement, in accordance with Section 6.3.  If Company does not wish to reimburse Broad for all expenses associated with Prosecution of such Additional National Stage Filings, such Additional National Stage Filings shall be deemed Abandoned Patent Rights and treated in accordance with Section 6.4.1.

6.2Common Interest.  All non-public information disclosed by Broad or its outside patent counsel to Company regarding Prosecution of the Patent Rights, including [**], shall be deemed Broad Confidential Information (either for itself or on behalf of another Institution, as applicable) that has disclosed such information.  In addition, the Parties acknowledge and agree that, with regard to such Prosecution of the Patent Rights, the interests of the Parties as licensor and licensee are aligned and are legal in nature.  The Parties agree and acknowledge that they have not waived, and nothing in this Agreement constitutes a waiver of, any legal privilege concerning the Patent Rights or their Confidential Information, including privilege under the common interest doctrine and similar or related doctrines.

6.3Expenses

6.3.1      Within [**] days after the Effective Date, the Company shall reimburse each of Broad and Iowa for all unreimbursed, documented, out-of-pocket expenses incurred by them in the Prosecution of the Patent Rights incurred prior to the Effective Date. In addition, subject to Section 6.4 hereof, Company shall reimburse Broad for (a) all documented, out-of-pocket expenses, including attorneys’ fees, translation costs and official fees, incurred by Broad in the Prosecution of the Group A Patent Rights and (b) up to [**] dollars ($[**]) per patent family (where each patent family is listed under a distinct “Inteum Number”in Exhibit 1.136) per Calendar Year for all documented, out-of-pocket expenses, including [**], incurred after the Effective Date within [**] days after the date of each invoice from Broad for such expenses.  Broad shall provide copies of invoices that identify the Patent Rights to which the invoice relates and include the Company reference numbers (to be provided by Company) and shall provide the associated detailed time and expense entries from patent counsel(s). The Parties will meet [**] (or otherwise as agreed by the Parties) to discuss reasonable strategies and approaches to balance appropriate and commercially relevant patent protection with the costs of Prosecuting the Patent Rights in an effort to obtain such patent protection, subject to Broad’s  final decision-making authority set forth in Section 6.1.1.

6.4Abandonment.

6.4.1      Abandonment by Company.  If Company decides that it does not wish to pay for the Prosecution of any Patent Rights in a particular country (“Abandoned Patent Rights”), Company shall provide Broad with prompt written notice of such election.  [**] days after receipt of such notice by Broad, Company shall be released from its obligation to reimburse Broad for the expenses incurred thereafter as to such Abandoned Patent Rights; provided, however, that expenses authorized prior to the receipt by Broad of such notice shall be deemed incurred prior to the notice.  In the event of Company’s abandonment of any Patent Rights, any license granted to Company hereunder with respect to such Abandoned Patent Rights shall terminate, and Company shall have no rights whatsoever to exploit such Abandoned Patent Rights.  Broad shall then be free, without further notice or obligation to Company, to grant rights in and to such Abandoned Patent Rights to Third Parties without limitation.

6.4.2      Abandonment by Broad.  Broad agrees to maintain any application or patent within the Group A Patent Rights for as long as (a) Company continues to meet its obligation to reimburse expenses associated with such application or patent in accordance with Section 6.3 and (b) there is a good faith basis for doing so.  For the avoidance of doubt, this Section shall not apply and shall not limit Broad’s right to cease Prosecution of a given application within the Patent Rights in lieu of a divisional, continuation or continuation-in-part application that is also within the Patent Rights.

6.5Large Entity Designation.  The Parties hereby agree that Broad shall pay the fees prescribed for large entities to the USPTO with respect to the Patent Rights.

6.6Marking.  Company shall, and shall cause its Affiliates and Sublicensees to, mark all Licensed Products or Licensed Services sold, performed or otherwise disposed of in such a manner as to conform with the patent laws and practice of the country to which such products are shipped or in which such products are sold for purposes of ensuring maximum enforceability of Patent Rights in such country.

6.7CREATE Act.  [**] shall have the right to use this Agreement as a joint research agreement to make an election under the Cooperative Research and Technology Enhancement Act of 2004, 35 U.S.C. 103(c)(2)-(c)(3), as amended by the America Invents Act and set forth in 35 U.S.C. 102(b)(2)(C) and 102(c), [**].

7.ENFORCEMENT OF PATENT RIGHTS.

7.1Notice.  In the event either Party becomes aware of any possible or actual infringement of any Group A Patent Rights with respect to Licensed Products or Licensed Services, that Party shall promptly notify the other Party and provide it with details regarding such Infringement. In the event that Company becomes aware of any possible or actual infringement of any Group B Patent Rights with respect to Licensed Products or Licensed Services, Company shall promptly notify Broad and provide it with details regarding such infringement.

7.2Suit by Company.  Notwithstanding anything to the contrary herein, as between the Parties, Broad shall have the sole and exclusive right, but not the obligation, at Broad’s expense, to enforce and defend the Group B Patent Rights in all fields in all jurisdictions.  As between the Parties, so long as Company remains the exclusive licensee of the Group A Patent Rights with respect to a Group A Licensed Product in the Field, Company shall have the first right, but not the obligation, to institute infringement suits under the Group A Patent Rights with respect to such Group A Licensed Product in the Field where Company reasonably determines that a Third Party is marketing or has specific plans and is preparing to market an infringing product in any country that competes with such Group A Licensed Product in the Field (“Infringement”); provided that prior to initiating action against the Third Party with respect to such Infringement, Company has provided evidence to Broad and other Institutions, as applicable, that there is a good faith basis for doing so.  Notwithstanding anything to the contrary contained herein with respect to any Infringement, if Company owns one or more patents that cover the allegedly infringing product (“Other IP”), Company shall not initiate action under the Group A Patent Rights unless it (i) also asserts [**] of such Other IP or (ii) obtains written consent from Broad.  Company shall use the same degree of diligence in prosecuting such Infringement as it uses or would use in prosecuting infringement of its own patent rights.

7.2.1Before Company commences an action with respect to any Infringement, Company shall consult with Broad and other Institutions, as applicable, with respect to its proposed course of action to address the Infringement and shall consider in good faith the views of Broad and other Institutions, as applicable, and potential effects on the public interest in making its decision whether to take such action, especially with regard to the locally-affordable availability of Licensed Products or equivalents thereof, e.g., generic products, in Developing Countries. Notwithstanding the foregoing or anything to the contrary contained in this Agreement, Company agrees that, consistent with Section 6.1.4, Broad shall hold final decision-making authority, to be exercised in good faith, on a case-by-case basis, as to whether Company shall be permitted to enforce the Group A Patent Rights in any Developing Country.

7.2.2Should Company elect (and, where consent of Broad is required, be permitted) to take action against an actual or potential infringer of the Group A Patent Rights, Company shall select counsel reasonably acceptable to Broad, shall keep Broad and other Institutions, as applicable, reasonably informed of the progress of the action and shall give Broad and other Institutions, as applicable, a reasonable opportunity in advance to consult with Company and offer their views about major decisions affecting the action.  Company shall give careful consideration to those views, but shall have the right to control the action; provided, however, that if Company fails to defend in good faith the validity and/or enforceability of the Group A Patent Rights in the action, or if Company’s exclusive license to a Valid Claim in the suit terminates pursuant to Section 10.2, or if infringement in the Field terminates, Broad may elect to take control of the action pursuant to Section 7.3.  The expenses of Company with respect to any suit or suits that Company elects to bring in accordance with this Section 7.2 shall be paid for entirely by Company.  If required under Applicable Law to establish standing for the initiation or maintenance of such infringement action by Company, (a) Broad and other Institutions, as applicable, shall, upon request of Company or as required by a court or procedural rules, or may voluntarily, join or be joined as a party to such action, provided that Broad shall be the first named party in such action, (b) Company shall hold Broad (and other Institutions, if applicable) free, clear and harmless from and against any and all costs and expenses, including attorneys’ fees, incurred in conjunction with the prosecution, adjudication, defense, management and/or settlement of, or joinder to, such suits and any related appeals, remands or other related proceedings (“Litigation Expenses”), (c) Company shall reimburse any and all Litigation Expenses incurred by Broad (or other Institutions, if applicable) within [**] days after receiving an invoice (including a copy of detailed time and expense entries from attorneys) from Broad (and other Institutions, if applicable) for same and (d) Company shall hold Broad (and other Institutions, if applicable) free, clear and harmless from and against any and all Litigation Expenses incurred by Broad (or other Institutions, if applicable).  Company shall not compromise or settle such litigation without the prior written consent of Broad (subject to concurrence of other Institutions, as applicable), which shall not be unreasonably withheld.  In the event Company exercises its right to sue pursuant to this Section 7.2, out of any sums recovered in such suit or in settlement thereof, it shall first reimburse Broad (and other Institutions, if applicable) for any unreimbursed Litigation Expenses and then reimburse itself for all of its litigation expenses necessarily incurred in the prosecution of any such suit. The remainder of any sums recovered shall be divided as follows:  (i) Company shall receive an amount equal to its lost profits or a reasonable royalty on the infringing sales, or whichever measure of damages the court shall have applied; (ii) Broad shall receive an amount equal to the royalties and other amounts that Company would have paid to Broad if Company had sold the infringing products or services rather than the infringer, provided that (A) amounts payable under clause (ii) shall in no event exceed the amounts payable under clause (i) above and (B) in the event that the remainder of any sums recovered is insufficient to fully satisfy both of the foregoing clauses (i) and (ii) then Company and Broad shall receive a pro rata share of such remainder in relative proportion to the amounts that would have been payable to Company and Broad under clauses (i) and (ii); and (iii) the balance, if any, remaining after Company and Broad have been compensated under the foregoing clauses (i) and (ii) shall be shared by the Parties as follows:  [**] percent  ([**]%) to Company and [**] percent ([**]%) to Broad.

7.3Suit by Broad.  If Company does not take action in the prosecution, prevention, or termination of any Infringement pursuant to Section 7.2 above, and has not commenced negotiations with the suspected infringer for the discontinuance of said Infringement, within [**] days after receipt of notice of the existence of an Infringement, Broad may elect to do so. Broad shall give due consideration to Company’s reasons for not initiating a lawsuit or otherwise making or prosecuting a claim.  Subject to Section 7.4, any and all expenses, including reasonable attorneys’ fees, incurred by Broad with respect to the prosecution, adjudication and/or settlement of a suit in accordance with this section, including any related appeals, shall be paid for entirely by the Broad. In the event Broad exercises its right to sue pursuant to this Section 7.3, it shall retain all sums recovered in such suit or in settlement thereof.

7.4Own Counsel.  The Party initiating the suit shall have the sole and exclusive right to elect counsel for any suit initiated by it pursuant to Section 7.2 or 7.3; provided that, with respect to suits relating to Group A Patent Rights, such counsel is reasonably acceptable to the other Party. The other Parties shall have the right to participate in and be represented by counsel of its own selection and at its own expense in any suit instituted under this Article 7 by the other Party for Infringement.

7.5Cooperation.  Each Party agrees to cooperate fully in any action under this Article 7 that is controlled by the other Party, including executing legal papers and cooperating in the prosecution as may be reasonably requested by the controlling Party; provided that the controlling Party reimburses the cooperating Party promptly for any costs and expenses incurred by the cooperating Party in connection with providing such requested cooperation within [**] days after receiving an invoice from the cooperating Party for same.

7.6Patent Validity Challenge.  Each Party shall promptly notify the other Parties in the event it receives notice of any legal or administrative action by any Third Party against a Group A Patent Right, including any opposition, nullity action, revocation, inter partes review, post-grant review, compulsory license proceeding, or declaratory judgment action.  Except as provided in the following sentence, oppositions, nullity actions, revocations, post-grant review and inter partes review shall be addressed as provided in Section 6.1.  Notwithstanding the provisions of Section 6.1,  [**].  If [**] elects not to participate in a compulsory license proceeding or to defend the invalidity or unenforceability of the Group A Patent Rights included in such declaratory judgment action or related post-grant proceeding, it shall [**].

7.6.1      For the avoidance of doubt, oppositions, post-grant reviews, inter partes reviews and other proceedings before the United States Patent and Trademark Office or a foreign patent office, [**], are Prosecution of the Patent Rights. Expenses related to such proceedings are (i) Prosecution expenses of the Group B Patent Rights with respect to those expenses that are solely attributable to Group B Patent Rights and (ii) Prosecution expenses of the Group A Patent Rights with respect to all other such expenses related to the Patent Rights, and in each case (i) and (ii) Company shall be responsible for Broad’s expenses as set forth in Section 6.3.

7.6.2      If [**] exercises its right to defend a Group A Patent Right under this Section 7.6, then, with respect to the defense of such Group A Patent Right: [**].

8.WARRANTIES; LIMITATION OF LIABILITY.

8.1Compliance with Law.  Company represents and warrants that it shall comply, and shall ensure that its Affiliates and Sublicensees comply, with all Applicable Law, including all local, state, federal and international laws and regulations applicable to the development, manufacture, use, sale, performance and importation of Licensed Products, Licensed Services, Enabled Products and Enabled Services.  Without limiting the foregoing, Company represents and warrants, on behalf of itself and its Affiliates and Sublicensees, that it shall comply with all applicable United States laws and regulations controlling the export of certain commodities and technical data, including without limitation all Export Administration Regulations of the United States Department of Commerce.  Among other things, these laws and regulations prohibit or require a license for the export of certain types of commodities and technical data to specified countries. Company hereby gives written assurance that it shall comply with, and shall cause its Affiliates to comply with (and shall contractually obligate its Affiliates and Sublicensees to comply with), all applicable United States export control laws and regulations, that it bears sole responsibility for any violation of such laws and regulations by itself or its Affiliates or Sublicensees, and that it shall indemnify, defend, and hold Indemnitees harmless (in accordance with Section 9.1) for the consequences of any such violation.

8.2Stewardship.  In connection with the exercise by Company of the licenses granted hereunder in the field of Ag Products, Company agrees to abide by the requirements and guidelines of Excellence Through Stewardship® (“ETS”).  Company shall develop and commercialize Ag Products in accordance with ETS guidelines which promote stewardship and quality management across the entire plant biotechnology industry.

8.3Environmental Impact.  Company represents and warrants that, with respect to the exercise by Company of the licenses granted hereunder in the field of Ag Products or Livestock Applications, it shall comply, and shall ensure that its Affiliates and Sublicensees comply, with all Applicable Law pertaining to the protection of land, water, air, health, safety or the environment, whether now or in the future enacted, promulgated or issued. Without limiting the foregoing, in connection with the exercise by Company of the licenses granted hereunder in the field of Ag Products or Livestock Applications, Company and its Affiliates and Sublicensees shall use diligent efforts to avoid any Unauthorized Environmental Impact in connection with any Licensed Product, Enabled Product, Licensed Service or Enabled Service that is an Ag Product or is within the field of Livestock Applications. If Company or any Affiliate or Sublicensee becomes aware of any Unauthorized Environmental Impact in connection with the exercise by Company of the licenses granted hereunder in the field of Ag Products or Livestock Applications, it shall act promptly and diligently to investigate  and report to Broad and all appropriate Ag Regulatory Authorities the extent of, and to make appropriate remedial action to eliminate, such Environmental Impact, whether or not directed to do so by any Ag Regulatory

Authority; provided, however, that such reporting, investigation or remedial action shall not cure any breach of Company’s diligence obligations under this Section 8.3.

8.4Representations, Warranties and Covenants.

8.4.1      By Broad.  Broad represents and warrants that (A) Broad has the authority and right to enter into and perform its obligations under this Agreement and grant the licenses granted to Company herein, (B) as of the Effective Date, to the best of the knowledge of Broad’s Office of Strategic Alliances and Partnering, the execution, delivery and performance of this Agreement by Broad does not conflict with, or constitute a breach of, any order, judgment, agreement or instrument to which it is a party or is otherwise bound, and (C)  as of the Effective Date, to the best of the knowledge of Broad’s Office of Strategic Alliances and Partnering, no consent of any Third Party, including without limitation any governmental authority, is required for Broad to execute, deliver and perform under this Agreement, including without limitation to grant the licenses granted to Company herein, except for such consents as may have been obtained prior to the Effective Date.

8.4.2      By Company.  Company represents and warrants that Company has the authority and right to enter into and perform its obligations under this Agreement.  The Company further represents and warrants that as of the Effective Date (A) to the best of Company’s knowledge, the execution, delivery and performance of this Agreement by Company does not conflict with, or constitute a breach of, any order, judgment, agreement or instrument to which it is a party or, to its knowledge, is otherwise bound, (B) to the best of Company’s knowledge, no consent of any Third Party, including without limitation any governmental authority, is required for Company to execute, deliver and perform under this Agreement, including without limitation to issue the Note Shares, except for such consents as may have been obtained prior to the Effective Date, and (C) [**].

8.5Disclaimer.

8.5.1      NOTHING CONTAINED HEREIN SHALL BE DEEMED TO BE A WARRANTY BY BROAD OR BY ANY OTHER INSTITUTION THAT IT CAN OR WILL BE ABLE TO OBTAIN PATENTS ON PATENT APPLICATIONS INCLUDED IN THE PATENT RIGHTS, OR THAT ANY OF THE PATENT RIGHTS WILL AFFORD ADEQUATE OR COMMERCIALLY WORTHWHILE PROTECTION.

8.5.2      NEITHER BROAD NOR ANY OTHER INSTITUTION MAKES ANY WARRANTIES WHATSOEVER AS TO THE COMMERCIAL OR SCIENTIFIC VALUE OF THE PATENT RIGHTS OR BROAD TECHNOLOGY TRANSFER MATERIALS. NEITHER BROAD NOR ANY OTHER INSTITUTION MAKES ANY REPRESENTATION THAT THE PRACTICE OF THE PATENT RIGHTS OR USE OF THE BROAD TECHNOLOGY TRANSFER MATERIALS OR THE DEVELOPMENT, MANUFACTURE, USE, SALE OR IMPORTATION OF ANY LICENSED PRODUCT OR THE PERFORMANCE OF ANY LICENSED SERVICES, OR ANY ELEMENT THEREOF, WILL NOT INFRINGE ANY PATENT OR PROPRIETARY RIGHTS.

8.5.3      EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER COMPANY NOR BROAD NOR ANY OTHER INSTITUTION MAKES ANY WARRANTY WITH RESPECT TO ANY TECHNOLOGY, PATENTS, GOODS, SERVICES, RIGHTS OR OTHER SUBJECT MATTER OF THIS AGREEMENT AND COMPANY AND BROAD AND EACH OTHER INSTITUTION EACH HEREBY DISCLAIMS WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT WITH RESPECT TO ANY AND ALL OF THE FOREGOING.

8.6Limitation of Liability.

8.6.1      Except with respect to matters for which Company is obligated to indemnify Indemnitees under Article 9, no Party shall be liable to any other Party with respect to any subject matter of this Agreement under any contract, negligence, strict liability or other legal or equitable theory for (a) any indirect, incidental, consequential or punitive damages or lost profits or (b) cost of procurement of substitute goods, technology or services.

8.6.2      Institutions’ aggregate liability for all damages of any kind arising out of or relating to this Agreement or its subject matter under any contract, negligence, strict liability or other legal or equitable theory shall not exceed the amounts paid to Broad under this Agreement.

9.INDEMNIFICATION AND INSURANCE.

9.1Indemnification.

9.1.1      Indemnity.  Company shall, and shall cause its Affiliates and Sublicensees to, indemnify, defend and hold harmless each Institution and each of their current and former directors, governing board members, trustees, officers, faculty, affiliated investigators, medical and professional staff, employees, students, and agents and their respective successors, heirs and assigns (collectively, the “Indemnitees”) from and against any claim, suit, investigation, action, demand, judgment, liability, cost, expense, damage, deficiency, loss or obligation of any kind or nature (including reasonable attorneys’ fees and other costs and expenses of litigation or defense), based upon, arising out of, or otherwise relating to this Agreement or any Sublicense or subcontract, including (a) any cause of action relating to product liability concerning any product, process, or service made, used, sold or performed pursuant to any right or license granted under this Agreement or the use, handling, storage, or disposition of any Broad Technology Transfer Materials by Company or others who possess the Broad Technology Transfer Materials through a chain of possession leading back, directly or indirectly, to Company and (b) any cause of action relating to any Environmental Impact involving or arising from a Licensed Product, Licensed Service, Enabled Product, Enabled Service or the exercise by Company of any right or license granted hereunder in the field of Ag Products or Livestock Applications (collectively, “Claims”), except to the extent any such Claim results from or arises out of the gross negligence or willful misconduct of an Indemnitee or material breach of this Agreement by Broad.  Company and each of its Affiliates and Sublicensees are referred to as “Indemnitor” below.

9.1.2      Procedures.  The Indemnitees agree to provide Company with prompt written notice of any Claim for which indemnification is sought under this Agreement.  Indemnitor agrees, at its own expense, to provide attorneys reasonably acceptable to Broad and the applicable indemnified Institution to defend against any such Claim.  The Indemnitees shall cooperate with Indemnitor, at Indemnitor’s expense, in such defense and shall permit Indemnitor to conduct and control such defense and the disposition of such Claim (including without limitation all decisions relative to litigation, appeal, and settlement); provided, however, that any Indemnitee shall have the right to retain its own counsel, at the expense of Indemnitor, if representation of such Indemnitee by the counsel retained by Indemnitor would be inappropriate because of actual or potential differences in the interests of such Indemnitee and any other party represented by such counsel.  Each Institution agrees to use diligent efforts to select counsel, and to cause any other Indemnitees affiliated with their respective institutions to select counsel, that minimizes the number of counsel retained by all Indemnitees if representation of an Indemnitee by the counsel retained by Indemnitor would be inappropriate because of actual or potential differences in the interests of such Indemnitee and any other party represented by such counsel.  Indemnitor agrees to keep counsel(s) for Indemnitees informed of the progress in the defense and disposition of such claim and to consult with Broad and the indemnified Institution (as applicable) with regard to any proposed settlement.  Company shall not settle any Claim that has an adverse effect on the rights of any Indemnitee hereunder that is not immaterial or that admits any liability by or imposes any obligation on any Indemnitee without the prior written consent of such Indemnitee, which consent shall not be unreasonably withheld, conditioned or delayed.  An Indemnitee may not settle any Claim without the prior written consent of Company, which consent shall not be unreasonably withheld, conditioned or delayed.

9.2Insurance.

9.2.1      Beginning at the time any Licensed Product, Licensed Service, Enabled Product or Enabled Service is being commercially distributed or sold (other than for the purpose of obtaining Regulatory Approval) by Company, or by an Affiliate, Sublicensee or agent of Company, Company shall, at its sole cost and expense, procure and maintain commercial general liability insurance in amounts not less than [**] dollars ($[**]) per incident and [**] dollars ($[**]) annual aggregate and naming the Indemnitees as additional insureds.  During clinical trials of any such Licensed Product, Licensed Service, Enabled Product or Enabled Service, Company shall, at its sole cost and expense, procure and maintain commercial general liability insurance in such equal or lesser amount as Broad or any other Institution shall require, naming the Indemnitees as additional insureds.  Such commercial general liability insurance shall provide: (a) product liability coverage and (b) broad form contractual liability coverage for Company’s indemnification obligations under this Agreement.

9.2.2      If Company elects to self-insure all or part of the limits described above in Section 9.2.1 (including deductibles or retentions that are in excess of [**] dollars ($[**]) annual aggregate) such self-insurance program must be acceptable to the Institutions and their respective insurers in their sole discretion.  The minimum amounts of insurance coverage required shall not be construed to create a limit of Company’s liability with respect to its indemnification obligations under this Agreement.

9.2.3      Company shall provide each Institution with written evidence of such insurance upon request of such Institution. Company shall provide each Institution with written notice at least [**] days prior to the cancellation, non-renewal or material change in such insurance.  If Company does not obtain replacement insurance providing comparable coverage within such [**] day period, Broad shall have the right to terminate this Agreement effective at the end of such [**] day period without notice or any additional waiting periods.

9.2.4      Company shall maintain such commercial general liability insurance beyond the expiration or termination of this Agreement during:  (a) the period that any Licensed Product, Licensed Service, Enabled Product or Enabled Service is being commercially distributed, sold or performed by Company, or an Affiliate, Sublicensee or agent of Company; and (b) a reasonable period after the period referred to in (a) above, which in no event shall be less than [**] years.

10.TERM AND TERMINATION.

10.1Term.  The term of this Agreement shall commence on the Effective Date and, unless earlier terminated as provided in this Article 10, shall continue in full force and effect until the expiration of the last to expire Valid Claim (the “Term”).  Upon such expiration, the Company shall have a worldwide, perpetual, irrevocable, fully paid up, sublicensable license under the rights and licenses granted to Company under Section 2.1, subject to Section 10.4.

10.2Termination.

10.2.1      Termination Without Cause.  Company may terminate this Agreement without cause upon four (4) months’ prior written notice to Broad.

10.2.2      Termination for Default.

10.2.2.1      In the event that either Party commits a material breach of its material obligations under this Agreement and fails to cure such breach within one hundred and five (105) days (or forty-five (45) days in the case of failure to make any payment) after receiving written notice thereof from the other Party, the other Party may terminate this Agreement immediately upon written notice to the Party in breach.

10.2.2.2      If Company defaults in its material obligations under Section 9.2 to procure and maintain insurance, or if Company has in any event failed to comply with the notice requirements contained therein, and fails to cure such default within [**] days after receiving written notice thereof from Broad, then Broad may terminate this Agreement immediately upon written notice to Company.  If such default of Company’s material obligations under Section 9.2 arises as a result of a breach by a Sublicensee of the terms of a Sublicense, Company may cure such breach by purchasing additional insurance that covers the gaps in coverage created by virtue of such Sublicensee’s breach.

10.2.2.3      Broad shall be entitled to terminate this Agreement in accordance with the provisions of Section 3.4.

10.2.3      Termination for Patent Challenge.  If Company or any of its Affiliates or Sublicensees directly or indirectly brings, assumes or participates in, or knowingly, willfully or recklessly assists in bringing a Patent Challenge (except as required under a court order or subpoena), then the following shall apply: (a) if Company or any of its Affiliates is the party so bringing, assuming, participating in or assisting in such Patent Challenge, then Broad shall be entitled to immediately terminate this Agreement upon written notice to Company, and (b) if a Sublicensee is the party so bringing, assuming, participating in or assisting in such Patent Challenge, then (i) Broad shall be entitled to immediately terminate the rights hereunder as and to the extent sublicensed to a Sublicensee upon written notice to Company and (ii) Broad shall grant Company a period not to exceed [**] days from the date of notice by Broad to Company of its intention to terminate the Agreement due to such Sublicensee bringing, assuming, participating in or assisting in a Patent Challenge, during which period Company may terminate any and all agreements with such Sublicensee that contain a Sublicense. If, pursuant to the foregoing clause (ii), Company terminates such agreement(s) during such [**] day period, then Broad shall not be entitled to terminate this Agreement in its entirety by virtue of such Sublicensee bringing, assuming, participating in or assisting in such Patent Challenge.  However, if Company does not terminate such agreement(s) during such [**] day period, then Broad shall be entitled to immediately terminate this Agreement in its entirety upon written notice to Company thereof.

10.2.4      Bankruptcy.  Broad may terminate this Agreement upon notice to Company if Company becomes subject to a Bankruptcy Event or in the event of dissolution or cessation of operations of the Company.

10.2.5      Termination without Prejudice.  Broad’s right of termination in this Section 10.2 shall be in addition and without prejudice to, and shall not constitute a waiver of, any right of Broad for recovery of any monies then due to it hereunder or any other right or remedy Broad may have at law, in equity or under this Agreement.

10.3Effect of Termination.

10.3.1      Termination of Rights.  Upon expiration or termination of this Agreement by either Party pursuant to any of the provisions of Section 10.2:

10.3.1.1      the rights and licenses granted to Company under Article 2 shall terminate, all rights in and to and under the Patent Rights shall revert to Broad and neither Company nor its Affiliates may make any further use or exploitation of the Patent Rights; and

10.3.1.2      all existing Sublicenses shall automatically terminate [**] days following the effective date of termination of this Agreement; provided that, if any Sublicensee is (i) an Affiliate of Company or (ii) in material default of any material provision of the applicable Sublicense such that Company would have the right to terminate the Sublicense ((i) and (ii) together, “Ineligible Sublicensees”) then the applicable Sublicense to which such Sublicensee is a party shall terminate effective immediately upon termination of this Agreement.  Upon termination of this Agreement pursuant to any of the provisions of Section 10.2, (A) Company shall promptly provide notice of such termination to any Sublicensee, (B) each Sublicensee that is not an Ineligible Sublicensee shall have the right to enter into a separate license agreement directly with Broad (a “Direct License”) on substantially the same non-economic terms and conditions set forth in the Sublicense and on economic terms providing for the payment by such Sublicensee to Broad of the consideration that otherwise would have been payable to Broad if the applicable Sublicense and this Agreement were still simultaneously in effect, adjusted as if a Change of Control of Company had occurred (i.e., the Change of Control Multiplier shall automatically apply in accordance with Section 4.4.2.4 as of the effective date of termination of this Agreement, resulting in any Milestone Payments that have not accrued at such time being increased by [**]%), and (C) Broad shall automatically grant each such Sublicensee a temporary continuation (to expire upon the earlier of (x) execution of the Direct License or (y) the date that is [**] days following termination of this Agreement) of the rights and obligations such Sublicensee had as a Sublicensee under this Agreement (a “Temporary Extension”); provided that, under both the Direct License and the Temporary Extension, (a) Broad shall not have (i) any obligations that are greater than or inconsistent with the obligations of Broad under this Agreement or the nature of Broad as an academic and non-profit entity; or (ii) any fewer rights than it has under this Agreement; (b) there shall be no representations, warranties, expenses or liabilities of or on any Institution that are not included in this Agreement; (c) all obligations arising prior to execution of the Direct License and grant of the Temporary Extension shall remain the responsibility of Company and Broad shall be released from any and all liability relating to such obligations; (d) the terms of such Direct License and Temporary Extension shall provide for payment to Broad of the same consideration that would have been payable to Broad if the applicable Sublicense and this Agreement were still simultaneously in effect, adjusted as if a Change of Control of Company had occurred, (i.e., the Change of Control Multiplier shall automatically apply in accordance with Section 4.4.2.4 as of the effective date of termination of this Agreement); and (e) such modifications shall be included as are reasonably necessary to accommodate the functional and structural differences between Company and Broad. By way of example and not limiting the foregoing clause (d), if the Sublicense required payment to Company of a license fee and Broad would have been entitled to receive a percentage of such payment under Section 4.6 of the Agreement, then Broad shall continue to be entitled, under the Temporary Extension or Direct License, to the same share of that same license fee payment under the Sublicense that Broad would have received had this Agreement and the Sublicense been simultaneously in effect. If any Sublicensee desires to enter into a Direct License, it shall wholly be the responsibility of that Sublicensee to notify Broad of such desire no later than [**] days after the effective date of termination of this Agreement.  If Broad and the applicable Sublicensee, for any reason, do not enter into a Direct License within [**] days after the effective date of termination of the Agreement, the applicable Sublicense and Temporary Extension, and all rights granted thereunder, shall automatically terminate.

10.3.2      Accruing Obligations.  Termination or expiration of this Agreement shall not relieve the Parties of obligations accruing prior to such termination or expiration, including obligations to pay amounts accruing hereunder up to the date of termination or expiration.  After the date of termination or expiration (except in the case of termination by Broad pursuant to Section 10.2), Company, its Affiliates and Sublicensees may sell Licensed Products then in stock; provided that Company shall pay the applicable Royalties and other payments to Broad in accordance with Article 4, provide reports and audit rights to Broad pursuant to Article 5 and maintain insurance in accordance with the requirements of Section 9.2. The Parties agree that the obligations in Section 4.8.1 shall accrue immediately upon execution of this Agreement by both Parties, regardless of the events, invoice and payment timing details set forth therein.

10.3.3      Enabled Products and Enabled Services.  After the date of termination or expiration of this Agreement, Company and its Affiliates may continue to sell and provide Enabled Products and Enabled Services, provided that (a) for the remaining duration of any Royalty Term applicable to any such Enabled Product or Enabled Service, Company shall pay the applicable Royalties and other payments to Broad in accordance with Article 4, provide reports and audit rights to Broad pursuant to Article 5, and (b) Company shall maintain insurance in accordance with the requirements of Section 9.2.

10.3.4      Disposition of Company Developments.  In the event this Agreement is terminated prior to expiration of the Term, Company shall:

10.3.4.1      consider in good faith with Broad during the [**] day period after such termination, whether and on what terms Company will provide to Institutions a copy of, and, if requested by Institutions, grant Institutions a sublicensable license to, all patents and patent applications of the Company or its Affiliates that improve or are otherwise related to the Patent Rights or that cover a Licensed Product or Licensed Service that Institutions are interested in pursuing either themselves or through a licensee; provided that the terms of any such license shall be consistent with Company’s obligations under contract and Applicable Law and its officers’ and directors’ fiduciary obligations;

10.3.4.2      provide Institutions with access to and, at Institutions’ request, deliver to Institutions all documents, filings, data and other information in Company’s or its Affiliates’ possession or control (other than documents, filings, data and other information owned by Sublicensees or Third Parties) relating to any of the Patent Rights, Licensed Products or Licensed Services, including all records required by Regulatory Authorities to be maintained with respect to Licensed Products or Licensed Services, all regulatory filings, approvals, reports, records, correspondence and other regulatory materials (including any related to reimbursement or pricing approvals), and all documents, data and other information related to clinical trials and other studies of Licensed Products or Licensed Services (collectively, “Documentation and Approvals”) if and to the extent that the provision of, access to and delivery of such Documentation and Approvals shall be consistent with Company’s obligations under contract and Applicable Law; and

10.3.4.3      permit Institutions and their licensees and sublicensees to utilize, reference, cross reference, have access to, incorporate in applications and filings (including with any Regulatory Authority in furtherance of applications for regulatory approval), and otherwise have the benefit of all Documentation and Approvals if and to the extent that the foregoing right to utilize, reference, cross reference, have access to, incorporate such Documentation and Approvals shall be consistent with Company’s obligations under contract and Applicable Law; provided, however, that notwithstanding anything in the foregoing to the contrary, the right to utilize, reference, cross reference, have access to, incorporate such Documentation and Approvals shall not be deemed or construed as a grant of any license or other right under any patent or patent application owned or controlled by Company, its Affiliates or any Third Party.

10.4Survival.  The Parties’ respective rights, obligations and duties under Articles 5,  9,  10 and 11, Sections 8.5 and 8.6, as well as any rights, obligations and duties which by their nature extend beyond the expiration or termination of this Agreement, shall survive any expiration or termination of this Agreement.  In addition, Company’s obligations under (a) Section 4.6, with respect to Sublicenses granted prior to expiration or termination of the Agreement, and (b) Sections 4.4 and 4.5, with respect to any sale, performance or other transfer of Licensed Products, Licensed Services, Enabled Products and Enabled Services occurring under Sections 10.3.2 and 10.3.3 after the Term, shall in each case survive such expiration or termination.

11.MISCELLANEOUS.

11.1Confidentiality.

11.1.1      “Broad Confidential Information” means (a) any Broad Technology Transfer Materials or information related to Prosecution of Patent Rights provided to Company by or on behalf of Broad (“Broad Confidential Information”); (b) any information or material in tangible form that is marked as “confidential” or proprietary by or on behalf of Broad at the time it is sent to Company; and (c) information that is furnished orally by or on behalf of Broad if such information is identified as “confidential” or proprietary in writing by a memorandum delivered to Company within [**] business days after the date of disclosure. “Company Confidential Information” means (i) the Development Plan and any Current Plan, Internal Development Plan or Collaboration Plan and, after effectiveness of the Inclusive Innovation Model Revisions, any Plan; (ii) any information regarding the identity of Selected Targets received by Broad from the Gatekeeper; (iii) any information or evidence provided to Broad in accordance with Sections 4.4.1,  2.6.3, or 2.6.5 or, after effectiveness of the Inclusive Innovation Model Revisions, Section 2.6.7 of Exhibit 2.6, that is not included within the preceding clause (i); (iv) any reports or notices prepared by Company and provided to Broad pursuant to Sections 3.3,  4.4.1,  4.4.2,  4.4.3,  4.8 and 5.1.1 and (v) any copies of Sublicenses, or information extracted therefrom, provided by Company to Broad under Section 2.5.2.  The terms of this Agreement constitute the Confidential Information of both Parties. The Parties agree the terms of this Agreement may be shared with Harvard, Iowa and MIT. “Confidential Information” means the Broad Confidential Information and the Company Confidential Information, as applicable.

11.1.2      For the Term of this Agreement and a period of [**] years thereafter, (a) Company shall maintain in confidence and shall not disclose to any third party any Broad Confidential Information, without the prior written consent of Broad and (b) Broad shall maintain in confidence and shall not disclose to any third party any Company Confidential Information, provided that Broad may disclose to MIT, Harvard and Iowa (A) this Agreement including any Exhibits, and (B) such Confidential Information of Company as MIT, Harvard or Iowa, as the case may be, reasonably requests, provided that any disclosure under the foregoing clause (A) shall be made in confidence to MIT, Harvard or Iowa, as the case may be, and that any disclosure under the foregoing clause (B) shall be under terms of a written confidentiality agreement prohibiting the use and further disclosure by MIT, Harvard or Iowa, as the case may be, of such Confidential Information on terms as least as restrictive as those contained herein.  Each Party shall take all reasonable steps to protect the Confidential Information of the other

Party with the same degree of care used to protect its own confidential or proprietary information.  Neither Party shall use the Confidential Information of the other Party for any purpose other than those contemplated by this Agreement, which, for clarity, shall include the right of the Company to use (1) the information provided by the Gatekeeper to Company in connection with the exploitation of the licenses granted hereunder, subject to the last sentence of Section 2.6.5.2 and the penultimate sentence of Section 2.6.5.4, and (2) the information contained in any notice given by Broad under Section 2.6 in connection with the exploitation of the licenses granted hereunder.  The foregoing obligations under this Section 11.1.2 shall not apply to:

(i)information that is known to the receiving Party or independently developed by the receiving Party prior to the time of disclosure without use of or reference to the other Party’s Confidential Information, in each case, to the extent evidenced by contemporaneous written records;

(ii)information that is independently developed by the receiving Party at or after the time of disclosure without use of or reference to the other Party’s Confidential Information, to the extent evidenced by contemporaneous written records;

(iii)information disclosed to the receiving Party by a Third Party (other than the Gatekeeper) that has a right to make such disclosure; or

(iv)information that is publicly disclosed at or prior to the time of disclosure hereunder or becomes patented, published or otherwise part of the public domain as a result of acts by the furnishing Party or a Third Party obtaining such information as a matter of right.

11.1.3      Permitted Disclosures.  Notwithstanding anything in this Section 11.1 to the contrary, either Party may disclose Confidential Information of the other Party to the extent such disclosure is reasonably necessary in the following instances:

11.1.3.1      prosecuting or defending litigation in accordance with Article 7 of this Agreement;

11.1.3.2      making filings with the Securities and Exchange Commission or foreign equivalent, any stock exchange or market, or any Regulatory Authorities, which shall include publicly disclosing or filing this Agreement as a “material agreement” in accordance with Applicable Law or applicable stock exchange regulations;

11.1.3.3      complying with Applicable Law or submitting information to governmental authorities, including without limitation any Regulatory Authority, and including without limitation any order of a court or agency of competent jurisdiction, including without limitation any Regulatory Authority; provided that if either Party is required by Applicable Law to make any public disclosure of Confidential Information of the other Party, to the extent the Party so required may legally do so, it will give reasonable advance notice to the other Party of such disclosure and will use its reasonable efforts to secure confidential treatment of such Confidential Information prior to its disclosure (whether through protective orders or otherwise); and

11.1.3.4      to its Affiliates and its and their prospective and actual acquirers, licensees, sublicensees, distributors, investors, lenders and underwriters, and (a) its and their employees, consultants, agents, and advisors, on a need to know basis, each of whom prior to disclosure must be bound by written obligations of confidentiality and non-use of substantially equivalent or greater scope and duration than those set forth in this Article 11, and (b) its and their accountants and lawyers, on a need to know basis, each of whom prior to disclosure must be bound by written or legally enforceable professional ethical obligations of confidentiality and non-use of substantially equivalent or greater scope and duration than those set forth in this Article 11; provided that the scope of Confidential Information that may be disclosed to any Person under this Section 11.1.3.4 is limited to the terms of this Agreement and any notices given hereunder and not any other Broad Confidential Information unless otherwise agreed to in writing by Broad.

11.1.4      Additional Permitted Disclosure.  In addition to the rights set forth elsewhere in this Article 11, each Institution and Company shall have the right to disclose to Third Parties without an obligation of confidentiality all or part of a redacted copy of this Agreement, or the substance thereof, in the form filed by Company to comply with its obligations under the Securities Act or the Exchange Act or the rules or regulations of a Trading Market.  The Party intending to make such disclosure shall use good faith efforts to notify the other Party in advance of any such disclosure.  In the event that such advance notice is not provided by a Party that makes such disclosure, such Party shall notify the other Party of such disclosure promptly after such disclosure is made.

11.2Use of Name.  Except as provided below, Company shall not, and shall ensure that its Affiliates and Sublicensees shall not, use or register the name “The Broad Institute, Inc.,” “President and Fellows of Harvard College,” “Massachusetts Institute of Technology,” the “University of Iowa Research Foundation” or the “University of Iowa” or any variation, adaptation, or abbreviation thereof (alone or as part of another name) or any logos, seals, insignia or other words, names, symbols or devices that identify Institutions or any Institution’s school, unit, division or affiliate (“Institution Names”) for any purpose except with the prior written approval of, and in accordance with restrictions required by, the applicable Institution, as applicable. Without limiting the foregoing, Company shall, and shall ensure that its Affiliates and Sublicensees shall, cease all use of Institution Names as permitted under or in connection with this Agreement on the termination or expiration of this Agreement except as otherwise approved in writing by the applicable Institution.  This restriction shall not apply to any information required by law to be disclosed to any governmental entity.

11.3Press Release.  Notwithstanding the provisions of Section 11.2, in addition to (and not in limitation of) the disclosure permitted under Section 11.1.4, the Parties shall agree on a public communications plan that shall define the nature and scope of the information relating to this Agreement and the relationship between the Parties that shall be disclosed publicly and may issue a press release in such form as is consistent with such communications plan and mutually acceptable to the Parties (and  any other Institution to the extent of any reference to such Institution in such press release).  Such public communications plan shall include efforts to make an “Editas-Broad Inclusive Innovation Model” highly visible as a new and transformative open innovation model. Each Party agrees that it will not issue a press release or other public statement without obtaining the prior written approval of the other Party.

11.4No Security Interest.  Company shall not enter into any agreement under which Company grants to or otherwise creates in any third party a security interest in this Agreement or any of the rights granted to Company herein.  Any grant or creation of a security interest purported or attempted to be made in violation of the terms of this Section 11.4 shall be null and void and of no legal effect.

11.5Entire Agreement.  This Agreement is the sole agreement with respect to the subject matter hereof and, except as expressly set forth herein, supersedes all other agreements and understandings between the Parties with respect to the same. For the avoidance of doubt, this Agreement shall not supersede the Cas9-I Agreement or the Cpf1 Agreement.

11.6Notices.  Unless otherwise specifically provided, all notices required or permitted by this Agreement shall be in writing and may be delivered personally, or may be sent by facsimile, expedited delivery or certified mail, return receipt requested, to the following addresses of a Party, unless the other Party is subsequently notified of any change of address in accordance with this Section 11.6:

If to Company (other than invoices):

Editas Medicine, Inc.
11 Hurley Street
Cambridge, Massachusetts 02141
Facsimile:  [**]
Attn:  Chief Executive Officer
Copy to:  Legal Affairs

With a copy to:

WilmerHale
60 State Street
Boston, MA 02019
Facsimile:  617-526-5000
Attn:  Steven Barrett

If to Company (invoices only):	Editas Medicine, Inc. 11 Hurley Street Cambridge, Massachusetts 02141 Facsimile: [**] Attn: Accounts Payable
If to Broad:	The Broad Institute, Inc. Chief Business Officer 415 Main Street Cambridge, MA 02142 Facsimile: [**] Attn: [**]

Any notice shall be deemed to have been received as follows:  (a) by personal delivery or expedited delivery, upon receipt; (b) by facsimile, one business day after transmission or dispatch; (c) by certified mail, as evidenced by the return receipt.  If notice is sent by facsimile, a confirming copy of the same shall be sent by mail to the same address.

11.7Dispute Resolution.  The Parties agree that, in the event of any dispute arising out of or relating to this Agreement (other than disputes arising under Section 3.4 or relating to nonpayment of amounts due to Broad hereunder) (a “Dispute”), either Party by written notice to the other Party may have such issue referred for resolution to the Chief Executive Officer of Company and the Chief Operating Officer of Broad (collectively, the “Executive Officers”).  The Executive Officers shall meet promptly to discuss the matter submitted and to determine a resolution.  If the Executive Officers are unable to resolve the Dispute within [**] days after it is referred to them, then the Parties may pursue all other rights and remedies available to them under this Agreement, including the right to terminate the Agreement, and the matter may be brought by a Party as a Suit in a court of competent jurisdiction in accordance with Section 11.8 hereof.

11.8Governing Law and Jurisdiction.  This Agreement shall be governed by, and construed in accordance with, the substantive laws of the Commonwealth of Massachusetts, without giving effect to any choice or conflict of law provision, except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent shall have been granted.  Any action, suit or other proceeding arising under or relating to this Agreement (a “Suit”) shall be brought in a court of competent jurisdiction in the Commonwealth of Massachusetts, and the Parties hereby consent to the sole jurisdiction of the state and federal courts sitting in the Commonwealth of Massachusetts.  Each Party agrees not to raise any objection at any time to the laying or maintaining of the venue of any Suit in any of the specified courts, irrevocably waives any claim that Suit has been brought in any inconvenient forum and further irrevocably waives the right to object, with respect to any Suit, that such court does not have any jurisdiction over such Party.

11.9Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective legal representatives, successors and permitted assigns.

11.10Headings.  Section and subsection headings are inserted for convenience of reference only and do not form a part of this Agreement.

11.11Counterparts.  The Parties may execute this Agreement in two (2) or more counterparts, each of which shall be deemed an original.

11.12Amendment; Waiver.  This Agreement may be amended, modified, superseded or canceled, and any of the terms may be waived, only by a written instrument executed by each Party or, in the case of waiver, by the Party waiving compliance.  The delay or failure of either Party at any time or times to require performance of any provisions hereof shall in no manner affect the rights at a later time to enforce the same.  No waiver by either Party of any condition or of the breach of any term contained in this Agreement, whether by conduct, or otherwise, in any one or more instances, shall be deemed to be, or considered as, a further or continuing waiver of any such condition or of the breach of such term or any other term of this Agreement.

11.13No Agency or Partnership.  Nothing contained in this Agreement shall give either Party the right to bind the other, or be deemed to constitute either Party as agent for or partner of the other or any third party.

11.14Assignment and Successors.  This Agreement may not be assigned by Company, whether by operation of law or otherwise, without the consent of Broad, except that Company may assign or transfer the Agreement without the consent of Broad, to a successor in interest of all or substantially all of Company’s assets or business related to the Licensed Products or the Agreement, whether by merger, consolidation, sale of assets, or Change of Control or other transaction, provided that (a) the Company shall provide Broad with a written notice of such assignment or Change of Control including the identity of the assignee, transferee or controlling party, and a copy of the assignment and assumption agreement or other documentary evidence sufficient to demonstrate Company’s compliance with this Section 11.14 within [**] days after such assignment or Change of Control, and (b) such assignee or transferee agrees in writing to assume the obligations to Broad that are being assigned or transferred.  Failure of an assignee to agree to be bound by the terms hereof or failure of Company to notify Broad and provide copies of assignment documentation as specified above shall be grounds for termination of this Agreement for default.  Any attempted assignment in contravention of this Section 11.14 shall be null and void.

11.15Force Majeure.  Neither Party shall be responsible for delays resulting from causes beyond the reasonable control of such Party, including fire, explosion, flood, war, strike, or riot, provided that the nonperforming Party uses commercially reasonable efforts to avoid or remove such causes of nonperformance and continues performance under this Agreement with reasonable dispatch whenever such causes are removed.

11.16Interpretation.  Each Party hereto acknowledges and agrees that:  (a) it and/or its counsel reviewed and negotiated the terms and provisions of this Agreement and has contributed to its revision; (b) the rule of construction to the effect that any ambiguities are resolved against the drafting Party shall not be employed in the interpretation of this Agreement; (c) the terms and provisions of this Agreement shall be construed fairly as to both Parties hereto and not in favor of or against either Party, regardless of which Party was generally responsible for the preparation of this Agreement; (d) all references herein to “dollars” or “$” shall mean United States Dollars; and (e) the use of “include,” “includes,” or “including” herein shall not be limiting and “or” shall not be exclusive.

11.17Severability.  If any provision of this Agreement is or becomes invalid or is ruled invalid by any court of competent jurisdiction or is deemed unenforceable, it is the intention of the Parties that the remainder of this Agreement shall not be affected

[The remainder of this page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

THE BROAD INSTITUTE, INC.:

By:	/s/ Issi Rozen
Name:	Issi Rozen
Title:	Chief Business Officer

EDITAS MEDICINE, INC.:

By:	/s/ Katrine S. Bosley
Name:	Katrine S. Bosley
Title:	President and Chief Executive Officer

[Signature Page to Cas9-II License Agreement]

Exhibit 1.19
Broad Technology Transfer Materials

1.19 (A)— Broad Information:

[**].

1.19 (B)— Broad Materials:

[**].

Exhibit 1.72
Excluded Targets

The Excluded Targets are:

[**].

Exhibit 1.118
Listed Companies

[**].

Exhibit 1.136
Patent Rights

Attached.

Exhibit 1.136 Patent Rights

Exhibit 1.136 shall be updated from time to time by mutual written agreement of Company and Broad.

1. Group A Patent Rights

Inteum Ref	Broad Ref	Country	AppNumber	FilDate	Title
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]

+  The definition of “Patent Rights” in this Agreement excludes any and all foreign equivalents in [**] related to these patents or patent applications.

*Rockefeller is a joint applicant on this application with an inventive contribution to certain aspects of the inventions disclosed. Broad does not grant and does not purport to grant any rights in Rockefeller's interest in these applications in this Agreement.

Inteum Ref	Broad Ref	Country	AppNumber	FilDate	Title
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]		[**]
[**]	[**]	[**]			[**]
[**]	[**]	[**]			[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]		[**]
[**]	[**]	[**]	[**]		[**]

+  The definition of “Patent Rights” in this Agreement excludes any and all foreign equivalents in [**] related to these patents or patent applications.

*Rockefeller is a joint applicant on this application with an inventive contribution to certain aspects of the inventions disclosed. Broad does not grant and does not purport to grant any rights in Rockefeller's interest in these applications in this Agreement.

Inteum Ref	Broad Ref	Country	AppNumber	FilDate	Title
[**]	[**]	[**]	[**]		[**]
[**]	[**]	[**]	[**]		[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
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[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]

+  The definition of “Patent Rights” in this Agreement excludes any and all foreign equivalents in [**] related to these patents or patent applications.

*Rockefeller is a joint applicant on this application with an inventive contribution to certain aspects of the inventions disclosed. Broad does not grant and does not purport to grant any rights in Rockefeller's interest in these applications in this Agreement.

Inteum Ref	Broad Ref	Country	AppNumber	FilDate	Title
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]

+  The definition of “Patent Rights” in this Agreement excludes any and all foreign equivalents in [**] related to these patents or patent applications.

*Rockefeller is a joint applicant on this application with an inventive contribution to certain aspects of the inventions disclosed. Broad does not grant and does not purport to grant any rights in Rockefeller's interest in these applications in this Agreement.

Inteum Ref	Broad Ref	Country	AppNumber	FilDate	Title
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
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[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]

+  The definition of “Patent Rights” in this Agreement excludes any and all foreign equivalents in [**] related to these patents or patent applications.

*Rockefeller is a joint applicant on this application with an inventive contribution to certain aspects of the inventions disclosed. Broad does not grant and does not purport to grant any rights in Rockefeller's interest in these applications in this Agreement.

Inteum Ref	Broad Ref	Country	AppNumber	FilDate	Title
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
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[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]

+  The definition of “Patent Rights” in this Agreement excludes any and all foreign equivalents in [**] related to these patents or patent applications.

*Rockefeller is a joint applicant on this application with an inventive contribution to certain aspects of the inventions disclosed. Broad does not grant and does not purport to grant any rights in Rockefeller's interest in these applications in this Agreement.

Inteum Ref	Broad Ref	Country	AppNumber	FilDate	Title
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]

+  The definition of “Patent Rights” in this Agreement excludes any and all foreign equivalents in [**] related to these patents or patent applications.

*Rockefeller is a joint applicant on this application with an inventive contribution to certain aspects of the inventions disclosed. Broad does not grant and does not purport to grant any rights in Rockefeller's interest in these applications in this Agreement.

Group B Patent Rights

Inteum Ref	Broad Ref	Country	AppNumber	FilDate	Title
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]

+  The definition of “Patent Rights” in this Agreement excludes any and all foreign equivalents in [**] related to these patents or patent applications.

*Rockefeller is a joint applicant on this application with an inventive contribution to certain aspects of the inventions disclosed. Broad does not grant and does not purport to grant any rights in Rockefeller's interest in these applications in this Agreement.

Inteum Ref	Broad Ref	Country	AppNumber	FilDate	Title
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]

+  The definition of “Patent Rights” in this Agreement excludes any and all foreign equivalents in [**] related to these patents or patent applications.

*Rockefeller is a joint applicant on this application with an inventive contribution to certain aspects of the inventions disclosed. Broad does not grant and does not purport to grant any rights in Rockefeller's interest in these applications in this Agreement.

Exhibit 1.150
Form of Promissory Note

THIS NOTE AND ANY SHARES ACQUIRED UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SUCH ACT OR PURSUANT TO AN OPINION OF COUNSEL SATISFACTORY TO COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

No. [     ]

EDITAS MEDICINE, INC.

PROMISSORY NOTE

$[ ]	Cambridge, Massachusetts

[ ], 20[ ]

Editas Medicine, Inc., a Delaware corporation (the “Company”), for value received, hereby promises to pay to [     ] (the “Noteholder”) (collectively, the “Parties”), the principal sum of [     ] Dollars ($         ) on [     ], 20[  ], and to pay interest from the date hereof on the unpaid balance of such principal amount from time to time outstanding at the rate of four and eight-tenths percent (4.8%) per annum, such interest to be due and payable on the same schedule as the principal amount of this Promissory Note (the “Maturity Date”).

Interest on this Promissory Note (the “Note”) shall be computed on the basis of a year of 365 days for the actual number of days elapsed.  All payments by the Company under this Note shall be in immediately available funds.

1.Conversion; Payment for Notes in Stock of the Company.

1.1General.  This Note shall, at the election of the Company, be subject to payment in common stock of the Company, par value $0.0001 per share (the “Common Stock”), as provided and subject to the requirements of Sections 4.8.4.3 through 4.8.4.12 of that certain Cas9-II License Agreement, dated December 16, 2016, by and between the Company and the Broad Institute, Inc. (the “Agreement”).  Notwithstanding the foregoing, the Company shall have no obligation to make such election to issue Note Shares (as defined in the Agreement) as payment for this Note.

1.2Amount of Note Remaining Unpaid. In the event the Company converts a portion of the principal and interest payable under this Note into shares of Common Stock in accordance with Section 1.1 of this Note, the principal amount and accrued interest of this Note remaining unpaid by the Company immediately after the Noteholder’s receipt of any given Note Shares shall equal the original principal amount and accrued interest of this Note remaining unpaid by the Company immediately prior to the date of receipt of such Note Shares less the product of (i) the number of such Note Shares received by the Noteholder that the Company has notified the Noteholder shall be considered payment of the principal or accrued interest, as applicable, on this Note times (ii) [**].  For purposes of calculating interest on the principal amount of this Note remaining unpaid, each payment of a portion of the principal amount of this Note shall be deemed to have occurred on the Trading Day (as defined in the Agreement) immediately prior to the date of receipt by the Noteholder of Note Shares that the Company has notified the Noteholder are considered payment of the principal amount of this Note. If any principal amount of this Note or accrued interest remains unpaid on the Maturity Date of this Note, then the Company shall pay all such remaining principal and accrued interest within [**] business days after such Maturity Date by paying cash to the Noteholder in an amount equal to such unpaid amounts, with interest calculated to such Maturity Date.

1.3Fractional Shares.  No fractional shares of Common Stock shall be issuable upon conversion of this Note.

2.Prepayment.  The Company may prepay this Note at any time, upon at least [**] business days’ prior notice to the Noteholder, by paying to such Noteholder an amount in cash equal to any principal and accrued interest remaining unpaid under this Note, with interest calculated to the business day immediately prior to such payment.

3.Default.  The entire unpaid principal of this Note and the interest then accrued on this Note shall become and be immediately due and payable, without any notice or demand of any kind or any presentment or protest, if any one of the following events shall occur and be continuing at the time of such demand, whether voluntarily or involuntarily, or, without limitation, occurring or brought about by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any governmental body:

3.1If default shall be made in the payment of principal or interest on the Note, and if any such default shall remain unremedied for [**] days; or

3.2If the Company (i) makes a composition or an assignment for the benefit of creditors or trust mortgage, (ii) applies for, consents to, acquiesces in, files a petition seeking or admits (by answer, default or otherwise) the material allegations of a petition filed against it seeking the appointment of a trustee, receiver or liquidator, in bankruptcy or otherwise, of itself or of all or a substantial portion of its assets, or a reorganization, arrangement with creditors or other remedy, relief or adjudication available to or against a bankrupt, insolvent or debtor under any bankruptcy or insolvency law or any law affecting the rights of creditors generally, or (iii) admits in writing its inability to pay its debts generally as they become due; or

3.3If an order for relief shall have been entered by a bankruptcy court or if a decree, order or judgment shall have been entered adjudging the Company insolvent, or appointing a receiver, liquidator, custodian or trustee, in bankruptcy or otherwise, for it or for all or a substantial portion of its assets, or approving the winding-up or liquidation of its affairs on the grounds of insolvency or nonpayment of debts, and such order for relief, decree, order or judgment shall remain undischarged or unstayed for a period of sixty (60) days; or if any substantial part of the property of the Company is sequestered or attached and shall not be returned to the possession of the Company or such subsidiary or released from such attachment within sixty (60) days.

4.General.

4.1Successors and Assigns.  This Note, and the obligations and rights of the Company hereunder, shall be binding upon and inure to the benefit of the Company, the Noteholder, and their respective heirs, successors and assigns.

4.2Restrictions on Transfer. This Note may not be transferred pursuant to Section 4.8.4.2(b) of the Agreement. The Company may not assign this Note without the consent of the Noteholder.

4.3Amendments and Waivers.  Amendments or additions to this Note may be made or compliance with any term, covenant, agreement, condition or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively), upon written consent of the Company and the Noteholder. The delay or failure of either the Company or the Noteholder at any time or times to require performance of any provisions hereof shall in no manner affect the rights at a later time to enforce the same.

4.4Currency.  All cash payments shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender therein for the payment of public and private debts.

4.5Notices.  All notices, requests, consents and demands shall be made in writing and shall be mailed postage prepaid, or delivered by hand, to the Company or to the Noteholder at their respective addresses set forth below or to such other address as may be furnished in writing to the other party hereto:

If to the Noteholder:

60 State Street Boston, MA 02019 Facsimile: 617-526-5000 Attn: Steven Barrett
If to Company:

Editas Medicine, Inc.
11 Hurley Street
Cambridge, Massachusetts 02141
Facsimile:  [**]
Attn:  Chief Executive Officer
Copy to:  Legal Affairs

With a copy to:

WilmerHale
60 State Street
Boston, MA 02019
Facsimile:  617-526-5000
Attn:  Steven Barrett

4.6Governing Law.  This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the Commonwealth of Massachusetts, without giving effect to any choice or conflict of law provision. Any action, suit or other proceeding arising under or relating to this Note (a “Suit”) shall be brought in a court of competent jurisdiction in the Commonwealth of Massachusetts, and the Parties consent to the sole jurisdiction of the state and federal courts sitting in the Commonwealth of Massachusetts.  Each Party agrees not to raise any objection at any time to the laying or maintaining of the venue of any Suit in any of the specified courts, irrevocably waives any claim that Suit has been brought in any inconvenient forum and further irrevocably waives the right to object, with respect to any Suit, that such court does not have any jurisdiction over such Party.

IN WITNESS WHEREOF, this Note has been executed and delivered as a sealed instrument on the date first above written by the duly authorized representative of the Company.

EDITAS MEDICINE, INC.

Date:	By:
Name:
Title:

Exhibit 2.6
Inclusive Innovation Model

Attached.

Exhibit 2.6
Inclusive Innovation Model

The process specified in Section 2.6 of the Agreement (such process, the “TPPP”) shall be in effect until the date that is two years after the Effective Date. Broad and Company have agreed to a process to replace the TPPP that shall go into effect upon the date that is two years after the Effective Date. Upon the date that is two years after the Effective Date: (a) the following provisions of the Agreement shall be deleted in their entirety:  Section 1.35 (Collaboration Plan), Section 1.52 (Current Plan) and Section 1.109 (Internal Development Plan); (b) the capitalized terms defined in Part I of this Exhibit 2.6 shall be added to Article I (Definitions) of the Agreement; (c) without limiting clause (b), the definitions of “Collaboration Plan” in Section 1.35 (Collaboration Plan), “Gatekeeper Selection Notice” in Section 1.85 (Gatekeeper Selection Notice) and “Proposed Gatekeeper Notice” in Section 1.151 (Proposed Gatekeeper Notice) shall be deleted and replaced with and superseded by the definitions of “Collaboration Plan,” “Gatekeeper Selection Notice” and “Proposed Gatekeeper Notice” in Part I of this Exhibit 2.6, respectively; and (d) Section 2.6 of the Agreement shall be deleted in its entirety and replaced with and superseded by the language in Part II of this Exhibit 2.6 ((a) through (d) collectively, the “Inclusive Innovation Model Revisions”); provided, however, that notwithstanding the foregoing, TPPP (and any definitions set forth in Article I and used in TPPP) shall continue to apply without the Inclusive Innovation Model Revisions for any Proposed Product Notice (as defined in Section 2.6.1 of the TPPP) or Proposed Product License (as defined in Section 2.6.4 of the TPPP) for which the Proposed Product Notice Date (as defined in Section 2.6.1 of the TPPP) is earlier than the date that is two years after the Effective Date. Capitalized terms used in this Exhibit 2.6 and not otherwise defined herein shall have meanings given to them in the main body of the Agreement.

Part I - Definitions

1.“Abbreviated Company Showing” means, with respect to a Proposed Broad Target and the associated Proposed Broad Target Notice Date, that Company has:

(a)       within [**] days of the Proposed Broad Target Notice Date (i) delivered to Broad a Plan for a human therapeutic that is a CRISPR Product directed to such Proposed Broad Target, which Plan must be commercially reasonable and reasonably satisfactory to Broad, and shall include evidence that the Company or its applicable Affiliate or Sublicensee has, or reasonably expects to have, access to any intellectual property that would be necessary to research, develop and commercialize such CRISPR Product directed to such Proposed Broad Target and has, or reasonably expects to have, funding available to advance such Plan, and (ii) provided Broad with evidence that the Company, or its applicable Affiliate or Sublicensee, has commenced research, development and commercialization of such CRISPR Product under such Plan;

(b)       (i) within [**] days of the Proposed Broad Target Notice Date, indicated in writing to Broad that the Company, either directly or through an Affiliate or Sublicensee, has a good faith interest in pursuing research, development and commercialization of a human therapeutic that is a CRISPR Product directed to such Proposed Broad Target, and (ii) within [**] months of the Proposed Broad Target Notice Date, (A) delivered to Broad a Plan for a human therapeutic that is a CRISPR Product directed to such Proposed Broad Target, which Plan must be commercially reasonable and reasonably satisfactory to Broad, and shall include evidence that the Company or its applicable Affiliate or Sublicensee has, or reasonably expects to have, access to any intellectual property that would be necessary to research, develop and commercialize such CRISPR Product directed to such Proposed Broad Target and has, or reasonably expects to have, funding available to advance such Plan, and (B) provided Broad with evidence that the Company, or its applicable Affiliate or Sublicensee, has commenced research, development and commercialization of such CRISPR Product under such Plan;  or

(c)        (i) within [**] days of the Proposed Broad Target Notice Date, indicated in writing to Broad that the Company, directly or through any of its Affiliates or Sublicensees, has a good faith interest in entering into a Collaboration Agreement to research, develop and commercialize a human therapeutic that is a CRISPR Product and is directed to such Proposed Broad Target with a Third Party (such Third Party, a “Collaboration Partner”), and (ii) within [**] months of the Proposed Broad Target Notice Date, (A) entered into a Collaboration Agreement with a Collaboration Partner to research, develop and commercialize a human therapeutic that is a CRISPR Product and is directed to such Proposed Broad Target pursuant to a Collaboration Plan, which Collaboration Plan must be commercially reasonable and reasonably satisfactory to Broad, and shall include evidence that the Company or its applicable Affiliate, Sublicensee or Collaboration Partner has, or reasonably expects to have, access to any intellectual property that would be necessary to research, develop and commercialize such CRISPR Product directed to such Proposed Broad Target and has, or reasonably expects to have, funding available to advance such Collaboration Plan, and (B) provided Broad with evidence that the Company, or its applicable Affiliate, Sublicensee or Collaboration Partner, has commenced research and  development of such CRISPR Product under such Collaboration Plan.

2.“Abbreviated Timeframe” has the meaning set forth in Section 2.6.3.4.

3.“Collaboration Plan” means, with respect to a given product and Gene Target, Company’s or its applicable Affiliate’s, Sublicensee’s, Collaboration Partner’s or Proposed Product Collaboration Partner’s research, development and commercialization plan (including Development Milestones) for such product that is directed to the Gene Target.

4.“Company Showing” means, with respect to a given Proposed Product identified by a Proposing Party, that Company has met and continues to meet the requirements of Section 2.6.2, Section 2.6.3 or Section 2.6.5.5, such that no Institution has the right to grant a Proposed Product License for such Proposed Product under Section 2.6.4 or Section 2.6.5.5(b).

5.“Contract Year” means any twelve (12) month period commencing on the Effective Date or an anniversary of the Effective Date.

6.“CRISPR Product” means a product, the making, using, selling, offering for sale, exporting or importing of which product is Covered by the Patent Rights (as defined under any License), which uses CRISPR Technology to function through a mechanism of action of (a) editing (including modifying) of Genetic Material or (b) targeting of Genetic Material (including targeting of Genetic Material to modify associated chromatin), either (i) ex vivo for subsequent administration to a human, in the case of the foregoing clause (a) or (b) of a product so edited or targeted, or (ii) in vivo, by a product administered to a human, in the case of the foregoing clause (a) or (b) of a product that so edits or targets.

7.“Gatekeeper Selection Notice” has the meaning set forth in Section 2.6.5.1.

8.“Gene Editing Product” means a product that uses CRISPR Technology, TALE Technology or other gene editing technology to, in each case, function through a mechanism of action of (a) editing (including modifying) of Genetic Material or (b) targeting of Genetic Material (including targeting of Genetic Material to modify associated chromatin), either (i) ex vivo for subsequent administration to a human, in the case of the foregoing clause (a) or (b) of a product so edited or targeted, or (ii) in vivo, by a product administered to a human, in the case of the foregoing clause (a) or (b) of a product that so edits or targets.

9.“Plan” means, with respect to a given product and Gene Target, Company’s or its applicable Affiliate’s or Sublicensee’s research, development and commercialization plan (including Development Milestones) for such product that is directed to the Gene Target.

10.“Proposed Broad Target” has the meaning set forth in Section 2.6.7.1.

11.“Proposed Broad Target Notice” has the meaning set forth in Section 2.6.7.1.

12.“Proposed Broad Target Notice Date” has the meaning set forth in Section 2.6.7.1.

13.“Proposed Gatekeeper Notice” has the meaning set forth in Section 2.6.5.1.

14.“Proposed Notice” has the meaning set forth in Section 2.6.6.

15.“Quiet Period” means (a) with respect to this Agreement, the period commencing on the Effective Date (as defined in the Cas9-I Agreement) and ending on the second anniversary thereof and (b) with respect to any other License, the definition of “Quiet Period” set forth in such License.

16.“Reserved Broad Target” has the meaning set forth in Section 2.6.7.2.

Part II - Terms of Section 2.6

2.6Inclusive Innovation Model.

2.6.1Notice of Proposed Product.  If a Third Party (“Proposing Party”) identifies a potential Group A Licensed Product in the Field that is directed to a particular Gene Target (“Proposed Product”), and makes a Bona Fide Proposal to Broad for the development and commercialization of such Proposed Product, then Broad may (after inquiry regarding the availability of such Gene Target with the Gatekeeper in accordance with Section 2.6.5.4) give written notice thereof to Company (such notice, “Proposed Product Notice,” the date of such notice, the “Proposed Product Notice Date”), which Proposed Product Notice shall include the identity of the applicable Gene Target to which the Proposed Product is directed. Broad shall not be required to include in any Proposed Product Notice any information, other than the identity of such applicable Gene Target, that is subject to restrictions of confidentiality. For the avoidance of doubt, for the purposes of this Section 2.6.1, (a) with respect to cellular products (e.g., a cell used as a product for the purposes of cell therapy), a product directed to a Gene Target may be a cellular product that includes a modification of the Gene Target, and (b) “directed to a Gene Target” includes targeting of Genetic Material to modify associated chromatin.

2.6.2Current Company Products.  If the Proposed Product is directed to a Gene Target for which the Company, directly or through any of its Affiliates or Sublicensees, is not researching, developing and/or commercializing a human therapeutic that is a Group A Licensed Product, a Group A Enabled Product or another Gene Editing Product, then the Company shall have the option to either internally pursue the Proposed Product or enter into a Collaboration Agreement with respect to the Proposed Product, in accordance with Section 2.6.3 below (each, a “Proposed Product Option”); provided, however that (a) if the Proposed Product is directed to a Gene Target that has been selected as a Selected Target under a Target-Based Collaboration, then the provisions of Section 2.6.5 shall apply, and (b) if Company demonstrates (in accordance with the following sentence) that Company, directly or through any of its Affiliates or Sublicensees, is currently researching, developing and/or commercializing a human therapeutic that is a Group A Licensed Product, a Group A Enabled Product or another Gene Editing Product and is directed to the Gene Target of the Proposed Product, then Company shall not be required to elect a Proposed Product Option, Broad shall have no right to grant a Proposed Product License and the provisions of Section 2.6.3 do not apply.  Demonstration that the Company (directly or through any of its Affiliates or Sublicensees) is currently researching, developing and/or commercializing a human therapeutic that is a Group A Licensed Product, a Group A Enabled Product or another Gene Editing Product and is directed to the Gene Target of the Proposed Product shall require Company to (A) within [**] days of the Proposed Product Notice Date, (i) provide Broad with a Plan for the Group A Licensed Product, Group A Enabled Product or Gene Editing Product that is directed to the Gene Target to which the applicable Proposed Product is directed, which Plan must be commercially reasonable and reasonably satisfactory to Broad, and shall include evidence that the Company or its applicable Affiliate or Sublicensee has, or reasonably expects to have, access to any intellectual property (other than any intellectual property owned or controlled by the Proposing Party) that would be necessary to research, develop and commercialize such  Group A Licensed Product, Group A Enabled Product or Gene Editing Product and has, or reasonably expects to have, funding available to advance such Plan, and (ii) provide Broad with evidence that the Company, or its applicable Affiliate or Sublicensee, has commenced research, development and/or commercialization of such  Group A Licensed Product, Group A Enabled Product or Gene Editing Product under such Plan, (B) continue to use commercially reasonable efforts, itself or through its applicable Affiliate or Sublicensee, to implement such Plan, and (C) provide a written report to Broad describing progress under the Plan at least [**] until First Commercial Sale of such  Group A Licensed Product, Group A Enabled Product or Gene Editing Product (A through C, a “Current Development Demonstration”).  Broad shall notify Company whether the Plan is reasonably satisfactory to Broad within [**] days of Broad’s receipt of such plan, which time period may be extended by an additional [**] days to address questions or concerns of Broad. Company may, on [**] basis concurrently with the delivery of each [**] diligence report to be provided by Company to Broad under Section 3.3 hereof, make such commercially reasonable adjustments to the applicable Plan as necessary to improve Company’s ability to meet its research, development and/or commercialization obligations under such Plan; provided that such adjustments shall be subject to review and approval by Broad, such approval not to be unreasonably withheld, conditioned or delayed.

2.6.3Proposed Product Options.  If Company does not timely provide a Current Development Demonstration with respect to a particular Proposed Product Notice, then Company shall have the option to either internally pursue the Proposed Product or enter into a Collaboration Agreement with respect to the Proposed Product in accordance with Sections 2.6.3.1 and 2.6.3.2 as follows:

2.6.3.1       Internal Development and Commercialization. If Company elects to internally pursue the Proposed Product, then Company shall be required to do both of the following:

(a)       Within [**] months of the Proposed Product Notice Date, indicate in writing to Broad that the Company, either directly or through an Affiliate or Sublicensee, has a good faith interest in pursuing research, development and commercialization of a human therapeutic that is a Group A Licensed Product, a Group A Enabled Product or another Gene Editing Product and is directed to the Gene Target of the Proposed Product; and

(b)       Within [**] months of the Proposed Product Notice Date (i) prepare, or have prepared, a commercially reasonable Plan for the human therapeutic that is a Group A Licensed Product, a Group A Enabled Product or another Gene Editing Product and is directed to the Gene Target of the Proposed Product, such plan being reasonably satisfactory to Broad, including evidence that the Company or its applicable Affiliate or Sublicensee has, or reasonably expects to have, access to any intellectual property (other than any intellectual property owned or controlled by the Proposing Party) that would be necessary to develop and commercialize such Group A Licensed Product, Group A Enabled Product or Gene Editing Product and has, or reasonably expects to have, funding available to advance such Plan and (ii) commence research and/or development activities for such Group A Licensed Product, Group A Enabled Product or Gene Editing Product pursuant to such Plan. Thereafter the Company or its applicable Affiliate or Sublicensee must (A) continue to use commercially reasonable efforts to implement such Plan for such Group A Licensed Product, Group A Enabled Product or Gene Editing Product and (B) provide a written report to Broad describing progress under such Plan at least [**] until First Commercial Sale of such Group A Licensed Product, Group A Enabled Product or Gene Editing Product.  Broad shall notify Company whether the Plan is satisfactory to Broad within [**] days of Broad’s receipt of such plan, which time period may be extended by an additional [**] days to address questions or concerns of Broad.   Company may, on [**] basis concurrently with the delivery of each [**] diligence report to be provided by Company to Broad under Section 3.3 hereof, make such commercially reasonable adjustments to the applicable Plan as necessary to improve Company’s ability to meet its research, development and/or commercialization obligations under such Plan; provided that such adjustments shall be subject to review and approval by Broad, such approval not to be unreasonably withheld, conditioned or delayed.

2.6.3.2       Collaboration. Alternatively, if Company elects not to pursue the Proposed Product internally, but instead elects to enter into a Collaboration Agreement with respect to the Proposed Product, then Company shall do both of the following:

(a)       Within [**] months of the  Proposed Product Notice Date, indicate in writing to Broad that the Company, directly or through any of its Affiliates or Sublicensees, is interested in entering into a Collaboration Agreement to research, develop and commercialize a human therapeutic that is a Group A Licensed Product, a Group A Enabled Product or another Gene Editing Product and is directed to the Gene Target of the Proposed Product with a Third Party (either the Proposing Party or another Third Party) (a “Proposed Product Collaboration Partner”) and in good faith intends to enter into such Collaboration Agreement; and

(b)       Within [**] months after the Proposed Product Notice Date, Company or its applicable Affiliate or Sublicensee, shall enter into such a Collaboration Agreement and the Company, its applicable Affiliate or Sublicensee, or the Proposed Product Collaboration Partner shall commence research and development activities for a human therapeutic that is a Group A Licensed Product, a Group A Enabled Product or another Gene Editing Product and is directed to the Gene Target of the Proposed Product, pursuant to a Collaboration Plan that is reasonably satisfactory to Broad, which Collaboration Plan shall include evidence that the Company, its applicable Affiliate or Sublicensee, or the Proposed Product Collaboration Partner have, or reasonably expect to have, (A) access to any intellectual property (other than any intellectual property owned or controlled by the Proposing Party if the Proposing Party is not the Proposed Product Collaboration Partner) that would be necessary to develop or commercialize a human therapeutic that is a Group A Licensed Product, a Group A Enabled Product or another Gene Editing Product and is directed to the Gene Target of the Proposed Product under such Collaboration Plan and (B) funding available to advance such Group A Licensed Product, Group A Enabled Product or Gene Editing Product under such Collaboration Plan.  Thereafter the Company, its applicable Affiliate or Sublicensee, or the Proposed Product Collaboration Partner, must (i) continue to use commercially reasonable efforts to implement such Collaboration Plan for such Group A Licensed Product, Group A Enabled Product or Gene Editing Product and (ii) provide a written report to Broad describing progress under such Collaboration Plan at least [**] until First Commercial Sale of such Group A Licensed Product, Group A Enabled Product or Gene Editing Product.  Broad shall notify Company whether the Collaboration Plan is satisfactory to Broad within [**] days of Broad’s receipt of such plan, which time period may be extended by an additional [**] days to address questions or concerns of Broad.  Company may, on [**] basis concurrently with the delivery of each [**] diligence report to be provided by Company to Broad under Section 3.3 hereof, make such commercially reasonable adjustments to the applicable Collaboration Plan as necessary to improve Company’s ability to meet its research, development and/or commercialization obligations under such Collaboration Plan; provided that such adjustments shall be subject to review and approval by Broad, such approval not to be unreasonably withheld, conditioned or delayed.

2.6.3.3       Throughout the applicable [**] month period set forth in Section 2.6.3.1(b) (if Company has provided notice under Section 2.6.3.1(a)) or Section 2.6.3.2(b) (if Company has provided notice under Section 2.6.3.2(a)), Company shall continuously use commercially reasonable efforts to, as applicable, (i) prepare, or have prepared, the Plan and commence research and/or development activities pursuant to such Plan, as required by

Section 2.6.3.1(b), or (ii) enter into a Collaboration Agreement and commence research and development activities under the Collaboration Plan, as required by Section 2.6.3.2(b).  During such applicable [**] month period, Company shall, upon the written request of Broad but no more frequently than twice during such [**] month period, promptly provide Broad with a written report summarizing its progress with respect to activities set forth in the foregoing clauses (i) or (ii).

2.6.3.4       With respect to each Proposed Product for which Company fails to (a) prepare, or have prepared, the Plan and commence research and/or development activities pursuant to such Plan, as required by Section 2.6.3.1(b) (if Company has provided notice under Section 2.6.3.1(a)) or (b) enter into a Collaboration Agreement and commence research and development activities under the Collaboration Plan, as required by Section 2.6.3.2(b) (if Company has provided notice under Section 2.6.3.2(a)), within the time periods set forth therein (as such time periods may be extended in accordance with Section 2.6.6 hereof), Broad shall be entitled to reduce the [**]-month and [**]-month time periods under Section 2.6.3.1 and Section 2.6.3.2 to [**] and [**] months, respectively, for any single subsequent Proposed Product for which Company has not made a Current Development Demonstration (the “Abbreviated Timeframe”); provided that (i) Broad provides written notice to Company of its election to impose such Abbreviated Timeframe for a given Proposed Product at the time of providing the Proposed Product Notice Date for such Proposed Product, and (ii) for clarity, with respect to any such Proposed Product for which Broad has provided notice under the foregoing clause (i), if Company fails to (x) prepare, or have prepared, the Plan and commence research and/or development activities pursuant to such Plan, as required by Section 2.6.3.1(b) (if Company has provided notice under Section 2.6.3.1(a)) or (y) enter into a Collaboration Agreement and commence research and development activities under the Collaboration Plan, as required by Section 2.6.3.2(b) (if Company has provided notice under Section 2.6.3.2(a)), within the Abbreviated Timeframe for such Proposed Product, such failure shall give rise to the right for Broad to reduce the [**]-month and [**]-month time periods under Section 2.6.3.1 and Section 2.6.3.2 to [**] and [**] months, respectively, for any single subsequent Proposed Product for which Company has not made a Current Development Demonstration. Notwithstanding anything to the contrary herein, Broad shall not be entitled to impose any such Abbreviated Timeframe for a given Proposed Product Notice under this Section 2.6.3.4 if Company (A) is not otherwise in breach of its obligations under Sections 2.6.3.1, 2.6.3.2 or 2.6.3.3 with respect to the applicable Proposed Product and (B) provides written notice to Broad, within [**] months after providing notice under Section 2.6.3.1(a) or Section 2.6.3.2(a), that it no longer intends to pursue internal development of, or to enter into a Collaboration Agreement with respect to, the Proposed Product as required by Section 2.6.3.1(b) or Section 2.6.3.2(b), as applicable.  Company's failure to (a) prepare, or have prepared, the Plan and commence research or development activities pursuant to such Plan, as required by Section 2.6.3.1(b)  (if Company has provided notice under Section 2.6.3.1(a)) or (b) enter into a Collaboration Agreement and commence research and development activities under the Collaboration Plan, as required by Section 2.6.3.2(b) (if Company has provided notice under Section 2.6.3.2(a)), within the time periods set forth therein (in each case of (a) and (b), as such time periods may be extended in accordance with Section 2.6.6 hereof), shall not constitute a breach of this Agreement.

2.6.4Proposed Product License.

2.6.4.1       Proposed Product License.

(a)If (i) Company fails to satisfy the requirements of Section 2.6.3 above within the time periods set forth therein (as such time periods may be extended in accordance with Section 2.6.6 hereof or reduced in accordance with Section 2.6.3.4 hereof), (ii) at any time thereafter Company otherwise fails to use commercially reasonable efforts to implement any Plan or Collaboration Plan then in effect, or (iii) Company provides written notice to Broad within [**] months of providing notice under Section 2.6.3.1(a) or Section 2.6.3.2(a) that it no longer intends to pursue internal development of, or to enter into a Collaboration Agreement with respect to, the Proposed Product as required by Section 2.6.3.1(b) or Section 2.6.3.2(b), as applicable, then Broad shall be entitled to grant, in its sole discretion, an exclusive or non-exclusive license under the Patent Rights to the Proposing Party to develop and commercialize the Proposed Product (“Proposed Product License”). Such Proposed Product License shall be on a Gene Target by Gene Target basis, and not for gene families, pathways, or disease fields.

(b)As between the Parties and with respect to a given Gene Target, upon the date on which Broad would be entitled to grant a Proposed Product License to such Gene Target, Broad (and with respect to the Cas9-I Agreement, Harvard and Broad) shall reserve all rights, including the right to grant exclusive or non-exclusive (at Broad’s or Harvard’s and Broad’s, as the case may be, sole discretion) licenses, and Company shall have no rights, under the Patent Rights of this Agreement or the Patent Rights of any other License to develop or commercialize products and services directed to the same Gene Target as the Proposed Product associated with such Proposed Product License, including to develop or commercialize any potential Licensed Products directed to such Gene Target. Notwithstanding the foregoing, if (A) such Proposed Product License is a non-exclusive license with respect to such Gene Target in the Field (other than a non-exclusive license granted under Section 2.2.1 or Section 2.2.2) and (B) Broad has not otherwise granted such Proposing Party an exclusive Proposed Product License directed to such Gene Target under the Patent Rights of any License in the Field, then upon receiving notice as set forth in Section 2.6.4.1(e)(ii), Company will retain non-exclusive rights to such

Gene Target, subject to the terms and conditions of this Agreement.

(c)Any exclusive Proposed Product License granted by Broad to the Proposing Party shall (i) be on milestone and royalty terms that taken as a whole are no more favorable to the Proposing Party than those provided to Company pursuant to Sections 4.4 and 4.5 hereof, and (ii) require the Proposing Party to use commercially reasonable efforts to implement the research, development and commercialization plan provided as part of the Bona Fide Proposal, provided that such Proposing Party shall be entitled to make such commercially reasonable adjustments to such plan as necessary to improve its ability to meet its research, development and/or commercialization obligations under such plan.

(d)If (A) Broad has not granted a Proposed Product License with respect to a Gene Target to the Proposing Party after Broad would have the right to grant such license under the terms of this Agreement or if (B) a Proposed Product License expires or is terminated on terms that return to Broad the right to grant a license under the Patent Rights to develop and commercialize products directed to the applicable Gene Target in the Field and there is no other then-outstanding license to a Third Party under the Patent Rights in the Field with respect to the same Gene Target, then prior to granting any new license under the Patent Rights to develop and commercialize products directed to such Gene Target in the Field to a Third Party (other than the Proposing Party), Broad shall notify Company of the availability of such Gene Target in writing and, upon Company’s request, agrees to discuss Company’s interest in pursuing research, development and commercialization of a human therapeutic that is directed to such Gene Target.

(e)Broad shall use good faith efforts to provide prompt written notice to Company:

(i)No more than [**] business days after the event, of any Proposed Product License granted by Broad. Such notice shall identify the licensee by name (unless the existence of such Proposed Product License is confidential and has not been disclosed publicly), describe the geographic scope of such license(s) and indicate the Gene Target and whether the Proposed Product License is exclusive or non-exclusive.

(ii)Of any expiration or termination of a Proposed Product License granted by Broad. Such notice shall identify the licensee by name (unless the existence of such Proposed Product License is confidential and has not been disclosed publicly), describe the geographic scope of such license(s) and indicate the Gene Target and whether the Proposed Product License was exclusive or non-exclusive.

Each such notice described in this Section 2.6.4.1(e) shall be Broad Confidential Information.

2.6.4.2   Scope of Patent Rights. Notwithstanding anything to the contrary in this Agreement, and subject to Section 2.6.4.3 below, the Proposed Product License (or any amendments thereto) may include a license under any of the Patent Rights (as defined under any License) under any License for the development and commercialization of a Proposed Product, as such Proposed Product may be modified to account for changes to the development plan for such Proposed Product (including to implicate the technology Covered by any other Patent Rights under a License but excluding any change to the Gene Target to which such Proposed Product is directed).

2.6.4.3   Interim Quiet Period. If a Proposed Product License is granted to a Proposing Party during the period that is after the expiration of the Quiet Period of this Agreement but before the expiration of the Quiet Period as defined in any other License, then notwithstanding anything to the contrary, upon and any time after expiration of the Quiet Period of such other License, Broad may only grant such Proposing Party a Proposed Product License (as defined in such other License) under any or all of the Patent Rights (as defined in such other License) by satisfying the requirements and obligations of the Inclusive Innovation Model section in such other License that apply to the granting of rights by Broad under such other License to such Proposing Party, provided that the time periods set forth in Section 2.6.3 of such other License for Processing (as defined in such other License) of any such additional Proposed Product Notice (as defined in such other License) by Company shall be (i) reduced to [**] months for the time periods set forth in Section 2.6.3.1(a) of such other License and Section 2.6.3.2(a) of such other License and (ii) reduced to [**] months for the time periods set forth in Section 2.6.3.1(b) of such other License and Section 2.6.3.2(b) of such other License.

2.6.5   Target-Based Collaborations. Company shall not be required to provide a Current Development Demonstration in accordance with Section 2.6.2 hereof, or elect a Proposed Product Option in accordance with Section 2.6.3 hereof, and Broad shall have no right to grant a Proposed Product License, for Proposed Products directed to certain Gene Targets that have been selected for research, development and commercialization of a human therapeutic pursuant to a Collaboration Agreement between Company or its Affiliates and any Third Party (such Collaboration Agreement, a “Target-Based Collaboration,” such Third Party, a “Target-Based Collaborator”), in accordance with, and subject to, the following terms and conditions:

2.6.5.1   Gatekeeper.  Subject to Section 2.6.8.2, Company shall provide Broad by written notice (the “Proposed Gatekeeper Notice”) with a list of at least [**] independent attorneys registered to practice before the United States Patent and Trademark Office of whom neither Company nor Broad is a client, who are experienced in intellectual property matters in the biopharmaceutical industry and who are able to take on an obligation of confidentiality to both Parties.  Within [**] days after the date of the Proposed Gatekeeper Notice, Broad shall select by written notice to Company (the “Gatekeeper Selection Notice”) one of the individuals named in the Proposed Gatekeeper Notice.  Such individual selected by Broad shall be the “Gatekeeper.”  If Broad does not select such individual in a Gatekeeper Selection Notice within such [**] day period, then the individual selected by Company from among the individuals named in the Proposed Gatekeeper Notice and identified by Company in writing to Broad shall be the Gatekeeper.  The Gatekeeper shall be bound by confidentiality obligations to both Parties.  In the event a Gatekeeper is no longer able or willing to serve in such role, the Parties shall appoint a new Gatekeeper by again following the procedures set forth in this Section 2.6.5.1.

2.6.5.2   Selected Target List. A Gene Target that has been selected for research, development and/or commercialization of a human therapeutic pursuant to a Target-Based Collaboration Agreement may be added by Company, on a Target-Based Collaboration-by-Target-Based Collaboration basis, at the time of execution of such Target-Based Collaboration or at any time within [**] years thereafter, up to that number of Gene Targets specified in Section 2.6.5.3, to a list of Gene Targets (“Target List”) maintained by the Gatekeeper.  The compensation, costs and expenses for the Gatekeeper shall be incurred and paid solely by Company. A Gene Target that is included on the Target List shall be deemed a “Selected Target” for the purposes of this Section 2.6.5 and only those Gene Targets that are included on the Target List shall be deemed Selected Targets for the purposes of this Section 2.6.5. For the avoidance of doubt, a specific target sequence or cleavage site within a gene shall not by itself constitute a Selected Target.  Except as noted below with respect to Potential Targets, the effective date of addition of any Selected Target to the Target List (“Selection Date”) shall be [**] business days prior to the date on which the Gatekeeper receives written notice from Company that a given Selected Target is to be added to the Target List. Except as noted below in connection with Potential Targets, a Gene Target shall be deemed a Selected Target for a period of [**] years from the Selection Date for such Gene Target.  In addition to the foregoing, Company may add to the Target List the Gene Targets that are the subject of a bona fide offer for Committed Funding from a prospective Target-Based Collaborator in connection with active discussions at any time and from time to time between Company and such Target-Based Collaborator regarding a potential Target-Based Collaboration(s) (collectively, the “Potential Targets”).  A Potential Target that is included on the Target List, or that was included on the Target List (as defined in the applicable License) of any License, shall be deemed a “Selected Target” for the purposes of this Section 2.6.5 during the Potential Target Period (as defined below), and the date on which the Gatekeeper receives written notice from Company that a given Potential Target is to be added to the Target List shall be deemed the “Selection Date” for such Potential Target.  The number of Potential Targets that Company may add to the Target List in connection with any such active discussions with a Third Party shall not exceed the number of Selected Targets as Company would be eligible to add to the Target List if Company and such Third Party entered into such Target-Based Collaboration, as determined based on a bona fide offer for Committed Funding by such prospective Target-Based Collaborator in connection with such active discussions.  Company shall clearly identify in its notice to the Gatekeeper those Gene Targets that are Potential Targets.  Company shall notify the Gatekeeper promptly if any Selected Target that is a Potential Target should be removed from the Target List because Company determines that the circumstances of the discussions with the relevant Third Party have changed and that such Potential Target is no longer the subject of bona fide discussions with a Third Party, in which case such Potential Target shall be deemed not to have been nominated as a Potential Target or Selected Target for the purposes of this Section 2.6.5.  A Selected Target that is a Potential Target shall remain a Potential Target, a Selected Target and on the Target List for [**] months (the “Potential Target Period”) from the Selection Date for such Potential Target, subject to up to one (1) extension of an additional [**] months by Company upon notice to the Gatekeeper if Company determines in good faith that such Potential Target remains the subject of bona fide discussions between Company and the relevant Third Party regarding a Target-Based Collaboration at the time of such extension notice.  The Gatekeeper shall notify Broad that Company has extended the period of time that a Potential Target shall remain on the Target List.  Such notice shall not identify the Potential Target by name nor include any other identifiable information but shall include a unique identifier for such Potential Target which shall enable Broad to track and monitor the status of such Potential Target.  The purpose of such notice is to permit Broad to initiate communications with Company and to monitor compliance by Company with the terms of this Agreement. If Company enters into a Target-Based Collaboration with respect to a Potential Target, Company shall notify the Gatekeeper within [**] business days thereof, and such Potential Target shall remain a Selected Target and the Selection Date for such Selected Target shall remain the date on which the Gatekeeper received written notice from Company that such Potential Target was to be added to the Target List. If a Potential Target was removed from the Target List prior to execution of the applicable Target-Based Collaboration and that Potential Target was the subject of a Gatekeeper Notice during the Potential Target Period for such Potential Target, then Gatekeeper shall notify Broad that Company has removed such Potential Target from the Target List and Broad shall be entitled to inform the applicable Proposing Party that such Potential Target may be available for a renewed Bona Fide Proposal and Broad may provide a Proposed Product Notice on behalf of such Proposing Party in accordance with Section 2.6.1, in which event the provisions of Sections 2.6.1 - 2.6.4 shall apply to such Proposed Product Notice. The Gatekeeper shall notify Company within [**] if any Gene Target that Company notifies Gatekeeper to add to the Target List is already at the time of such notice the subject of a Gatekeeper Inquiry having a Gatekeeper Inquiry Date more than [**] business days prior to such notice from Company.  No Gene Target shall become a Selected Target and be added to the Target List if such Gene Target is the subject of a Gatekeeper Inquiry having a Gatekeeper Inquiry Date more than [**] business days prior to the time Company notifies the Gatekeeper that Company is designating such Gene Target for inclusion on the Target List.

2.6.5.3   Permitted Number of Selected Targets. The number of Gene Targets that may be selected as Selected Targets for a given Target-Based Collaboration is dependent on the amount of Committed Funding under the Target-Based Collaboration, in accordance with the following provisions of this Section 2.6.5.3. On a Target-Based Collaboration-by-Target-Based Collaboration basis, Company may select as Selected Targets up to that number of Gene Targets that is proportionate to the total amount of Committed Funding under a given Target-Based Collaboration at a rate of no less than [**] dollars ($[**]) per Selected Target; provided, however, that such rate shall be [**] dollars ($[**]) per Selected Target for any Target-Based Collaboration in effect as of the Effective Date. By way of example, (a) if the Committed Funding under the Target-Based Collaboration is [**] dollars ($[**]), Company may add up to [**] Gene Targets to the Target List for that Target-Based Collaboration, (b) if the Committed Funding under the Target-Based Collaboration is [**] dollars ($[**]), Company may add up to [**] Gene Targets to the Target List for that Target-Based Collaboration, and (c) if the Committed Funding under the Target-Based Collaboration is [**] dollars ($[**]), Company may add up to [**] Gene Targets to the Target List for that Target-Based Collaboration, in each case (a) through (c) which Gene Targets shall be deemed Selected Targets. If at any point during the Collaboration Period, there is a reduction in the levels of Committed Funding under a given Target-Based Collaboration, Company shall notify Broad of such reduction and the Target List for such Target-Based Collaboration shall be adjusted accordingly to reflect such reduction in Committed Funding.   Promptly after the date of execution of any Target-Based Collaboration under which Selected Targets are to be selected, Company shall notify Broad and the Gatekeeper thereof, and shall include in such notice the amount of Committed Funding under such Target-Based Collaboration.

2.6.5.4   Gatekeeper Inquiry. For any Proposed Product for which a Bona Fide Proposal has been provided to Broad, prior to providing a Proposed Product Notice with respect to such Proposed Product to Company in accordance with Section 2.6.1, Broad shall inquire of the Gatekeeper in writing whether or not the Gene Target to which the applicable Proposed Product is directed is a Selected Target (such inquiry, the “Gatekeeper Inquiry,” the date of such inquiry, the “Gatekeeper Inquiry Date”); provided that, if no Gatekeeper is appointed at such time, then Broad may provide a Proposed Product Notice directly to Company under Section 2.6.1 without the requirement of submitting a Gatekeeper Inquiry and the provisions of Section 2.6.5 shall not apply.  The Gatekeeper shall, within the period beginning on the [**] business day and ending on the [**] business day following Broad’s request, notify Broad in writing whether or not such Gene Target is a Selected Target (such notice, the “Gatekeeper Notice”).  The Gatekeeper Notice shall note if a Selected Target is a Potential Target.  If such Gene Target is a Selected Target, the Gatekeeper Notice shall include the Selection Date for such Selected Target, and the provisions of Section 2.6.5.5 and 2.6.5.6 shall apply.  If such Gene Target is not a Selected Target, then Broad may provide Company with a Proposed Product Notice with respect to the Proposed Product that is directed to the applicable Gene Target and the provisions of Sections 2.6.2 - 2.6.4 shall apply. If the Gatekeeper does not timely provide a Gatekeeper Notice to Broad, then Broad may notify Company in writing thereof (“Gatekeeper Non-Performance Notice”) and Company may notify the Gatekeeper of such non-performance. If Broad does not receive a Gatekeeper Notice within [**] business days of the date of the Gatekeeper Non-Performance Notice, then Broad may provide a Proposed Product Notice directly to Company under Section 2.6.1 and the provisions of Section 2.6.5 shall not apply.  Gatekeeper shall not disclose the existence or nature of a Gatekeeper Inquiry to Company until after the [**] business day following such Gatekeeper Inquiry, at which time Gatekeeper shall notify Company of each Gene Target that is the subject of such Gatekeeper Inquiry. Broad shall not disclose to any Third Party whether a Gene Target is a Selected Target or otherwise is under research, development and/or commercialization by Company or its Affiliate or Sublicensee; provided, however, that for any Selected Target that is the subject of a Gatekeeper

Inquiry during the Collaboration Period for such Selected Target, Broad shall be entitled to inform the Proposing Party that provided the Bona Fide Proposal for the Proposed Product directed at the applicable Selected Target of the date on which such Gene Target that is a Selected Target may become available for a renewed Bona Fide Proposal, such date to correspond with the expiration of the Collaboration Period for the applicable Selected Target.  If such Proposing Party provides such renewed Bona Fide Proposal, and Broad provides to Company a corresponding Proposed Product Notice based on such Bona Fide Proposal, then the provisions of Section 2.6.5.5(b) shall apply to such Proposed Product Notice.

2.6.5.5       Time-Limited Preclusion of March-In for Selected Targets.

(a)       For a period of [**] from the Selection Date (the “Collaboration Period”), Company shall not be required to provide a Current Development Demonstration in accordance with Section 2.6.2 hereof, or elect a Proposed Product Option in accordance with Section 2.6.3 hereof, and Broad shall have no right to grant a Proposed Product License, for any Proposed Product directed to a Selected Target, provided that the Selection Date for such Selected Target is within [**] from the execution date of the Target-Based Collaboration under which the Selected Target has been selected.

(b)       Upon expiration of the Collaboration Period for a given Selected Target, if Broad provides Company with a Proposed Product Notice for a Proposed Product directed to such Selected Target, Company shall be required to provide to Broad a Current Development Demonstration for such Proposed Product. If Company fails to provide a Current Development Demonstration for such Proposed Product, then Broad shall be entitled to grant the Proposing Party a Proposed Product License for such Proposed Product.

2.6.5.6       Other Limitations on Selected Targets.

(a)       Once a given Gene Target has been selected as a Selected Target under a given Target-Based Collaboration, such Gene Target may not be selected as a Selected Target under any other Target-Based Collaboration if such Gene Target has been the subject of a Gatekeeper Inquiry.  The foregoing provision shall not apply to a Potential Target that was removed from the Target List prior to the execution of the Target-Based Collaboration under which such Potential Target was selected.

(b)       The Collaboration Period shall apply in lieu of, and not in addition to, the [**]-month periods set forth in Section 2.6.3.  Once a given Gene Target has been selected as a Selected Target under a given Target-Based Collaboration, the Proposed Product Option shall not apply to Proposed Products directed to such Gene Target.

(c)       Selected Targets may be dropped from the Target List upon notice by Company to Gatekeeper; provided that, once a Selected Target has been dropped from the Target List for a given Target-Based Collaboration (other than a Selected Target that is a Potential Target at the time it is dropped), it may not again be selected to the Target List for such Target-Based Collaboration.

2.6.6Processing of Proposed Notices. Company shall not be required to simultaneously prepare or carry-out a Plan or Collaboration Plan under Section 2.6.3 or under parts (b) or (c) in the definition of Abbreviated Company Showing (or in connection with parts (b) or (c) of an Abbreviated Company Showing, under Section 2.6.7.2) in accordance with the timing requirements set forth therein (to “Process”) for more than [**] Proposed Product Notices or Proposed Broad Target Notices (each a “Proposed Notice”) at any one time.  If Institutions provide a Proposed Notice for which Company fails to make a Current Development Demonstration or an Abbreviated Company Showing pursuant to part (a) of the definition of Abbreviated Company Showing, and Company is currently Processing [**] other Proposed Notices on the Proposed Product Notice Date or Proposed Broad Target Notice Date (as applicable) for such Proposed Notice, then the time periods set forth in Section 2.6.3 (for a Proposed Product Notice) (including as may be abbreviated by Section 2.6.3.4) or under the definition of an Abbreviated Company Showing (for a Proposed Broad Target Notice) for Processing of any such additional Proposed Notice by Company shall each be extended by a period equal to the result of multiplying (a) [**] months times (b) (i) [**] if the number of Proposed Notices being Processed by Company on the relevant Proposed Product Notice Date or Proposed Broad Target Notice Date (as applicable) is more than [**] and less than or equal to [**], (ii) [**] if the number of Proposed Notices being Processed by Company on the relevant Proposed Product Notice Date is more than [**] and less than or equal to [**], (iii) [**] if the number of Proposed Product Notices being Processed by Company on the relevant Proposed Product Notice Date or Proposed Broad Target Notice Date (as applicable) is more than [**] and less than or equal to [**], and (iv) [**] if the number of Proposed Notices being Processed by Company on the relevant Proposed Product Notice Date or Proposed Broad Target Notice Date (as applicable)  is more than [**] (“Proposed Product Extension Period”). During such Proposed Product Extension Period for a given Proposed Notice, Institutions shall not be permitted to grant a Proposed Product License to any Proposed Product and Broad shall not be permitted to reserve any Proposed Broad Target that is the subject of such Proposed Notice.  If the number of Proposed Notices being Processed by Company on the relevant Proposed Product Notice Date or Proposed Broad Target Notice Date (as applicable) is more than [**], Company shall have no obligation to Process additional Proposed Notices until the number of Proposed

Notices being Processed by Company is fewer than [**], and the Proposed Product Extension Period shall be extended until, and shall be recalculated at, such time.

2.6.7       Reserved Broad Targets.

2.6.7.1       Selection of Proposed Broad Targets. Beginning on the [**] of the Effective Date, if Broad, whether alone or together with an Institution, Affiliate or a Third Party, has a good faith interest in pursuing research and development of a product directed to a Gene Target, then Broad may give written notice to Company of such Gene Target (after inquiry regarding the availability of such Gene Target with the Gatekeeper in accordance with Section 2.6.5.4) that is not designated as a Selected Target by the Gatekeeper and that Broad has proposed to reserve pursuant to this Section 2.6.7 (each such notice, a “Proposed Broad Target Notice,” the date of such notice, the “Proposed Broad Target Notice Date,” each such proposed Gene Target, a “Proposed Broad Target”).  Prior to the reservation of a Proposed Broad Target as a Reserved Broad Target, Broad shall not grant a license to, nor enter into any term sheet or binding, written agreement, understanding or arrangement with, a Third Party, other than as would otherwise be permitted under this Agreement (including under Section 2.2.1, 2.2.2 or 2.2.3), under or with respect to the Patent Rights for the development and/or commercialization of a Group A Licensed Product in the Field that is a human therapeutic directed to such Proposed Broad Target.

2.6.7.2       Reservation of Reserved Broad Targets. Upon receiving a Proposed Broad Target Notice for a given Proposed Broad Target, Company may elect to make an Abbreviated Company Showing with a CRISPR Product that is a human therapeutic and is directed to such Proposed Broad Target.

2.6.7.2.1       If Company successfully makes an Abbreviated Company Showing with such a CRISPR Product that is directed to such Proposed Broad Target, then such Proposed Broad Target shall not be reserved as a “Reserved Broad Target.” Thereafter, Company or its applicable Affiliate, Sublicensee or Collaboration Partner, must (a) continue to use commercially reasonable efforts to implement any Plan or Collaboration Plan in effect for such CRISPR Product and (b) provide a written report to Broad describing progress under any such Plan or Collaboration Plan at least [**] until First Commercial Sale of a CRISPR Product. Company may, on an annual basis concurrently with the delivery of each [**] progress report to be provided by Company to Broad, make such commercially reasonable adjustments to the applicable Plan or Collaboration Plan as necessary to improve Company’s ability to meet its research, development and/or commercialization obligations under such plan; provided that such adjustments shall be subject to review and approval by Broad, such approval not to be unreasonably withheld, conditioned or delayed.

2.6.7.2.2       If (a) Company fails to make an Abbreviated Company Showing, (b) at any time after making such an Abbreviated Company Showing, Company fails to use commercially reasonable efforts to implement, or informs Broad that it no longer intends to implement, any Plan or Collaboration Plan then in effect, or (c) otherwise fails to comply with the obligations specified in Section 2.6.7.2.1, then such Proposed Broad Target shall be reserved as a Reserved Broad Target.

2.6.7.3       Reservation of Rights. Upon the reservation of a Proposed Broad Target as a Reserved Broad Target, Broad, and with respect to the Cas9-I Agreement, Harvard and Broad, shall reserve all rights, including the right to grant exclusive or non-exclusive (at Broad’s sole discretion) licenses to Third Parties, and Company shall have no rights, under the Patent Rights of this Agreement or the Patent Rights of any other License, to develop and commercialize products and services directed to such Reserved Broad Target, including to develop and commercialize any potential Licensed Products directed to such Reserved Broad Target. Notwithstanding the foregoing, Broad shall provide written notice to Company of any license granted by Broad under which the license to commercialize a given Reserved Broad Target does not include an exclusive commercial license under the Patent Rights of any License (other than a non-exclusive license granted pursuant to Section 2.2.1 or Section 2.2.2) in the Field. Such notice shall describe the geographic scope of such license(s) and shall be Broad Confidential Information. Provided that Broad has not otherwise granted any Third Party an exclusive license directed to such Reserved Broad Target under the Patent Rights of any License in the Field, then upon receiving such notice, Company will retain non-exclusive rights to such Reserved Broad Target, subject to the terms and conditions of this Agreement.

2.6.7.4       Limits. Broad may designate up to [**] Reserved Broad Targets per Contract Year and Broad may continue submitting Proposed Broad Target Notices to Company during the given Contract Year until [**] Reserved Broad Targets have been so designated for such Contract Year; provided, however, that Broad may not have pending more than [**] Proposed Broad Target Notices at any time. For the avoidance of doubt, in the event that Broad proposes a Proposed Broad Target that is not designated as a Reserved Broad Target pursuant to Section 2.6.7.2, such Proposed Broad Target shall not count against Broad’s [**] Reserved Broad Targets for that Contract Year.

2.6.8Harmonization.

The provisions set forth in Sections 2.6.8.1, 2.6.8.2(b) and 2.6.8.3 of this Section 2.6.8 (a) shall not go into effect until the date that the Inclusive Innovation Model Revisions (as defined in the applicable Cas9 Agreement) go into effect under both Cas9 Agreements and (b) thereafter, shall only apply with respect to Proposed Product Notices and Proposed Broad Target Notices brought under the Inclusive Innovation Model provisions of a License.

2.6.8.1Company Showing and Proposed Product Licenses.

2.6.8.1.1 A       sufficient Company Showing or Abbreviated Company Showing under any License shall be deemed a sufficient Company Showing or Abbreviated Company Showing (as applicable) under all Licenses, irrespective of under which such License the Bona Fide Proposal or Proposed Product Notice or Proposed Broad Target Notice was provided. For example, if a given Bona Fide Proposal or Proposed Product implicates the Patent Rights (as defined in the applicable Licenses) under all the Licenses because the applicable Proposing Party seeks a license to Patent Rights (as defined in the applicable Licenses) under all such Licenses in connection with a Proposed Product, then a sufficient Company Showing under any License shall be a sufficient Company Showing under all such Licenses with respect to that Bona Fide Proposal, for as long as Company continues to make such Company Showing.

2.6.8.1.2       If Broad has the right to grant a Proposed Product License under any License, then any such Proposed Product License (or any amendment thereto) may include a license under any or all of the Patent Rights (as defined in the applicable Licenses) under any or all Licenses, subject to the Quiet Period (as defined in the applicable Licenses) restrictions under each License.

2.6.8.2       Gatekeepers.  Notwithstanding anything to the contrary, (a) with respect to Section 2.6.5 of this Agreement, a single Gatekeeper shall maintain a single Target List that applies to Gatekeeper Inquiries under all Licenses, and (b) a Gene Target that is a Selected Target under one License shall be deemed a Selected Target under the other Licenses, with the Selection Date for such Gene Target under all Licenses being the same as the Selection Date for such Gene Target under the License under which it was first selected.

2.6.8.3       Processing of Proposed Product Notices. Notwithstanding anything to the contrary, for the purposes of Section 2.6.6 of this Agreement, Section 2.6.6 of the Cpf1 Agreement and Section 2.6.6 of the Cas9-I Agreement, a Proposed Notice as stated in all such Sections 2.6.6 shall mean a Proposed Notice under any License, such that the limitations on the Processing of Proposed Notices set forth in each License shall apply across the total number of Proposed Notices that are Processed under all Licenses; provided, however, that a Proposed Notice with respect to a given Gene Target and Proposing Party or Broad, as applicable, shall count as one (1) Proposed Notice regardless of whether delivered under or relevant to one License or more than one License. In the event of the expiration or termination of the Cpf1 Agreement, each of the numbers [**] and [**] as each appears in Section 2.6.6 shall be reduced by [**].

2.6.8.4       Press Release.  The Parties intend to make the Inclusive Innovation Model set forth in Section 2.6 of this Agreement highly visible as a new and transformative open innovation model. Accordingly, notwithstanding the provision of Section 11.2 of this Agreement, and in addition to (and not in limitation of) the disclosure permitted under Section 11.1.4, the Parties shall agree on a public communications plan that shall define the nature and scope of the information relating to the Inclusive Innovation Model and the relationship among the Parties with respect thereto that shall be disclosed publicly and may issue a press release in such form as is consistent with such communications plan and mutually acceptable to the Parties (and Harvard, Iowa and MIT to the extent of any reference to such party in such press release).

2.6.9       Post-Termination. For the avoidance of doubt, and notwithstanding anything to the contrary in this Agreement, if a License expires or is terminated, then Company shall have no rights in the Patent Rights of such License (as defined in such License) under the provisions of Section 2.6 of this Agreement or under the Inclusive Innovation Model provisions of any other License.

2.6.10       Listed Companies. Notwithstanding anything to the contrary, Broad may not grant a Proposed Product License under this Agreement to any Listed Company.

2.6.11       Group B Licenses Granted. For the avoidance of doubt, nothing in this Section 2.6 limits Broad’s ability to grant non-exclusive licenses under the Group B Patent Rights for any products or services.

Exhibit 3.1
Development Milestones

For the purposes of this Exhibit 3.1, [**].

A. Biopharma Partnering

Development Milestone	Years from Effective Date within which to achieve Development Milestone
[**]	[**]

B. First Licensed Product in the Field

Development Milestone	Years from Effective Date within which to achieve Development Milestone
[**]	[**]
[**]	[**]

C. Second Licensed Product in the Field*

Development Milestone	Years from Effective Date withinwhich to achieve Development Milestone
[**]	[**]
[**]	[**]

[**].

D. Third Licensed Product in the Field**

Development Milestone	Years from Effective Date within which to achieve Development Milestone
[**]	[**]

[**].

Exhibit 3.2
Development Plan

[**]

Exhibit 4.8.4.10
Form of Legend Removal Certificate

LEGEND REMOVAL CERTIFICATE

Date:

Editas Medicine, Inc.
c/o WilmerHale
60 State Street
Boston, MA 02109

Attention:  Sharon Napolitano

Dear Sir/Madam:

The undersigned (the “Stockholder”) is the owner of          shares (the “Shares”) of common stock,  $0.0001 par value per share, of Editas Medicine, Inc. (the “Company”), which have been registered for resale by the Company on a registration statement ( Reg. No. 333-         ) (the “Registration Statement”) under the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”).

The Shares are subject to transfer restrictions, and the Stockholder desires to remove the restrictive legend and any stop order in effect with respect to the Shares.

To induce you to remove such restrictions, the Stockholder hereby represents, warrants and agrees that:

1.The certificate(s) or account(s) evidencing the Shares (the “Certificate”) are as follows:

Certificate or Account Number	Date	Number of Shares	Registered Holder

If the Certificate represents a greater number of shares than those that have been registered under the Securities Act, it is understood that a new certificate for the balance of the shares which are registered will be sent to the Stockholder with the same restrictive legend as is currently affixed to the Certificate.

2.With respect to the offer and sale of the Shares, the Stockholder and any broker or dealer acting on the Seller’s behalf will comply with all applicable requirements of the Securities Act, and the rules and regulations thereunder.

3.The Stockholder and any broker or dealer acting on the Stockholder’s behalf will only sell the Shares (i) during such time as the Registration Statement is effective and not withdrawn or suspended and (ii) as permitted by the Registration Statement and the Company’s Prospectus Supplement, dated               ,        (the “Prospectus Supplement”).

4.The Stockholder is listed as a selling stockholder in the Prospectus Supplement.

5.The Stockholder acknowledges that it is responsible for complying with all applicable laws, rules and regulations relating to the offer and sale of the Shares, including without limitation applicable “Blue Sky” or state securities laws.

6.The Company, its counsel and its transfer agent may rely upon the statements, representations and warranties made herein as if this letter had been addressed to them.

[Remainder of the page intentionally left blank]

The Company, its counsel and its transfer agent may rely upon the statements, representations and warranties made herein as if this letter had been addressed to them.

Very truly yours,

(Signature of Stockholder)

Please print or type name and address of Stockholder